   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 11, 1998.

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                              --------------------

                                  CNBC BANCORP
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    Ohio                                    6021                                31-1478140
------------------------------------------ --------------------------------------- -------------------------------
        (State or other Jurisdiction            (Primary Standard Industrial                 (I.R.S. Employer
      of Incorporation or Organization)          Classification Code Number)                Identification No.)

                           100 EAST WILSON BRIDGE ROAD
                                    SUITE 100
                             WORTHINGTON, OHIO 43085
                                 (614) 848-8700

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              --------------------

                                JOHN ROMELFANGER
                            VICE PRESIDENT, TREASURER
                                  AND SECRETARY
                                  CNBC BANCORP
                           100 EAST WILSON BRIDGE ROAD
                                    SUITE 100
                             WORTHINGTON, OHIO 43085
                                 (614) 848-8700

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              --------------------

                                   Copies to:
                            M. PATRICIA OLIVER, ESQ.
                        Squire, Sanders & Dempsey L.L.P.
                        4900 Key Tower, 127 Public Square
                           Cleveland, Ohio 44114-1304
                                 (216) 479-8500
                             -----------------------

                  Approximate date of proposed sale to public:
 As soon as practicable after the effective date of this Registration Statement.
                             -----------------------

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                                CALCULATION OF REGISTRATION FEE

============================================= ================= ==================== ======================= ==================
                                                                 PROPOSED MAXIMUM       PROPOSED MAXIMUM
               TITLE OF EACH                    AMOUNT TO BE    OFFERING PRICE PER     AGGREGATE OFFERING        AMOUNT OF
    CLASS OF SECURITIES TO BE REGISTERED         REGISTERED        SECURITY (1)            PRICE (1)         REGISTRATION FEE
--------------------------------------------- ----------------- -------------------- ----------------------- ------------------
Common Shares (without par value)...........      125,000             $ 30.00              $3,750,000            $1,042.50
--------------------------------------------- ----------------- -------------------- ----------------------- ------------------

 (1) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                     [LOGO]


                                  CNBC BANCORP

                         125,000 SHARES OF COMMON STOCK

                                $28.00 PER SHARE


         CNBC Bancorp is a one bank holding company which owns all of the stock of Commerce National Bank. The Bank offers traditional commercial banking products to its customers, including checking and savings accounts, certificates of deposit, NOW accounts and money market accounts. In addition, the Bank offers business lines of credit and term loans, primarily on a secured basis, and real estate loans.

         We are offering for sale 125,000 shares of common stock with this Prospectus. We expect the initial public offering price for the shares to be between $26.00 and $30.00 per share. The Company's shares are currently listed on the NASDAQ electronic bulletin board under the symbol "CNBD." This is our initial public offering, and no public market currently exists for our shares. The market price of the shares after the offering may be higher or lower than the public offering price. For information on how to subscribe, please see page 8 of this Prospectus.


                              TERMS OF THE OFFERING
                              ---------------------

                                                    Per Share                      Total
                                                    ---------                      -----
Public Price................................          $28.00                    $3,500,000
Underwriting Discounts......................              --                            --
Estimated Offering Expenses.................             .35                        44,000
Proceeds to the Company.....................           27.65                     3,456,000

         This investment involves a high degree of risk. See "Risk Factors" beginning on page 4.

         These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

         Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved these securities or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

         The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   This Prospectus is dated December __, 1998.

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
Prospectus Summary........................................................................................       1
         The Company and Bank.............................................................................       1
         Our Strategy.....................................................................................       1
         The Offering.....................................................................................       2
         Questions and Answers about the Offering.........................................................       2
         Selected Financial and Other Data................................................................       3
Risk Factors..............................................................................................       4
         Lack of Active Market for Common Shares..........................................................       4
         Competitive Banking Environment..................................................................       4
         Additional Financing; Discretion in Use of Proceeds..............................................       4
         Dilution; Disparity in Common Share Purchase Price...............................................       4
         Offering Price...................................................................................       4
         Regulatory Considerations........................................................................       5
         Dependence on Key Personnel......................................................................       5
         Loan Quality and Allowance for Loan Losses.......................................................       5
         Interest Rate Changes............................................................................       5
         Anti-Takeover Provisions.........................................................................       5
         Shares Eligible for Future Sale..................................................................       6
         Year 2000........................................................................................       6
Use of Proceeds...........................................................................................       7
Determination of Offering Price...........................................................................       7
Dilution .................................................................................................       7
Plan of Distribution......................................................................................       8
         General..........................................................................................       8
         Subscribing for Common Shares....................................................................       8
Dividend Policy...........................................................................................       9
Capitalization............................................................................................      10
Unaudited Pro Forma Condensed Consolidated Financial Statements...........................................      10
Management's Discussion and Analysis......................................................................      12
         Comparison of Financial Condition at September 30, 1998
           and December 31, 1997..........................................................................      12
         Comparison of Financial Condition at December 31, 1997
           and December 31, 1996..........................................................................      12
         Results of Operations for Nine Months Ended September 30, 1998
            Compared to Nine Months Ended September 30, 1997..............................................      13
         Year Ended December 31, 1997 Compared to Year Ended December 31, 1996............................      13
         Year Ended December 31, 1996 Compared to Year Ended December 31, 1995............................      14
         Liquidity........................................................................................      15
         Capital Resources................................................................................      15
         Distribution of Balance Sheet Items; Interest Rates and Interest Differential....................      15
Description of Business...................................................................................      19
         History..........................................................................................      19
         Market Area......................................................................................      19
         Competition......................................................................................      19
         Current Services.................................................................................      20
         Lending..........................................................................................      21
         Nonperforming Assets.............................................................................      24
         Investment Portfolio.............................................................................      25
         Deposits.........................................................................................      26
         Pending Legal Proceedings........................................................................      27
         Personnel........................................................................................      27
         Available Information............................................................................      27
Description of Property...................................................................................      28
Market for Common Equity and Related Stockholder Matters..................................................      28
Supervision and Regulation................................................................................      29

                                                                                                               PAGE
                                                                                                               ----
Directors, Executive Officers, Promoters and Control Persons..............................................      30
Executive Compensation....................................................................................      33
         Annual Compensation..............................................................................      33
         Employment Agreement.............................................................................      34
         Employee Stock Option Plans......................................................................      34
         Option Grants in Last Fiscal Year................................................................      35
         Commerce National Bank Deferred Compensation Plans...............................................      35
         401(k) Plan......................................................................................      35
         Committees of Board of Directors.................................................................      36
Certain Relationships and Related Transactions............................................................      36
Security Ownership of Certain Beneficial Owners and Management............................................      37
Description of Securities.................................................................................      38
         General..........................................................................................      38
         Voting Rights....................................................................................      38
         Common Shares Fully Paid and Nonassessable.......................................................      38
         Preemptive Rights; Repurchase and Redemption.....................................................      38
         Special Vote for Control Share Acquisitions......................................................      38
         Transfer Agent and Registrar.....................................................................      38
         Certain Provisions of the Company's Articles of Incorporation
            and Code of Regulations.......................................................................      38
Disclosure of Commission Position on Indemnification for Securities Act Liabilities.......................      40
Shares Eligible for Future Sale...........................................................................      40
Legal Proceedings.........................................................................................      40
Experts  .................................................................................................      40
Financial Statements......................................................................................      41
APPENDIX A
APPENDIX B
Form W-9

                      -----------------------------------

As used in this Prospectus, (a) the "Company" means CNBC Bancorp, (b) the "Bank" means Commerce National Bank and (c) "Common Shares" means the common stock of CNBC Bancorp.

                      -----------------------------------

         Until January __, 1999, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a Prospectus. This is in addition to the dealers' obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY

         This summary highlights information contained elsewhere in this Prospectus. This summary is not complete and may not contain all of the information that you should consider before investing in the Common Shares. You should read this entire Prospectus carefully, including the "Risk Factors" section and the financial statements and the notes to those statements.

                              THE COMPANY AND BANK

                                  CNBC BANCORP
                           100 East Wilson Bridge Road
                                    Suite 100
                             Worthington, Ohio 43085
                                 (614) 848-8700

         CNBC Bancorp is not currently engaged in any significant business activity. The Company's assets primarily consist of its investment in the common stock and subordinated notes of Commerce National Bank. CNBC Bancorp was formed in August 1996 as an Ohio corporation to be the holding company for Commerce National Bank. The holding company structure provides greater flexibility in terms of operations, expansion and diversification.

                             COMMERCE NATIONAL BANK
                           100 East Wilson Bridge Road
                                    Suite 100
                             Worthington, Ohio 43085
                                 (614) 848-8700

         Commerce National Bank is a full service commercial bank organized to primarily serve the financing and cash management needs of small to medium size businesses in central Ohio. At September 30, 1998, the Company had total consolidated assets of $167 million, consolidated deposits of $144 million and total consolidated equity of $11.7 million.

                                  OUR STRATEGY

         Listed below are certain aspects of the Company's strategic plan that illustrate some of the corporate objectives and beliefs of Company management.

- Specialize in serving small business customers with experienced personnel which larger competitors are unwilling or unable to offer quality service to.

- Achieve financial results for shareholders equal to or better than those of other financial companies.

-    Offer ownership of the Company to our customers and employees.

-    Establish personnel policies and practices that minimize employee turnover.

- Provide a level of service quality significantly higher than our competitors.

-    Utilize technology to improve service and increase productivity.

-    Control overhead costs.

                                  THE OFFERING

Shares offered ........................................         125,000
Shares outstanding at September 30, 1998 prior to
the Offering...........................................         1,114,636
Shares to be outstanding after the Offering............         1,239,636
Warrants outstanding at September 30, 1998.............         61,754
Total public price.....................................         $3,500,000
Estimated offering expenses............................         $44,000
Net Proceeds...........................................         $3,456,000

Use of Proceeds........................................         We intend to use the proceeds to purchase
                                                                additional Bank subordinated debentures and
                                                                Bank common stock to increase the Bank's
                                                                capital.

Risk Factors...........................................         Investing in our shares is very risky. See
                                                                "Risk Factors" beginning on page 4.

                    QUESTIONS AND ANSWERS ABOUT THE OFFERING

Q: Once I have read the information contained in this Prospectus and determined I would like to buy some stock, how do I subscribe?

A: You must complete and return both the subscription application and subscription agreement and enclose a check or money order payable to "CNBC Bancorp" for your entire subscription.

Q: When will the offering close and how soon should I send in my subscription?

A: Send in your subscription as soon as possible. Management anticipates closing the Offering as soon as possible, but no later than 90 days from the date of this Prospectus (subject, however, to up to a 30 day extension in management's discretion). Management reserves the right to close the Offering at an amount which is less than 125,000 shares.

Q:    How much stock may I purchase?

A: The minimum purchase is 100 shares. Management has not established a maximum amount; however, management has the right to return part or all of your subscription, with interest.

Q:    Who can I call if I have further questions?

A:    Call John Romelfanger or Tom McAuliffe at (614) 848-8700.

Q:    Can I purchase shares through an IRA or other qualified retirement plan?

A: Yes. The administrator or trustee would still need to fill out all appropriate forms and return them on a timely basis.

Q:    Is this offering valid in all 50 states?

A: No. At this time we have only filed to register in the State of Ohio. If you are not a resident of Ohio, please call John Romelfanger or Tom McAuliffe before subscribing for shares.

Q:    If my subscription is accepted, when will I receive my shares?

A: We will mail stock certificates to subscribers 30 days after we close the Offering.

Q:    Can I change my mind after I have mailed my subscription?

A: No. Once we have received and processed your subscription and payment, you cannot ask for a refund.

                        SELECTED FINANCIAL AND OTHER DATA

         We are providing the following summary financial information about us for your benefit. This information is derived from our audited financial statements for each of the fiscal years shown below. The following information is only a summary and you should read it in conjunction with our consolidated financial statements and notes beginning on page 41.

                                              UNAUDITED SUMMARY FINANCIAL DATA
                                      (dollars in thousands, except per share amounts)

                                       Nine Months                                    Year Ended
                                    Ended September 30,                               December 31,
                                    --------------------     ---------------------------------------------------------

                                    1998         1997          1997         1996         1995        1994        1993
                                    ----         ----          ----         ----         ----        ----        ----

SELECTED OPERATING DATA:

Interest income.................    $ 9,381      $6,941        $9,730       $7,679       $6,439      $4,183      $2,917
Interest expense................      4,643       3,284         4,624        3,704        3,113       1,595       1,040
                                    -------      ------        ------        -----        -----       -----       -----
Net interest income.............      4,738       3,657         5,106        3,975        3,326       2,588       1,877
Provision for loan losses.......       (385)       (258)         (386)        (254)        (288)       (252)       (183)
Other income....................        170         138           189          161          113          60          70
Operating expenses..............     (2,494)     (1,999)       (2,769)      (2,246)      (1,887)     (1,625)     (1,358)
Income tax expense..............       (702)       (536)         (745)        (573)        (440)       (167)          0
                                    -------      ------        ------        -----        -----       -----       -----
Net income......................    $ 1,327      $1,002        $1,395       $1,063         $824        $604      $  406
                                    =======      ======        ======      =======        =====       =====       =====

SELECTED PER SHARE DATA:

Basic earnings per common share.    $  1.19      $  .95        $ 1.31      $  1.02       $  .79      $  .59      $  .46
Diluted earnings per common share   $  1.08      $  .86        $ 1.21      $   .95       $  .76      $  .58      $  .46
Dividends declared per common
  share.........................    $   .17      $ .125        $  .25       $ .175       $ .125          (1)         (1)
Book value per share............    $ 10.46      $ 8.70        $ 9.43       $ 7.88       $ 7.08      $ 6.39      $ 5.44
Shares outstanding (2) ........   1,114,636   1,060,606     1,111,780    1,053,654    1,046,192   1,046,140     894,252


SELECTED OPERATING RATIOS:

Return on average assets........       1.16%       1.20%         1.20%        1.14%        1.09%       1.08%        .95%
Return  on  average  shareholders
equity..........................      16.03%      15.28%        15.18%       13.38%       11.52%       9.96%       8.69%
Dividend payout.................      15.74%      14.53%        20.66%       18.42%       16.45%         (1)         (1)
Average equity to average assets       7.22%       7.87%         7.73%        8.50%        9.47%      11.07%      10.89%

                                                   At.
SELECTED FINANCIAL CONDITION DATA:              Sept. 30,
                                                  1998         1997         1996         1995        1994        1993
                                              ---------      --------     --------      -------     -------     -------

Total assets........................          $ 167,324      $139,325     $104,207      $82,224     $67,947     $49,035
Loans, net..........................            134,559       117,078       85,087       67,907      54,981      39,742
Securities available-for-sale.......              4,921         4,051        3,130        3,364       3,711       2,705
Deposits............................            143,997       119,105       90,377       69,048      58,246      41,450
Borrowed funds......................             10,824         8,860        4,884        5,149       2,659       2,540
Shareholders' equity................             11,660        10,482        8,297        7,404       6,681       4,864

(1) Cash dividends were not declared prior to 1995.

(2) As adjusted for stock splits and dividends.

                                  RISK FACTORS

         Before you invest in our Common Shares, you should be aware that there are various risks, including those described below. You should consider these risk factors together with all of the other information included in this Prospectus before you decide to purchase our Common Shares.

         Some of the information in this Prospectus may contain forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "estimate," "continue" or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other "forward-looking" information. When considering such forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this Prospectus. The risk factors noted in this section and other factors noted throughout this Prospectus, including certain risks and uncertainties, could cause our actual results to differ materially from those contained in any forward-looking statement.

         LACK OF ACTIVE MARKET FOR THE COMMON SHARES

         Prior to the offering, there has been no public market for the Company's Common Shares. Due to the small size of this offering, it is highly unlikely that an active trading market will develop and be maintained. If an active market does not develop, you may not be able to sell your Common Shares as quickly as you desire, or perhaps at all, or sell your Common Shares at a price equal to or above the price you paid for them.

         COMPETITIVE BANKING ENVIRONMENT

         The banking business is highly competitive. The Bank competes for loans and deposits in the central Ohio market with other commercial banks, savings banks, savings and loan associations, finance companies, money market funds, brokerage firms, insurance companies, credit unions and nonfinancial institutions. Many of these competitors have substantially greater resources and lending limits than the Bank, offer certain services that the Bank does not currently provide and may offer more favorable pricing than the Bank. In addition, nondepository institution competitors are generally not subject to the extensive laws and regulations applicable to the Company and the Bank. See "Description of Business -- Competition" and "Supervision and Regulation."

         ADDITIONAL FINANCING; DISCRETION IN USE OF PROCEEDS

         We anticipate using the proceeds of this offering to purchase subordinated debentures and common stock of the Bank to increase the Bank's capital. However, management reserves the right to utilize the proceeds in a different manner should circumstances change. Additional financing may be required by the Company in the future if the growth of the Bank exceeds management's expectations. There can be no assurance that additional financing can be found or, if located, would be available on terms advantageous to the Company or its shareholders. See "Use of Proceeds."

         DILUTION; DISPARITY IN COMMON SHARE PURCHASE PRICE

         Purchasers of shares will experience immediate and substantial dilution of $15.81 in net tangible book value per share, or approximately 56% of the offering price of $28.00 per share. As of September 30, 1998 there were 61,754 warrants outstanding to purchase common shares outstanding at a price of $5.68 per share. In addition, as of September 30, 1998 there were 157,930 stock options outstanding to employees and directors. Exercise of the warrants and options could further dilute the value of any purchased Common Shares.

         The significant majority of existing shareholders of the Company purchased their shares from 1991 through 1994 at prices ranging from $5.68 to $8.18 per share. See "Market for Common Equity and Related Stockholder Matters" and "Determination of Offering Price."

         OFFERING PRICE

         There has been no active market for the Common Shares and the offering price was determined by the Board of Directors of the Company. The offering price may not be indicative of the price at which the Common Shares would trade if an active trading market existed. See "Market for Common Equity and Related Stockholder Matters" and "Determination of Offering Price."

         REGULATORY CONSIDERATIONS

         The Company and the Bank are subject to extensive supervision and regulation by the Federal Reserve Board, the Federal Deposit Insurance Corporation and the Office of the Comptroller of the Currency. The regulatory requirements imposed upon the Company and the Bank may change in the future, and such changes could adversely affect the banking industry in general or the Company's or Bank's operations in particular. See "Supervision and Regulation."

         DEPENDENCE ON KEY PERSONNEL

         While the Bank has successfully built a diverse management team, its future success is still heavily dependent on the continued involvement of both Mr. Thomas D. McAuliffe and Mr. John A. Romelfanger. Mr. McAuliffe continues to be significantly involved in business development and client service in addition to his administrative duties as Chairman of the Board, President and Chief Executive Officer of both the Company and the Bank. Mr. Romelfanger is responsible for many of the administrative, financial and operational aspects of both the Company and the Bank and serves as Vice President, Secretary and Treasurer of the Company and Chief Operating Officer and Chief Financial Officer of the Bank.

         Although the Bank has structured certain aspects of both of these individuals' compensation to provide incentives for them to remain in the employment of the Bank, there are no assurances that they will continue to do so. On March 1, 1998, the Board of Directors executed an employment contract with Mr. McAuliffe, which is more fully described under "Executive Compensation -- Employment Agreement." Should either or both of these individuals leave the employ of the Company and the Bank, it could have a significant adverse effect on the Company's and the Bank's profitability, service quality and growth. The Bank has purchased key person life insurance on both these individuals, as well as certain other senior officers.

         LOAN QUALITY AND THE ALLOWANCE FOR LOAN LOSSES

         A significant factor to any financial institution's profitability and financial stability is the quality of its loan portfolio. The allowance for loan losses is established to absorb loan charge-offs when management determines a loan will not be repaid. Management evaluates the balance in the allowance for loan losses on a quarterly basis. This evaluation is based on known and inherent risks in the loan portfolio, assessment of individual borrower's ability to repay their loans, including the value of any collateral, current economic conditions and past loan loss experience. Many of the factors management evaluates are subjective and may change over time. Substantially all of the Bank's loans are to businesses and individuals located in central Ohio and any recessionary trends in local economic conditions could have a material adverse impact on the quality of the Bank's loan portfolio. See "Description of Business -- Lending" and see Note 4 to the consolidated financial statements attached hereto.

         INTEREST RATES CHANGES

         An important factor to any financial institution's profitability is maintaining and improving its net interest income, or the difference between the income earned on loans and other interest bearing assets and interest paid on deposits and borrowings. Depending on the contractual maturity and frequency of interest rate changes for assets and liabilities, a change in market interest rates may increase or decrease the Bank's net interest income. A change in market interest rates can also have a significant impact on the Bank's ability to grow. Changes in rates may encourage depositors to withdraw deposit account funds to invest in other alternatives, which may result in limited funds to utilize in making loans. Additionally, changes in rates could discourage businesses and customers from seeking new loans or could encourage them to pay off existing loans with the Bank through a refinancing with another financial institution. While management monitors and evaluates this interest rate risk on a continuous basis, no assurance can be given that its current level of net interest income could be maintained if significant changes occur in market interest rates. Additionally, it is not feasible to predict what, if any, impact a change in market rates would have on the Bank's ability to continue to grow. See "Management's Discussion and Analysis."

         ANTI-TAKEOVER PROVISIONS

         Certain provisions of the Company's Articles and Regulations, the general corporation law of the State of Ohio and certain federal regulations may make it difficult and expensive to pursue a tender offer, change in control or takeover attempt which the Board of Directors opposes. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of the current Board of Directors or management more difficult. In addition, these provisions may reduce the trading price of the Common Shares. These provisions include: restrictions on the acquisition of the Company's equity securities; the classification of the terms of the members of the Board of Directors; certain provisions relating to the meeting of shareholders; the issuance of serial preferred stock and additional shares of common stock without shareholder approval; and supermajority provisions for the approval of certain business combinations. See "Description of Securities."

         SHARES ELIGIBLE FOR FUTURE SALE

         The market price of the Common Shares could drop as a result of sales of a large number of Common Shares in the market after the Offering, or the perception that such sales could occur. These factors could also make it more difficult for the Company to raise funds through future offerings. As a result of the Offering, there will be up to an additional 125,000 Company common shares outstanding. All of these shares will be freely transferable without restriction or future registration, except for any Common Shares purchased by "affiliates" of the Company, as defined in Rule 144 under the Securities Act. The remaining 1,114,636 outstanding common shares of the Company, which have been issued in private offerings or are issuable upon the exercise of warrants, are "restricted securities" as defined in Rule 144 and may be resold without restriction to the extent permitted by Rule 144 or an exemption under the Securities Act. You should note, however, that the holding period restrictions on the majority of these 1,114,636 shares have lapsed. Assuming the offering is fully subscribed for, the Company will have 522,415 authorized but unissued shares which may be issued without further approval of its shareholders.

         YEAR 2000

         The Company's business is heavily dependent on the use of computers for two reasons. First, the Bank's ability to process and record virtually all customer transactions is dependent on the utilization of several different computer programs. Second, the business of many of its customers is also highly dependent on computer programs. If these programs fail to properly operate or process data after December 31, 1999, this could result in the customer's inability to repay its loans to the Bank or may necessitate unexpected withdrawals from deposit accounts. Management has developed and is in the process of implementing formal plans to evaluate and minimize the risks created by these issues. Contingency plans have also been developed to provide alternate solutions should systems used internally by the Bank fail to process consistently before and after the century date change. The Bank's primary regulator, the Office of the Comptroller of the Currency, is responsible for reviewing the Bank's progress in assessing and addressing its Year 2000 risk.

         Management's plan to address internal Year 2000 risk is currently in the testing stage, including specific testing of mission critical and other systems to gain assurance that they will operate properly after December 31, 1999. It is management's goal to complete the testing stage by March 31, 1999 and to complete and test any corrections to problems noted by June 30, 1999. In November, 1998, the Bank completed the first phase of its testing of its main core processing system. The testing, completed at a computer hot site, included scripts to test all major functions of the system which are date sensitive. The results of this testing indicated no significant problems with the system's ability to perform properly in the Year 2000. To date, management's testing of its other mission critical and other significant systems has not detected any significant problems with these systems. Management estimates that the total cost for testing and repairing or replacing systems will not exceed $50,000.

         Currently, management is evaluating certain loan and deposit customers to assess the potential risk that Year 2000 issues may pose to their respective businesses. The process includes requesting each selected customer to complete a questionnaire. Bank personnel then complete an internal analysis using the questionnaire, financial statements and other information about the customer. An overall Year 2000 risk is assigned, which combined with the credit risk grade (applicable for loan customers), is used to define what actions, if any, the Bank may require to extend additional credit to its customers. This risk grading is also used in assessing the credit risk with individual borrowers utilized for the assessment of the adequacy of its allowance for loan losses. The overall risk assessed with deposit customers may impact the amount and types of liquidity the Bank maintains for deposit withdrawals. To date, management's evaluation has not indicated that any significant changes to its profitability, growth or liquidity will be required as a result of the century date change.

                                 USE OF PROCEEDS

         The net proceeds to the Company from the sale of the 125,000 Common Shares offered hereby, assuming a public offering price of $28.00 per share, and after deducting sales commissions and the estimated offering expenses, are estimated to be approximately $3.46 million. The Company currently intends to utilize all of the net proceeds it receives to purchase subordinated debentures and common stock of the Bank to increase the Bank's capital ratios.

         The allocation of the use of net proceeds represents management's estimates based upon current business and economic conditions. Although the Company does not contemplate material changes in the proposed allocation of the use of proceeds, to the extent the Company finds that adjustment is required by reason of existing business conditions the amounts shown may be reallocated or put to different uses.

                         DETERMINATION OF OFFERING PRICE

         The offering price of the shares was set by the Board of Directors of the Company based on several factors. The factors given the most weight by the Board were price to earnings ratios ("PE ratio") and book value to market value multiples ("BV multiple") of other publicly traded bank stocks. Two different groups of publicly traded banks were reviewed, one comprising banks located in Ohio but of larger size than the Company and another comprising banks of similar asset size located throughout the Midwest. The average PE ratio and BV multiple of these groups were reviewed as well as a comparison of the Company's financial performance measures (such as return on equity, assets growth and operating efficiency) compared to the group's financial performance. Other factors considered included recent trades of the Company's stock, which are limited, the Company's geographic location and the stability of its management. Based on this information, the Board established what it felt was a fair PE ratio and BV multiple for the Company's Common Shares to be sold in this Offering.

                                    DILUTION

         At September 30, 1998, the book value of the Company was $11.7 million, or $10.46 per share. After taking into consideration the changes in book value resulting from the sale by the Company of the Common Shares offered hereby at an assumed public offering price of $28.00 per share, and after taking into consideration application of the net proceeds from this Offering as well, the pro forma book value of the Company at September 30, 1998 would have been $15.1 million, or $12.19 per share. This represents an immediate increase in net book value of $1.73 per share to existing shareholders and dilution in net book value of $15.81 per share to purchasers of Common Shares in this Offering. Book value is determined by dividing shareholders' equity by the number of shares outstanding. Book value is not necessarily indicative of the fair market value of shares outstanding. The following table illustrates the book value dilution to purchasers of Common Shares in this Offering:

Assumed public offering price per share.........................................        $ 28.00
Book value per share at September 30, 1998......................................        $ 10.46
Increase per share attributable to existing shareholders........................        $  1.73
Pro forma book value per share after the Offering(1)............................        $ 12.19
Dilution of book value to investors(2)..........................................        $ 15.81

(1) Pro forma fully diluted book value equals the $11.7 million of adjusted shareholders' equity, plus net proceeds of $3.46 million from this Offering, divided by 1,239,636 pro forma shares outstanding.

(2) Dilution is determined by subtracting the pro forma book value after this Offering from the public offering price paid by investors in this Offering. The pro forma fully diluted book value per share would be $12.19 and the dilution to investors would be $15.81.

         The directors and executive officers have purchased their shares at various times throughout the Bank's history and at prices significantly lower that the current offering price. Of the total shares currently owned by directors and executive officers, which are detailed under "Security Ownership of Certain Beneficial Owners and Management" on page 36, approximately 73% were purchased in the Bank's initial offering in 1991 at an adjusted price of $5.68. In the next two offerings, closed in 1992 and 1994, directors' purchases of common stock comprised 8% and 6% of shares currently held at prices equal to $6.82 and $8.18, respectively. Directors and officers have acquired additional shares through the exercise of warrants and stock options, purchases of common stock in the secondary market and in the Company's privately placed stock offering closed in 1997. Additionally, directors and officers currently own approximately 70% of the Company's outstanding warrants, which entitle the holder to purchase a share of common stock for $5.68 per share and expire on October 10, 2000.

         The following table sets forth, as of September 30, 1998, the number of Common Shares purchased from the Company and the total consideration paid to the Company by existing shareholders and the new investors purchasing Common Shares in the Offering at an assumed public offering price of $28.00 per share (before deducting estimated Offering expenses):

                                                    Shares Purchased            Total Consideration
                                                    ----------------            -------------------
                                                  Number        Percent        Amount        Percent
                                                  ------        -------        ------        -------
           Existing shareholders.............   1,114,636         90%       $7,518,681         68%
           New investors.....................     125,000         10%       $3,500,000         32%


                              PLAN OF DISTRIBUTION

GENERAL

         The Prospectus is dated December ___, 1998. The Offering commences this date and shall remain open for up to 90 days thereafter, except as follows: this Offering may be terminated early or may be extended by up to 30 days. Any extension and early termination of this Offering is at the discretion of the Company.

         The Company is offering up to 125,000 Common Shares for a cash price of $28 per share. A minimum purchase of 100 shares ($2,800) is required. The Company reserves the right to accept individual subscriptions for fewer than 100 shares, or to reject or cancel any subscription, in whole or in part, for any reason whatsoever. Under this Offering, except with the express consent of the Company, the FRB, and the Commissioner, no investor will be allowed to purchase, directly or indirectly, shares which together with any shares previously held by the investor, equal or exceed 10% of the Common Shares of the Company to be outstanding immediately following completion of this Offering. In addition, under this Offering, except with the express consent of the Company, no investor will be allowed to purchase in this Offering, directly or indirectly, shares which together with any shares previously held by the investor, equal or exceed 5% of the Common Shares of the Company to be outstanding immediately following completion of this Offering.

         This Offering is not underwritten and is not conditioned on the sale of any minimum number of shares. Only the directors and officers of the Company and authorized selling agents are authorized to solicit subscriptions for shares. The directors and officers of the Company intend to solicit by means of personal and telephone contact with prospective subscribers, and by direct mailing of the Prospectus. Offers for shares must be preceded or accompanied by this Prospectus. The persons authorized to solicit subscriptions may be reimbursed for reasonable expenses, if any, incurred in connection with the selling of the Common Shares.

         The Prospectus includes two appendices: Appendix A, the Subscription Application ("Application") and Appendix B, the Subscription Agreement ("Agreement"). Triplicate executable copies of the Application, together with IRS Form W-9 accompany the Prospectus. The Prospectus and Subscription Agreement are incorporated by reference in the Application. By signing the latter, the Subscriber attests to having read the Prospectus in its entirety, including the appendices and agrees to be bound by the terms contained in the Application and the Agreement. The Agreement does not require separate execution.

SUBSCRIBING FOR COMMON SHARES

         You may subscribe to purchase Common Shares offered hereunder by executing and delivering an Application to the Company, together with a check payable to "CNBC Bancorp" in the amount of the purchase price and a completed IRS Form W-9 Request for Taxpayer Identification Number and Certification.

         The Company will notify you in writing as to the extent to which your offer is accepted, not later than thirty days after the closing date of the Offering. To the extent your offer is not accepted by the Company, and concurrently with such rejection, Commerce National Bank as Impound Agent will return your unaccepted funds together with interest actually earned thereon.

         All funds received from Subscribers for the Company's Common Shares, which meet the conditions of the Application and of the Agreement, will be deposited in an interest-bearing account at Commerce National Bank (the "Impound Account"). The Impound Account will be maintained in a savings account at Commerce National Bank by Commerce National Bank as Impound Agent, in the manner provided in the Agreement ("Bank as Impound Agent"). The Impound Account will bear simple interest at a rate of 3% per annum. Any funds accepted into the Impound Account are eligible for FDIC insurance up to a maximum of $100,000; however, the Common Shares are not subject to or eligible for FDIC insurance.

         On the last day of the Offering, the Company will conduct a closing at its offices. Upon the closing, subscription purchase moneys in the Impound Account (including any interest earned thereon) relating to Applications accepted by the Company, shall be released to the Company in the amount corresponding to the shares closed. Applications shall be closed at the earliest date after the Company, in its discretion, has determined that all of the requirements of the related Application and Agreement have been met, the subscription has been accepted and the requisite good funds deposited in the Impound Account.

         The Company will mail to Purchaser, within 30 business days after the applicable closing date, a stock certificate, registered in Purchaser's name or as directed by Purchaser, representing the respective Common Shares subscribed, against delivery of the purchase price and any interest thereon.

         If the Company does not accept an Application for any reason then the funds submitted on account of the purchase price shall be returned to each Subscriber within thirty days after the closing in the amount of his/her/its subscription, plus any interest actually earned by the respective subscription amount.

         If for any reason whatsoever, the Offering does not close by 90 days from the date of the Offering (or by 30 days thereafter, if the Company elects to extend the Offering), the Company will deliver written notice of such to Purchaser, and will return to Purchaser the amount of his/her/its deposit, plus any interest actually earned thereon.

                                 DIVIDEND POLICY

         As a one bank holding company, the ability of the Company to pay dividends to its shareholders is primarily dependent upon the receipt of dividends and interest payments from the Bank. Without the approval of the Comptroller of the Currency, the Bank may not pay a dividend to the Company if the total of all dividends declared by the Bank in any calendar year exceeds the total of net profits for that year combined with its retained net profits for the preceding two calendar years, less any required transfers to surplus or fund for the retirement of any preferred stock. The Bank's ability to pay dividends is also dependent upon its ability to continue to meet regulatory capital requirements. See "Supervision and Regulation."

         In December 1995, the Bank declared its first annual cash dividend to shareholders. The Company's current policy is to declare dividends semi-annually in June and December. Noted below are dividends declared for the years ended 1995, 1996 and 1997 and for the nine months ended September 30, 1998.

                                                                       Dividends Declared
                                                                              Per Share
                                                                       -------------------
         Nine months ended September 30, 1998                                  $   .17
         Year ended December 31, 1997                                          $   .25
         Year ended December 31, 1996                                          $   .175
         Year ended December 31, 1995                                          $   .125

         Although the Company intends to continue to pay cash dividends on its Common Shares in the future based upon its net income and available cash flow, there can be no assurance that the Company will have earnings sufficient to pay a dividend on its Common Shares or that, even if there are sufficient earnings, dividends will be permitted under applicable laws or regulatory requirements. Declaration of dividends will be considered by the Board of Directors semi-annually and will be determined, at the discretion of the Board of Directors, in light of the Company's results of operation, financial condition, capital requirements, contractual restrictions and other factors deemed relevant by the Board of Directors. The Board of Directors will also periodically consider stock dividends as a means of enhancing the liquidity and marketability of the Company's stock.

                                 CAPITALIZATION

         The following table presents the capitalization of the Company at September 30, 1998 (i) on an actual basis and (ii) giving effect to the sale of 125,000 shares of Common Shares offered hereby at an assumed public offering price of $28.00 per share and the initial application of the estimated net proceeds therefrom. The table should be read in conjunction with "Use of Proceeds," "Management's Discussion and Analysis," and the Financial Statements and notes thereto included elsewhere in this Prospectus.

                                                                                 September 30, 1998
                                                                                 ------------------

SHAREHOLDERS' EQUITY                                                         Actual           As Adjusted
Common Stock:  No Par Value;                                                 ------           -----------
   Authorized Shares - 2,000,000;
   Issued and Outstanding, 1,114,636 Actual and
   1,239,636 as adjusted...............................                   $   8,365,273       $  11,821,273
Retained Earnings......................................                       3,271,487           3,271,487
Unrealized Gain on Investments Held for Sale...........                          23,000              23,000
                                                                          -------------       -------------

Total Shareholders' Equity.............................                   $  11,659,760       $  15,115,760
                                                                          =============       =============



                               UNAUDITED PRO FORMA
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


                             SELECTED FINANCIAL DATA

         The following table contains selected financial data derived from the Company's unaudited consolidated financial statements as of and for the nine months ended September 30, 1998 and 1997 and the Company's audited consolidated financial statements for the fiscal years ended December 31, 1997, 1996, 1995, 1994 and 1993. In the opinion of management, the Company's unaudited financial statements contain all adjustments (consisting of only normal recurring accruals) necessary for a fair presentation of the consolidated statements of financial condition and results of operations as of and for the periods presented. Operating results for the nine months ended September 30, 1998 are not necessarily indicative of the results that may be expected for the fiscal year ended December 31, 1998. The summary below should be read in conjunction with the financial statements of the Company and Management's Discussion and Analysis set forth herein. All per share data presented have been adjusted to reflect all stock splits and stock dividends.

                                              UNAUDITED SUMMARY FINANCIAL DATA
                                      (dollars in thousands, except per share amounts)

                                       Nine Months                                         Year Ended
                                    Ended September 30,                                   December 31,
                                    -------------------       -------------------------------------------------------
                                     1998        1997         1997         1996         1995        1994        1993
                                     ----        ----         ----         ----         ----        ----        ----

SELECTED OPERATING DATA:

Interest income.................    $9,381      $6,941        $9,730       $7,679       $6,439      $4,183     $ 2,917
Interest expense................     4,643       3,284         4,624        3,704        3,113       1,595       1,040
                                    -------      -----         -----        -----        -----       -----       -----
Net interest income.............     4,738       3,657         5,106        3,975        3,326       2,588       1,877
Provision for loan losses.......      (385)       (258)         (386)        (254)        (288)       (252)       (183)
Other income....................       170         138           189          161          113          60          70
Operating expenses..............    (2,494)     (1,999)       (2,769)      (2,246)      (1,887)     (1,625)     (1,358)
Income tax expense..............      (702)       (536)         (745)        (573)        (440)       (167)          0
                                    -------      -----         -----        -----        -----       -----       -----
Net income......................    $1,327      $1,002        $1,395       $1,063       $   824      $  604      $  406
                                    ======      =======       =======      =======      =======      ======       =====


SELECTED PER SHARE DATA:

Basic earnings per common share.    $ 1.19      $  .95        $ 1.31       $ 1.02       $  .79      $  .59      $  .46
Diluted earnings per common         $ 1.08      $  .86        $ 1.21       $  .95       $  .76      $  .58      $  .46
share...........................
Dividends declared per common
  share.........................    $  .17      $ .125        $  .25       $ .175       $ .125          (1)         (1)
Book value per share............    $10.46      $ 8.70        $ 9.43       $ 7.88       $ 7.08      $ 6.39      $ 5.44
Shares outstanding (2).......... 1,114,636   1,060,606     1,111,780    1,053,654    1,046,192   1,046,140     894,252


SELECTED OPERATING RATIOS:

Return on average assets........      1.16%       1.20%         1.20%        1.14%        1.09%       1.08%        .95%
Return  on  average  shareholders
equity..........................     16.03%      15.28%        15.18%       13.38%       11.52%       9.96%       8.69%
Dividend payout.................     15.74%      14.53%        20.66%       18.42%       16.45%         (1)         (1)
Average equity to average assets      7.22%       7.87%         7.73%        8.50%        9.47%      11.07%      10.89%

                                                 At
                                              Sept. 30,
SELECTED FINANCIAL CONDITION DATA:              1998          1997         1996          1995        1994        1993
                                              --------      --------     --------      -------     -------     -------
Total assets........................          $167,324      $139,325     $104,207      $82,224     $67,947     $49,035
Loans, net..........................           134,559       117,078       85,087       67,907      54,981      39,742
Securities available-for-sale.......             4,921         4,051        3,130        3,364       3,711       2,705
Deposits............................           143,997       119,105       90,377       69,048      58,246      41,450
Borrowed funds......................            10,824         8,860        4,884        5,149       2,659       2,540
Shareholders' equity................            11,660        10,482        8,297        7,404       6,681       4,864

(1) Cash dividends were not declared prior to 1995.

(2) As adjusted for stock splits and dividends.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

         The following discussion presents an analysis of the Company's financial condition and results of operation as of September 30, 1998 compared to September 30, 1997, and with respect to the year ended December 31, 1997 compared to the year ended December 31, 1996 and the year ended December 31, 1996 as compared to the year ended December 31, 1995. This discussion is designed to provide the reader with a more comprehensive review of the operating results and financial position than could be obtained from reading the financial statements alone. Forward-looking statements contained in this discussion involve risks and uncertainties and are subject to change based on various important factors. Actual results could differ from those expressed or implied. This analysis should be read in conjunction with the financial statements and related footnotes and the selected financial data included elsewhere in this Prospectus.

COMPARISON OF FINANCIAL CONDITION AT SEPTEMBER 30, 1998 AND DECEMBER 31, 1997

         Total assets increased $27 million, or 20%, to $167 million at September 30, 1998. The two largest components of this increase are an increase of $18 million and an increase in cash and cash equivalents of $9 million.

         The increase in loans is comprised primarily of a $10 million increase in real estate investment loans and a $6 million increase in business loans. This increase is in line with the Bank's budgeted growth for the year and is comparable to the growth experienced by the Bank during the last several years. In 1998, the sale of a locally owned savings bank to a regional bank holding company resulted in the Bank receiving more opportunities for new customers, especially those with investment real estate loans.

         The increase in cash and cash equivalents is primarily caused by 2 factors. The Bank has increased the number of title companies with which it does business due to the superior service it provides. Due to the nature of these deposits, balances can fluctuate widely during any given month. At September 30, 1998, these balances were approximately $4 million higher than their average balance for the month which results in higher cash balances maintained by the Bank. Additionally, management has maintained a slightly higher average liquidity position in 1998 due to an increased reliance on savings account deposits which require a higher liquidity position than certificates of deposit.

         The primary increase in liabilities was a $25 million increase in deposit accounts. Of this increase $5 million was in interest bearing demand and a result of the increased title company business previously mentioned. Savings balances grew $10 million and are a result of the Bank's small business focus and available cash management products for its customers. Certificates of deposit grew $7.5 million, with $4.4 million of this growth achieved through solicitation of deposits on the national rate-listing network to which the Bank subscribes.

COMPARISON OF FINANCIAL CONDITION AT DECEMBER 31, 1997 AND DECEMBER 31, 1996

         The Bank experienced its highest growth in its history during 1997. Total assets grew $35 million, an increase of 34% over year end 1996.

         Loans increased substantially in 1997, increasing $32 million for the year. Real estate investment loans grew $16 million and business loans grew $12 million, both reflecting the focus of the Bank on small business and entrepreneurs.

         Premises and equipment increased $1.6 million, reflecting management's decision to purchase its existing main office building.

         The primary increase in liabilities was a $29 million increase in deposits. Of this amount $15 million was in savings and $12 million in certificates of deposit. As previously stated, the Bank's focus on small business and innovative cash management products have resulted in increases in savings balances of corporate customers. A total of $10 million of the $12 million increase in certificates of deposit is due to deposits raised through the national rate-listing network.

         Additionally, borrowings increased $4 million, with $2 million of the increase representing a long term loan payable used by the Company to supplement the capital of the Bank. The Company also issued $1 million in new common stock in a stock offering exempt from registration due to its size.

RESULTS OF OPERATIONS FOR NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1997

         Net income for the nine months ended September 30, 1998 was $1,327,000, a 32.4% increase over the $1,002,000 reported for the first nine months of 1997. The increase in net income was primarily driven by a $1,082,000 increase in net interest income, offset by a $495,000 increase in operating expenses, a $127,000 increase in the provision for loan losses and a $166,000 increase in federal income tax expense.

         The 29.6% increase in net interest income is primarily the result of an increase in average loans outstanding of 34% for 1998 compared with 1997. Similar to 1997, loan growth was most significant in the business and real estate investment loan categories, which reflects the Bank's business focus and an expanding local economy. At September 30, 1998, approximately 33% of business real estate loans were for the purpose of financing business customers' operating facilities. The remaining 67% of business real estate loans were for the purpose of financing residential and commercial investment properties. Management attributes the Bank's loan growth to a number of factors, including:

                  - Referrals from existing customers who are pleased with the service quality they receive from the Bank;

                  - Primary focus of 13 of the Bank's 34 full-time employees on business development and existing customer relationship satisfaction, which helps to insure the quality and responsiveness of service the Bank's customers expect;

                  - Continued involvement of the Company's outside directors in business development efforts;

                  -        A vibrant, diverse, local economy; and

                  - Continuing consolidation of local competitors which results in a lesser focus on providing quality customer service by the Bank's competitors.

         The Bank's net interest margin declined slightly during this period due to a slightly lower percentage of its earning assets invested in loans and a small decrease in the average yield on interest earning assets.

         The increase in the provision for loan losses is due to the growth of the overall loan portfolio.

         The 24.8% increase in operating expenses is broken down as follows:

                  Salaries and Benefits              $375,000
                  Occupancy and Equipment, net        (65,000)
                  Data Processing                      21,000
                  Legal and Professional               55,000
                  Customer Courier                     26,000
                  State Franchise Tax and
                    Other Expenses                     83,000

         The increase in salaries and benefits is due to personnel additions to generate and support the Bank's growth. During 1998 and 1997, the Bank hired 5 and 7 full-time employees, respectively, with no employee turnover. One of the key measures utilized by management to track personnel efficiency is the dollar amount of revenues generated per dollar amount of personnel expense. For the nine months ended September 30, 1998 and 1997, these figures were $3.33 and $43.45, respectively. The decrease in Occupancy and Equipment expense is due to the impact of the purchase of the Bank's main office in June, 1997 compared to leasing the facility. The building is fully leased with the Bank occupying approximately 40% of the building. Rental income received is offset against the operating cost for the office. The increase in legal and professional fees are related to loan workout situations and other corporate matters. The remaining increases in expenses are due to the Bank's continued growth. The increase in federal income tax expense is the result of the Company's increased profitability.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

         Net income for 1997 was $1,395,000, a $332,000, or 31% increase over 1996. This increase is the result of an increase of $1,131,000 in net interest income and $27,000 in other income offset by increases of $131,000 in the provision for loan losses, $523,000 in operating expenses and $172,000 in federal income tax expense.

         The increase in net interest income of 28% was the result of a 30% increase in average loans outstanding. The Company's net interest margin increased slightly to 4.62% from 4.47% in 1996, primarily a result of a higher percentage of average earning assets in loans. For the second year in a row, growth in the real estate investment loan category was strong at $16.2 million for 1997. Loans to businesses for operating purposes, equipment and other needs also increased significantly, growing $12.6 million. The growth in these areas is the result of a strong local economy, the Company's small business focus and the addition of several business development personnel during the past 18 months. Growth in other income is primarily the result of increased service charge income on deposit accounts. Deposits increased $28.7 million in 1997, the largest annual increase the Company has experienced. Of this amount, $15.4 million was in savings deposits, which includes excess savings funds of business customers utilizing the Bank's automated funds management systems. Additionally, certificate of deposit growth was primarily the result of an increase of $10.2 million in funds solicited through the national rate listing network to which the Bank subscribes.

         The increase in the provision for loan losses of $131,000 reflects amounts determined necessary to support the growth in the loan portfolio and partially offset loan charge-offs experienced in 1997 of $50,000.

         Changes in operating expenses are summarized as follows:

                  Salaries and benefits                 $324,000
                  Occupancy and equipment                (14,000)
                  Data Processing                         30,000
                  Other                                  183,000

         Most of these changes in operating expenses were a result of the Bank's asset and deposit growth. The personnel efficiency ratio (total net revenues divided by salaries and benefits) increased slightly to $3.46 for 1997 compared to $3.43 for 1996. The decrease in occupancy and equipment reflects the decision by the Bank to purchase its main office building on June 1, 1997. The rent income received from tenants offsets the operating costs of the building and has resulted in a net decrease in its operating costs compared to the rent expense paid in 1996 when the Bank was a tenant in the building. The largest increases in other expenses are legal fees of $54,000, courier fees of $31,000 and check fraud losses of $35,000. The legal fees related primarily to an increase in litigation related to certain loan customers. The increase in courier fees represents a 27% increase over the prior year, which is in line with the Bank's growth. The check fraud losses were the first ever experienced by the Bank. Management has implemented new procedures to attempt to minimize the future risk of these types of losses. The increase in federal income tax expense is the result of the Company's increased profitability.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

         Net income for 1996 was $1,063,000, a 29% increase over 1995. This increase is the result of an increase in net interest income of $648,000, a slight decrease in the provision for loan losses and an increase in other income of $48,000, offset by increases in operating expenses of $359,000 and federal income taxes of $133,000.

         The increase in net interest income of 19.4% was the result of a 23.4% increase in average loans outstanding, offset by a slight decrease in the Bank's net interest margin from 4.64% to 4.47%. Over 50% of the Bank's loan growth was in the real estate investment loan category. The increase in other income was primarily the result of increased service fees collected on deposit accounts, which resulted from a 27% growth in average deposit balances and improved procedures for calculation and assessment of fees.

         Increases in operating expenses are summarized as follows:

                  Salaries and benefits                 $260,000
                  Occupancy and equipment                 31,000
                  Data Processing                         25,000
                  FDIC Insurance                        (63,000)
                  State Franchise Tax and
                    Other Expenses                       105,000

         Due to the significant growth of the Bank, 4 full-time positions were added during 1996 and 2 in late 1995. For 1996, the personnel efficiency was $3.43, compared to $3.64 for 1995. Although this figure did decrease slightly, management anticipated this due to several of the recent additions to staff being in the business development area, which takes some time to produce positive income results. The decrease in FDIC insurance expense was the result of a substantial decrease in the assessment rate paid by the Bank due to the FDIC fund obtaining a fully funded status. Increases in the remaining expense categories were primarily a result of the Bank's growth.

LIQUIDITY

         The Company's objective in managing liquidity is to maintain the ability to continue to meet the cash flow needs of its customers, such as new loans or deposit withdrawals, as well as its own financial commitments. The principal sources of liquidity are new deposit accounts, loan principal payments, money market mutual funds, securities available for sale, federal funds sold and cash and deposits with banks. Along with its liquid assets, the Company has additional sources of liquidity available to ensure that adequate funds are available as needed which include, but are not limited to, the sale of loan participations to other financial institutions, the purchase of federal funds and borrowing from the Federal Home Loan Bank. Management believes that it has the capital adequacy, profitability and reputation to meet its current and foreseeable liquidity needs.

CAPITAL RESOURCES

         The Company and the Bank are both subject to regulatory capital requirements. These requirements measure capital levels utilizing three different calculations. Based on these calculations, the Company and the Bank are assigned to a capital category which, among other things, dictates certain business practices of the organization, the level of the Bank's FDIC insurance premium and which process is followed in obtaining regulatory approvals necessary for branch applications, mergers and similar transactions. The Company's capital requirements are measured on a combined basis with the Bank, using consolidated totals. The Bank is measured independently. As of September 30, 1998, the Company was considered in the "adequately capitalized" category and the Bank was classified in the "well capitalized" category. It is management's policy to manage the growth of the Bank and provide for the appropriate capital resources that will result in the Bank maintaining its classification as a "well capitalized" institution. Similarly, it is management's policy to maintain the classification of the Company as either "adequately capitalized" or "well capitalized." For further information on capital requirements, see Note 14 to the Consolidated Financial Statements.

DISTRIBUTION OF BALANCE SHEET ITEMS; INTEREST RATES AND INTEREST DIFFERENTIAL

         The following tables set forth certain information relating to the Company's average balance sheet and the statements of earnings for the years ended December 31, 1997, 1996, and 1995 and the nine months ended September 30, 1998 and 1997, and reflects the average yield on assets and average cost of liabilities for the periods indicated . Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods shown. Average balances are derived from average daily balances. The yields and costs include fees which are considered adjustments to yields.

                                                   FOR THE NINE MONTHS ENDED SEPTEMBER 30,
                         -------------------------------------------------------------------------------------------
                                      1998                                                1997
                         --------------------------------------------   --------------------------------------------
                          AVERAGE                          AVERAGE          AVERAGE                       AVERAGE
                          BALANCE         INTEREST       YIELD/COST         BALANCE       INTEREST       YIELD/COST
                          -------         --------       ----------         -------       --------       ----------
                                                          (dollars in thousands)
ASSETS:
  Interest-earning
  assets:
   Money market
   funds, federal
   funds sold and
   interest earning
   deposits...............  $  12,964      $  529             5.44%        $  7,072         $ 283           5.33%
   Securities
   available for
   sale, net..............      5,135         227             5.89            3,382           151           5.95
   Loans receivable,
   net (1)................    127,607       8,625             9.01           95,168         6,507           9.12
                            ---------      ------          -------         --------         -----          -----
    Total
    interest-earning
    assets ...............    145,706       9,381             8.58          105,622         6,941           8.76
                                           ------          -------                          -----          -----
  Non-interest
  earning assets .........      7,581                                         5,670
                           ----------                                      --------
    Total assets ......... $  153,287                                      $111,292
                           ==========                                      ========

LIABILITIES AND
SHAREHOLDERS' EQUITY:
  Interest-bearing
  liabilities:
   NOW deposits........... $   10,292      $  151             1.96%        $  6,983         $ 107           2.04%
   Savings deposits.......     47,480       1,608             4.52           27,850           873           4.18

   Certificates of
   deposit................     56,346       2,443             5.78           44,946         1,965           5.83
                            ---------      ------          -------         --------         -----          -----
Total
interest-bearing
deposits..................    114,118       4,202             4.91           79,779         2,945           4.92
   Borrowed funds ........      8,868         441             6.63            6,903           340           6.57
                            ---------      ------          -------         --------         -----          -----
Total
interest-bearing
liabilities ..............    122,986       4,643             5.03           86,682         3,285           5.05
                                           ------          -------                          -----          -----
  Other non-interest
  bearing
  liabilities ............     19,230                                        15,846
                            ---------                                      --------
    Total
    liabilities ..........    142,216                                       102,528
Shareholders' equity......     11,071                                         8,764
                            ---------                                      --------

    Total
    liabilities and
    shareholders'
    equity.................  $153,287                                      $111,292
                             ========                                      ========
Net interest
income/interest rate
spread(2)..................                $4,738             3.55%                        $3,656           3.71%
                                           ======             ====                         ======           ====
Net interest margin (3)....                                   4.33%                                         4.61%
                                                              ====                                          ====
Ratio of
interest-earning assets to
interest-bearing liabilities                                 118.5%                                        121.8%
                                                             =====                                         =====

(1)      Amount is net of deferred loan fees and includes non-performing loans.

(2) Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest bearing liabilities.

(3) Net interest margin represents net interest income divided by average interest-earning assets.

                                                               FOR THE YEAR ENDED DECEMBER 31,

                       -------------------------------------------------------------------------------------------------------------
                                       1997                                  1996                                 1995

                       -------------------------------------------------------------------------------------------------------------
                           AVERAGE                   AVERAGE     AVERAGE                 AVERAGE      AVERAGE             AVERAGE
                           BALANCE    INTEREST    YIELD/COST     BALANCE   INTEREST     YIELD/COST    BALANCE   INTEREST  YIELD/COST
                           -------    --------    ----------     -------   --------     ----------    -------   --------  ----------
                                                                    (dollars in thousands)
ASSETS:
Interest-earning assets:

   Money market
   funds, federal
   funds sold and
   interest earning
   deposits...........   $   6,723      $  357        5.31%     $  8,123      $  415        5.11%    $  5,246      $   302     5.76%


   Securities
   available for
   sale, net..........       3,543         213        6.01         3,511         223       6.35         3,738          257     6.88

   Loans receivable,
   net (1)                 100,237       9,160        9.14        77,369       7,041       9.10        62,674        5,880     9.38
                         ---------       -----        ----        ------       -----       ----        ------        -----     ---
    Total
    interest-earning
    assets ...........     110,503       9,730        8.81        89,003       7,679       8.63        71,658        6,439     8.99
                                         -----        ----                     -----       ----                      -----     ---
  Non-interest
  earning assets......       6,148                                 4,143                                3,825
                         ---------                               -------                              -------
    Total assets......   $ 116,651                               $93,146                              $75,483
                         =========                               =======                              =======

LIABILITIES AND
SHAREHOLDERS' EQUITY:

Interest-bearing
liabilities:

   NOW deposits.......    $  7,130      $  147        2.06%     $  4,986     $   103       2.07%     $ 2,769       $   81     2.93%

   Savings deposits...      29,907       1,270        4.25        23,437         985       4.20        21,483        1,013     4.72
   Certificates of
   deposit............      46,410       2,720        5.86        38,838       2,302       5.93        28,574        1,760     6.16
                            ------       -----        ----        ------       -----       ----        ------        -----     ----
Total deposits........      83,447       4,137        4.96        67,261       3,390       5.04        52,826        2,854     5.40

Borrowed funds.....          7,473         487        6.52         5,012         314       6.26         4,123          259     6.28
                             -----       -----        ----        ------      ------       ----       -------        -----     ----
Total
interest-bearing
liabilities...........      90,920       4,624        5.09        72,273       3,704       5.13        56,949        3,113     5.47
                                         -----        ----                    ------       ----                      -----     ----
  Other non-interest
  bearing liabilities.      16,592                                12,955                               11,385
                          --------                               -------                              -------
    Total
    liabilities ......     107,572                                85,228                               68,334
Shareholders' equity..       9,139                                 7,918                                7,149
                          --------                               -------                              -------

    Total
    liabilities and
    shareholders'
    equity............    $116,651                               $93,146                              $75,483
                          ========                               =======                              =======

Net interest
income/interest rate
spread(2).............                  $5,106        3.72%                   $3,975       3.50%                    $3,326     3.52%
                                        ======        ====                    ======       ====                     ======     ====
Net interest margin
(3)...................                                4.62%                                4.47%                               4.64%
                                                      ====                                 ====                                ====
Ratio of
interest-earning
assets to
interest-bearing
liabilities...........                               121.5%                               123.1%                              125.8%
                                                     =====                                =====                               =====

------------------

(1)      Amount is net of deferred loan fees and includes non-performing loans.

(2) Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest bearing liabilities.

(3) Net interest margin represents net interest income divided by average interest-earning assets.

RATE/VOLUME ANALYSIS

         The following table represents the extent to which changes in interest rates and changes in the volume of interest-earning assets and interest-bearing liabilities have affected the Company's interest income and interest expense during the periods indicated. Information is provided in each category with respect to (i) changes attributable to changes in volume (change in volume multiplied by prior rate), (ii) changes attributable to changes in rate (changes in rate multiplied by prior volume) and (iii) the net change. Changes attributable to the combined impact of volume and rate have been allocated proportionately to separately reflect the changes due to the volume and the changes due to rate.

                                             NINE MONTHS ENDED                           YEAR ENDED
                                            SEPTEMBER 30, 1998                        DECEMBER 31, 1997
                                                COMPARED TO                              COMPARED TO
                                             NINE MONTHS ENDED                           YEAR ENDED
                                            SEPTEMBER 30, 1997                        DECEMBER 31, 1996
                                 ----------------------------------- ---------------------------------------------
                                        INCREASE/(DECREASE) DUE TO            INCREASE/(DECREASE) DUE TO
                                 ----------------------------------- ---------------------------------------------
                                  Volume        Rate         Net        Volume         Rate        Net
                                  ------        ----         ---        ------         ----        ---
                                                                             (dollars in thousands)
INTEREST-EARNING ASSETS:
   Money market funds,
   federal funds sold and
   interest earning deposits...  $   238      $   8         $  246    $     (74)      $   16     $  (58)
   Securities available for
   sale, net...................       78         (2)            76            2          (12)       (10)
   Loans receivable, net (1)...    2,193        (75)         2,118        2,090           29      2,119
                                  ------         --         ------      -------       -------     -----
     Total interest-earning
     assets....................    2,509        (69)         2,440        2,018           33      2,051
                                  ------         --         ------      -------       -------     -----

 INTEREST-BEARING
 LIABILITIES:
   Deposits:
   NOW deposits................       49         (5)            44           44          ---         44
   Savings deposits............      660         75            735          275           10        285
   Certificates of deposit.....      494        (16)           478          444          (26)       418
                                  ------         --         ------      -------       -------       ---
     Total deposits............    1,203         54          1,257          763          (16)       747
   Borrowed funds..............       98          3            101          160           13        173
                                  ------         --         ------      -------       -------       ---
     Total interest-bearing
     liabilities...............    1,301         57          1,358          923           (3)       920
                                  ------         --         ------      -------       -------       ---

 Net Interest Income              $1,208     $ (126)        $1,082       $1,095       $   36     $1,131
                                  ======     =======        ======       ======       =======    ======

                                                  YEAR ENDED
                                               DECEMBER 31, 1996
                                                  COMPARED TO
                                                  YEAR ENDED
                                               DECEMBER 31, 1995
                                 ----------------------------------------
                                     INCREASE/(DECREASE) DUE TO
                                 ----------------------------------------
                                   Volume           Rate           Net
                                   ------           ----           ---
INTEREST-EARNING ASSETS:
   Money market funds,
   federal funds sold and
   interest earning deposits...   $  150          $  (37)        $  113
   Securities available for
   sale, net...................      (15)            (19)           (34)
   Loans receivable, net (1)...    1,342            (181)         1,161
                                  ------          -------        ------
     Total interest-earning
     assets....................    1,477            (237)         1,240
                                  ------          -------        ------

 INTEREST-BEARING
 LIABILITIES:
   Deposits:
   NOW deposits................       51             (29)            22
   Savings deposits............       88            (116)           (28)
   Certificates of deposit.....      611             (69)           542
                                  ------          -------        ------
     Total deposits............      750            (214)           536
   Borrowed funds..............       56              (1)            55
                                  ------          -------        ------
     Total interest-bearing
     liabilities...............      806            (215)           591
                                  ------          -------        ------

 Net Interest Income              $  671          $  (22)        $  649
                                  ======          =======        ======

-----------------
(1)      Amount is net of deferred loan fees and includes non-performing loans.

                             DESCRIPTION OF BUSINESS


HISTORY

         The Company was incorporated in Ohio on August 23, 1996 for the purpose of effecting a reorganization whereby Commerce National Bank, a national bank established in 1991 and more fully described below, would become a wholly-owned subsidiary of the Company and the Company would become a bank holding company as defined in the Bank Holding Company Act of 1956, as amended. This reorganization was completed effective November 30, 1996.

         The bank holding company structure enables the Company, in addition to owning and operating the Bank, to engage in business opportunities that are determined by the Federal Reserve Board in its regulatory and supervisory capacity to be so closely related to banking or managing a bank to be permissible activities for a bank holding company. See "Supervision and Regulation." As a result, the Company will be able to offer a broader range of services to its customers and to effectively compete with the commercial banks in its market area that have also reorganized into bank holding companies.

         The concept for the formation of the Bank arose from the experience of Thomas D. McAuliffe, Chairman of the Board, President and Chief Executive Officer, as a banker servicing the needs of small and medium-sized business owners and the experience of the initial organizers and directors, who were founders or top level executives in such businesses. Together, the Bank's organizers concluded that a community business bank would fill a need in the market in that it would better serve such businesses and their owners, along with self-employed professionals. The concept was developed into an operating plan emphasizing a low overhead and expense structure, a staff of experienced bankers, and the efforts of the officers and directors in the community.

         On March 30, 1990, the organizers filed with the Office of the Comptroller of the Currency an application to charter the Bank (the "Application"). The Comptroller granted preliminary approval of the Application on August 22, 1990. On October 11, 1990, the Comptroller approved the offering circular for the Bank's initial stock offering. The Bank closed the initial offering on April 12, 1991 after receiving and accepting subscriptions for 777,040 shares of common stock at an adjusted per share price of $5.68, totalling $4,415,000. The Bank received its charter and commenced operations on June 7, 1991.

         The Bank offers customary commercial banking services to its customers, including checking and savings accounts, electronic banking, certificates of deposit, NOW accounts, and money market savings accounts. The Bank also offers business lines of credit and term loans, primarily on a secured basis, and real estate loans. For consumers, many of whom are the owners of the businesses serviced by the Bank, the Bank offers residential real estate loans, home equity loans and personal loans. The deposits of the Bank are insured by the FDIC up to applicable limits. The Bank is a member of the Federal Reserve System.

MARKET AREA

         The Bank's only office is located in a general purpose office building at 100 East Wilson Bridge Road, Worthington, Ohio 43085, which was purchased by the Bank on June 1, 1997. The Bank serves customers primarily within and up to ten miles outside the Columbus outerbelt (I-270). For purposes of The Community Reinvestment Act, the Bank's market area is defined as Franklin and southern Delaware counties. In excess of 90% of the Bank's loan business and in excess of 75% of the Bank's deposits have been generated from customers in this market area.

COMPETITION

         All phases of the Bank's business are highly competitive. The Bank competes with local commercial banks, many of which have assets, capital and lending limits substantially larger than the Bank. The Bank also competes with savings banks, savings and loan associations, money market funds, insurance companies, stock brokerage firms, regulated small loan companies, credit unions and issuers of commercial paper and other securities. Recent Ohio and other legislation has had the effect of facilitating the ability of financial institutions located outside Ohio to enter Ohio markets, thereby increasing competition.

         There are currently more than 20 FDIC insured financial institutions with operations in the Franklin County market, ranging in asset size from $3.9 billion to less than $5 million. The three largest financial institutions control approximately 66% of the deposits in Franklin County. As of June 30, 1996, the most recent date for which figures are available, total deposits in Franklin County were approximately $13.8 billion.

         Bank One Columbus, N.A. had total deposits of approximately $3.9 billion as of June 30, 1996 in Franklin County, for a 28% market share. Bank One Columbus, N.A. is a subsidiary bank of a super regional bank holding company, Banc One Corporation, headquartered in Chicago, Illinois.

         The Huntington National Bank ("HNB") is the lead affiliate bank of Huntington Bancshares, Inc., a regional multi-bank holding company, headquartered in Columbus. HNB had deposits of approximately $2.6 billion as of June 30, 1996 in Franklin County, for a 19% deposit market share.

         National City Bank, the third largest commercial bank operating in Franklin County, had total deposits of approximately $2.6 billion as of June 30, 1996, for a 19% market share. National City Bank is an affiliate of National City Corporation, headquartered in Cleveland, Ohio.

         In competing for money market and time deposits, the Bank generally offers interest rates comparable to its competitors. Borrowers are actively encouraged to use the Bank as their primary depository institution.

         The primary means of introducing and promoting the Bank's loan products is through the business and personal contacts of the directors and officers in the Bank's market area and referrals from existing customers.

         Following are several of the Company's and the Bank's organizational philosophies that management believes have made the Bank effective in competing for and obtaining new business:

         -        SERVING THE SMALL BUSINESS OWNER WITH AN EXPERIENCED BANKER.
                  The eight individual account officers at the Bank average 20 years of banking experience. Typical problems that small business owners encounter with larger banks include inexperienced account officers and turnover in the account officer relationship. The Bank offers the small business owner an opportunity to work with an experienced professional on a long term basis.

         - RESPONSIVENESS TO CUSTOMER NEEDS. The lending approval "hierarchy" in a large bank often dictates a time frame that is too long before a decision can be made on a borrowing request. The Bank has developed lending authorities and committee schedules to permit prompt decisions on borrowing requests. All lending decisions are made by the Bank at a local level.

         - COST CONTROL. The Bank has adopted a philosophy of only providing the banking services which are needed by small businesses and their owners. The Bank currently has only one office, without a drive-through facility. A third party courier service is utilized to pick up customer deposits in lieu of an extensive branch network. This strategy allows the Bank to allocate much of its resources to quality people and offer very competitive rates for both loans and deposits. The Bank is also a member of the MAC and Money Station ATM networks. This membership provides the Bank's customers with the ability to withdraw or deposit funds at over 70 ATM machines in the Columbus, Ohio metropolitan area.

CURRENT SERVICES

         The Bank is a full service bank serving primarily the financing and cash management needs of small to medium-sized business customers in the central Ohio region. The Bank does not currently offer trust services. Banking deposit products include checking and savings accounts, certificates of deposit, money market savings accounts, and NOW accounts. The certificates of deposit offered have various maturities ranging from seven days to five years.

         The Bank offers business lines of credit and term loans, primarily on a secured basis, and real estate loans. For consumers, many of whom are the owners of the businesses serviced by the Bank, the Bank offers residential real estate loans, home equity loans and personal loans.

         The Bank also offers credit cards to businesses and consumers, merchant processing services to businesses and international wire and check clearing services.

         The Bank endeavors to build relationships with select small and medium-sized businesses in its market area. Loan customers are encouraged to bring their deposit business to the Bank. This focus has further increased the deposit base for the Bank and assists in controlling overall marketing costs related to deposit acquisition.

         Under the National Bank Act, the Bank is generally prohibited from lending and/or extending credit to any one person (as such term is defined under the National Bank Act) at any one time in excess of 15% of the unimpaired capital and unimpaired surplus of the Bank, plus an additional 10% where the loan is fully secured by readily marketable collateral. If the needs of a loan customer exceed the Bank's lending limit, the Bank may sell loan participations to other banks. In all cases where participation of a loan is required by the Bank's underwriting policies or applicable law, participation commitments are obtained before a loan commitment is made to a borrower. The participation of loans serves to limit concentrations in the loan portfolio while enabling the Bank to meet customer needs.

LENDING

         The Bank has experienced high loan demand since its inception. This demand has primarily been the result of the contacts of the officers and directors in the community and an expanding local economy.

         The following table presents a summary of the Company's loan portfolio by category for each of the last five years. Other than the categories noted, there is no concentration of loans in any industry greater than 5% in the portfolio. The Company has no foreign loans in its portfolio.

                                 LOAN PORTFOLIO
                                   COMPOSITION
                             (dollars in thousands)

                                     At September 30,                         At December 31,
                                     ----------------     -----------------------------------------------------------
                                          1998                  1997                1996                1995
                                   ------------------     -----------------   ------------------  -----------------
                                              Percent              Percent             Percent             Percent
                                   Amount    of Total    Amount    of Total   Amount    of Total  Amount   of Total
                                   ------    --------    ------    --------   ------    --------  ------   --------


        Residential real estate
           loans.............     $20,156     14.74%    $19,931    16.77%   $18,257     21.10%  $16,812    24.33%
        Real estate investment
           loans.............      57,610     42.13%     46,697    39.29%    30,496     35.24%   19,897    28.79%
        Business loans.......      48,536     35.50%     42,457    35.72%    29,895     34.55%   25,377    36.72%
        Personal loans.......      10,439      7.63%      9,771     8.22%     7,881      9.11%    7,019    10.16%
                                ----------   ------    --------   ------    -------    ------   -------   ------

        Gross loans..........     136,741       100%    118,856      100%    86,529       100%   69,105      100%
                                                ===                  ===                  ===                ===
        Less:
          Deferred fees, net.         197                   178                 178                 188
          Allowance for
          loan losses........       1,985                 1,600               1,264               1,010
                                ----------             --------             -------             -------
        Total loans, net.....   $ 134,559              $117,078             $85,087             $67,907
                                ==========             ========             =======             =======



                                             At December 31,
                                ---------------------------------------
                                        1994             1993
                                  -----------------  ------------------
                                           Percent             Percent
                                  Amount   of Total  Amount    of Total
                                  ------   --------  ------    --------


        Residential real estate
           loans.............   $12,009    21.48%   $10,470    25.91%
        Real estate investment
           loans.............    14,300    25.58%     7,910    19.57%
        Business loans.......    22,684    40.57%    15,861    39.25%
        Personal loans.......     6,912    12.37%     6,173    15.27%
                                -------   ------    -------  -------

        Gross loans..........    55,905      100%    40,414      100%
                                             ===                 ===
        Less:
          Deferred fees, net.       199                 169
          Allowance for
          loan losses........       725                 503
                                -------             -------
        Total loans, net.....   $54,981             $39,742
                                =======             =======

         Management performs an analysis of the Bank's loan portfolio on a quarterly basis to assess the adequacy of the allowance for loan losses. The allowance for loan losses represents that amount which management estimates is adequate to provide for inherent losses in its loan portfolio. The allowance balance and the provision charged to expense are determined by management based upon past loan loss experience, economic conditions and various other circumstances that are subject to change over time. The collectibility of certain specific loans is evaluated based upon factors including the financial position of the borrower, the estimated market value of the collateral at the current time, guarantees, and the Bank's collateral position versus other creditors. Historical loss information and local economic conditions are considered in establishing allowances on the remaining portfolio. The allowance is reduced by charging off loans deemed uncollectible by management. The allowance is increased by provisions charged to expense and recoveries of previous charge-offs. After a loan is charged off, collection efforts continue.

         While management of the Bank places a strong emphasis on proper loan underwriting and loan review procedures and has, to date, experienced low levels of loan charge-offs, management has made the decision to continue to add conservatively to its allowance for loan losses. This decision is based on three main factors:

         - The overall age of the Bank is still only 7 years, during which time the local economy has not experienced any significant recessionary periods;
         - The Bank has grown substantially during all 7 years of its operations and, typically, loan quality problems take at least several years to materialize; and
         - The Bank's short history does not enable management to project loan losses based on historical experience, which is one of the measurement techniques utilized by the industry in assessing allowance for loan loss levels.



                         SUMMARY OF LOAN LOSS EXPERIENCE
                             (dollars in thousands)

         The following table sets forth activity in the Bank's allowance for loan losses for the periods indicated:

                                       For the Nine
                                       Months Ended
                                      September 30,                        For the Year Ended December 31,
                                   ---------------------      ----------------------------------------------------------
                                    1998          1997         1997         1996         1995         1994         1993
                                    ----          ----         ----         ----         ----         ----         ----
Balance at beginning of period.    $1,600        $1,264       $1,264       $1,010        $725         $503         $320
Provision for loan losses......       385           258          386          254         288          252          183

Charge-offs:
Residential real estate loans..
Real estate investment loans...
Business loans.................                                   50                        4           30
Personal loans.................
                                   ------        ------       ------       ------       -----        -----        -----
   Total charge-offs...........       ---           ---           50          ---           4           30          ---

Recoveries:
Real estate investment loans...
Business real estate loans.....
Business loans.................                                                             1
Personal loans.................
                                   ------        ------       ------       ------       -----        -----        -----
  Total recoveries.............       ---           ---          ---          ---           1          ---          ---
                                   ------        ------       ------       ------      ------        -----        -----
Net charge-offs................       ---           ---           50          ---           3           30          ---
                                   ------        ------       ------       ------      ------        -----        -----
Balance at end of period.......    $1,985        $1,522       $1,600       $1,264      $1,010         $725         $503
                                   ======        ======       ======       ======      ======         ====         ====

         The following tables set forth an allocation for the allowance for loan losses by category of loan and the percentage of total loans configured by that category. In making the allocation, consideration was given to such factors as management's evaluation of risk in each category, current economic conditions and charge-off experience. An allocation for the allowance for loan losses is an estimate of the portion of the allowance that will be used to cover future charge-offs in each major loan category, but it does not preclude any portion of the allowance allocated to one type of loan being used to absorb losses of another loan type.

                     ALLOCATION OF ALLOWANCE FOR LOAN LOSSES
                             (dollars in thousands)

                  September 30                                        At December 31
                 ----------------  ------------------------------------------------------------------------------------
                       1998             1997              1996              1995             1994             1993
                       ----             ----              ----              ----             ----             ----

                          % of              % of             % of             % of                % of           % of
                          Total             Total            Total            Total             Total            Total
                 Amount    Loans   Amount   Loans   Amount    Loans   Amount  Loans    Amount    Loans    Amount  Loans
                 ------    -----   ------   -----   ------    -----   ------  -----    ------    -----    ------  -----


Business.......  $1,323     77.6%    $1,111   75.0%    $ 753    69.8%   $ 568    65.5%     $439     66.1%  $296     58.8%
Real estate
mortgage.......      52     14.8         51   16.8        45    21.1       41    24.3        29     21.5     26     25.9
Consumer.......      75      7.6         70    8.2        59     9.1       52    10.2        55     12.4     47     15.3
Unallocated....     535                 368              407              349               202             134
                 ------    -----     ------  -----    ------   -----   ------   -----      ----    -----   ----    -----
Total.........   $1,985    100.0%    $1,600  100.0%   $1,264   100.0%  $1,010   100.0%     $725    100.0%  $503    100.0%
                 ======    =====     ======  =====    ======   =====   ======   =====      ====    =====   ====    =====


         The following table sets forth the maturity distribution and interest sensitivity of selected loan categories at December 31, 1997. Maturities are based upon contractual terms. The Company's policy is to specifically review and approve any loan renewed; no loans are automatically rolled over.

                    LOAN MATURITIES AND INTEREST SENSITIVITY
                                DECEMBER 31, 1997
                             (dollars in thousands)

                                    One Year          One Through            Over            Total
                                     or Less          Five Years          Five Years         Loans
                                     -------          -----------         ----------        -------
Business....................         $41,187            $43,438            $ 2,322           $86,947
Real estate construction....           3,217                --                 --              3,217
                                     -------            -------             ------           -------
  Total....................          $44,404            $43,438             $2,322           $90,164
                                     =======            =======             ======           =======

Fixed rate loans  ..........         $ 2,639            $12,085             $2,322           $17,046
Floating rate loans.........          41,765             31,353              --               73,118
                                     -------            -------             ------           -------
   Total....................         $44,404            $43,438             $2,322           $90,164
                                     =======            =======             ======           =======

NONPERFORMING ASSETS

         Nonperforming assets consist of loans on which interest is no longer accrued, certain restructured loans where interest rate or other terms have been renegotiated, accruing loans past due 90 days or more and real estate acquired through foreclosure.

         The Company discontinues the accrual of interest on loans that become 90 days past due as to principal or interest unless they are adequately secured and in the process of collection. A loan remains in a nonaccrual status until doubts concerning collectibility no longer exist. A loan is classified as a restructured loan when the interest rate is materially reduced or the term is extended beyond the original maturity date because of the inability of the borrower to service the loan under the original terms. Other real estate is recorded at the lower of cost or fair value less estimated costs to sell.

         The following table sets forth information regarding non-accrual loans and other nonperforming assets.

                              NONPERFORMING ASSETS
                             (dollars in thousands)

                                                           At
                                                        September
                                                           30,                      At December 31,
                                                        ----------   ------------------------------------------------
                                                          1998        1997       1996       1995       1994       1993
                                                          ----        ----       ----       ----       ----       ----
Non-accrual loans:
     Residential real estate loans....................
     Real estate investment loans.....................
     Business loans...................................     $100       $100                                        $51
     Personal loans...................................
     Total non-accrual loans..........................
Loans  contractually  past due 90 days or more,  other
than non-accruing.....................................
                                                           ----       ----      ----       ----       ----       ----
Total non-performing loans............................     $100       $100        $0         $0         $0        $51
                                                           ====       ====      ====       ====       ====       ====


Allowance for loan losses as a percentage of loans....     1.45%      1.35%     1.46%      1.46%      1.30%      1.25%
                                                           ====       ====      ====       ====       ====       ====
Allowance for loan losses as a percentage of total
non-performing loans..................................     1985%      1600%      (1)        (1)        (1)        988%
                                                           ====       ====                                        ===
Non-performing loans as a percentage of loans.........      .07%       .08%      .00%       .00%       .00%       .13%
                                                            ===        ===       ===        ===        ===        ===

(1)  Not applicable.

INVESTMENT PORTFOLIO

         The Bank has maintained a loan to deposit ratio of approximately 97% since its inception. As a result, the Bank's reliance on its investment portfolio as a primary income source is lower relative to other banks. Management stresses safety and liquidity with respect to its investment decisions. The Bank has maintained its portfolio in federal funds sold, money market mutual funds, short term deposits with the Federal Home Loan Bank and U.S. Treasury securities with maturities of less than two years. Management foresees no significant change in its philosophy of safety and liquidity to foster adequate liquidity for loan demand and unforeseen deposit withdrawal needs.

         The following table sets forth certain information regarding the amortized cost and carrying values of the Bank's debt and equity and securities at the dates indicated.

                          CARRYING VALUE OF SECURITIES
                             (dollars in thousands)

                                    At September 30                                  At December 31,
                                    ---------------                                  ---------------
                                          1998                      1997                   1996                   1995
                                   ---------------------    -------------------    --------------------  -----------------------
                                   Amortized  Carrying      Amortized  Carrying    Amortized   Carrying  Amortized      Carrying
                                        Cost     Value           Cost     Value         Cost      Value       Cost         Value
                                   ---------  --------      ---------  --------    ---------   --------  ---------      --------
Available for sale
Debt securities:
   U.S. Government obligations      $  3,520      $3,555       $2,746      $2,744      $2,248    $2,231      $2,485       $2,510
Equity securities:
   Federal Reserve
   Bank stock.................           218         218          218         218         218       218         218          218
   FHLB stock.................         1,148       1,148        1,089       1,089         681       681         636          636
                                     -------      ------       ------      ------      ------    ------      ------       ------
   Total equity securities....         1,366       1,366        1,307       1,307         899       899         854          854
                                     -------      ------       ------      ------      ------    ------      ------       ------
   Total securities, available
    for-sale................         $ 4,886      $4,921       $4,053      $4,051      $3,147    $3,130      $3,339       $3,364
                                     =======      ======       ======      ======      ======    ======      ======       ======


             MATURITY DISTRIBUTION OF AVAILABLE FOR SALE SECURITIES
                   AT SEPTEMBER 30, 1998 AND DECEMBER 31, 1997
                             (dollars in thousands)

                                                    One                 One
                                                    Year              Through
                                                     or                 Five              Equity
September 30, 1998                                  Less               Years            Securities          Total
------------------                                  ----               -----            ----------          -----

U.S. Treasury and federal agencies.......          $1,504              $2,051               $0              $3,555


Other securities.........................            0                   0                1,366              1,366
                                                   ------              ------             ------            ------
Total securities.........................          $1,504              $2,051             $1,366            $4,921
                                                   ======              ======             ======            ======

Percent of total.........................          30.6%               41.7%              27.7%              100%

Weighted average yield...................          5.65%               5.45%              6.84%             5.90%


                                                    One                 One
                                                    Year              Through
                                                     or                 Five              Equity
December 31, 1997                                   Less               Years            Securities          Total
-----------------                                   ----               -----            ----------          -----

U.S. Treasury and federal agencies.......          $1,992               $752                $0             $ 2,744

Other securities.........................            0                   0                1,307              1,307
                                                   ------              ------             ------            ------
Total securities.........................          $1,992               $752              $1,307           $ 4,051
                                                   ======               ====              ======           =======

Percent of total.........................          49.2%               18.6%              32.2%              100%

Weighted average yield...................          5.34%               6.14%              7.04%             6.04%

         Since its inception, Bank management has followed a growth strategy which was primarily driven by the amount of good quality loans which it could responsibly fund. This strategy has resulted in loan growth which has outpaced deposit growth from its primary customer base. Additionally, the Bank's primary customer base has a strong preference for liquidity, which results in a preference for short term Certificate of Deposit maturities and money market savings accounts versus longer term Certificates of Deposit. As a result of these factors, the Bank has accepted Certificates of Deposit from customers outside its designated market area which are solicited through a national rate listing network. While only some of these deposits are placed through a deposit broker, the Company has elected to list all such funds as "Brokered certificates of deposit" in the following table. Any brokerage fees or commissions for such deposits are paid for by the depositor, not the Bank.

         Utilization of these deposits has the following benefits to the Bank:

          - Generates longer term funding for the Bank not generally available from its primary customers;

          - Maintains the Bank's efficiency due to accepting only deposits of $99,000 or greater; and

          - Permits the Bank to fund loans at a higher growth rate than would otherwise have been feasible based on the deposit growth from its targeted customer base.

         The following table sets forth the distribution of the Company's average deposit accounts and the related weighted average interest rates on each category of deposit presented at the dates indicated. The Company has no deposits in foreign banking offices.

                                 For the Nine Months
                                 Ended September 30,                        For the Year Ended December 31,
                                 -------------------   ----------------------------------------------------------------------
                                    1998                     1997                     1996                    1995
                                    ----                     ----                     ----                    ----
                                          Weighted                 Weighted                 Weighted                 Weighted
                              Average      Average     Average      Average     Average      Average     Average      Average
                              Balance       Rate       Balance       Rate       Balance       Rate       Balance       Rate
                              -------       ----       -------       ----       -------       ----       -------       ----
Non-interest bearing accounts. $18,594       --        $16,254        --        $12,463        --        $10,981        --
NOW accounts...............     10,292       1.96%       7,130        2.06%       4,986        2.07%       2,769        2.93%
Savings and money market
  accounts.................     47,480       4.52       29,907        4.25       23,437        4.20       21,483        4.72
Certificates of deposit....     25,907       5.49       24,959        5.66       20,780        5.76       17,343        6.08
Brokered certificates of
  deposit..................     30,439       6.10       21,451        6.09       18,058        6.12       11,231        6.28
                              --------       ----      -------        ----      -------        ----      -------        ----
Total......................   $132,712       4.23%     $99,701        4.15%     $79,723        4.25%     $63,807        4.47%
                              ========       ====      =======        ====      =======        ====      =======        ====


PENDING LEGAL PROCEEDINGS

         Neither the Company nor the Bank is a party to any material pending legal proceedings.

PERSONNEL

         As of September 30, 1998 the Company had 39 full-time equivalent employees. None of the Company's employees is represented by a collective bargaining agreement. Management considers its relations with its employees to be excellent.


AVAILABLE INFORMATION

         The Company is not currently a reporting company pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), but will be required to file reports pursuant to the Exchange Act following the completion of the Offering. The Company, which has a December 31 fiscal year end, intends to furnish its shareholders with annual reports containing audited financial information and, for the first three quarters of each year, quarterly reports containing unaudited financial information.

         Requests for such documents should be directed to John Romelfanger, Vice President, CNBC Bancorp, 100 East Wilson Bridge Road, Suite 100, Worthington, Ohio 43085.

                             DESCRIPTION OF PROPERTY


         The Company and the Bank are located at the Company's only current facility at 100 East Wilson Bridge Road, Worthington, Ohio. Management has determined that the Bank is able to provide quality service to its customers from its current location.

         The Bank's main office is located in a 24,250 square foot general purpose office building. The Bank currently utilizes approximately 40% of the building, with the remaining space leased by companies independent of the Bank. During early 1996, the previous owner of the building, in accordance with a provision in the Bank's lease, notified the Bank that the building was for sale and that the Bank had the right to make the first offer to buy the building. It was the consensus of the Board of Directors and management of the Bank that an offer should be made to purchase the building. The purchase of the building was effective June 1, 1997. The Bank leased its space in the building from October 15, 1995 to June 1, 1997. Prior to October 15, 1995, the Bank leased office space in another building approximately 3 miles from its current location.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         At September 30, 1998, there were 1,114,636 Common Shares outstanding, held by approximately 400 shareholders. In addition, at such date, there were 61,754 warrants outstanding and 157,930 stock options outstanding. See "Dividend Policy" for a discussion of cash dividends declared for the 9 months ended September 30, 1998 and each of the last 3 fiscal years.

         The following is a brief history of the stock sales of the Bank and the Company. All per share amounts and number of shares sold have been adjusted to reflect 2-for-1 stock splits paid in January, 1998 and April, 1993 and a 10% stock dividend paid in January, 1995.

         The Bank received and accepted during its initial stock offering, subscriptions for 777,040 shares of common stock at an adjusted per share price of $5.68, totalling $4,415,000. In connection with the Bank's initial stock offering in 1990, 77,520 warrants were issued to all shareholders. Each warrant is fully transferable and entitles the holder to purchase a Common Share at $5.68 per share. The warrants will expire on October 10, 2000, and are subject to adjustments for stock splits, stock dividends and similar transactions. In connection with the bank holding company formation, all Bank warrants were exchanged for identical Company warrants. Through September 30, 1998, 15,766 warrants have been exercised.

         In December, 1991, the Bank completed a private placement of 5,280 shares at an adjusted price of $6.82 per share.

         The Bank initiated a second stock offering in December, 1991 to supplement its capital at an adjusted price of $6.82 per share. This offering was closed in June, 1992 after subscriptions for 111,030.4 shares had been submitted and accepted, totalling $757,020.

         The Bank initiated a third stock offering in December, 1993 at an adjusted price of $8.18 per share. This offering was closed in early 1994 after subscriptions for 151,800 shares were accepted, totalling $1,242,000.

         The Company initiated a stock offering in October, 1997 at an adjusted price of $20 per share. This offering was closed in November, 1997 after subscriptions for 50,000 shares were accepted, totaling $1,000,000.

         Additionally, 3,740 shares have been issued pursuant to the exercise of stock options at various prices and 18.4 shares of stock were redeemed in November, 1996 due to the holding company reorganization, at $15.00 per share.

         A Columbus, Ohio broker, Sweney, Cartwright & Co., currently makes a market in the Common Shares, but does not maintain information concerning high and low bids on a quarterly basis. The following table shows the average per share price and total number of Common Shares sold by Sweney, Cartwright & Co. to individual investors. These sales do not include transactions that may have been completed directly between a buyer and seller, as to which the Company has no information. All information was provided by Sweney, Cartwright & Co.

                                            Known Price                   Number of
                                            Range(2)(3)           Shares Transferred(1)(2)
                                            -------------         -------------------------
Calendar year 1998 (4)                      $25.00-$29.50                   6,450

Calendar year 1997                          $15.50-$20.00                   4,962

Calendar year 1996                          $15.00-$15.37                   4,400

Calendar year 1995                          $ 8.92-$10.68                  27,770

Calendar year 1994                          $ 8.41-$ 8.86                  42,834

Calendar year 1993                          $ 7.73-$ 7.84                  11,000


(1) Reflects shares transferred where Sweney, Cartwright & Co. has knowledge of the price in the transaction.
(2) As adjusted for stock dividends paid in January, 1995, and 2-for-1 stock splits effective in January, 1998 and April, 1993.
(3)      Price includes broker's fees charged by Sweney, Cartwright & Co.
(4)      Trades through October 31, 1998.


                           SUPERVISION AND REGULATION

         The Company is a bank holding company subject to the supervision of and examination by the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended. As a bank holding company, the Company is required to file with the Board of Governors an annual report and such additional information as the Board of Governors may require pursuant to the Act. The Board of Governors expects every bank holding company to serve as a source of strength for its subsidiary banks.

         As a bank holding company subject to regulation by the Federal Reserve, the Company must comply with policy statements issued by the Federal Reserve. The Federal Reserve policy statement governing payment of cash dividends provides that a bank holding company should not pay cash dividends on common stock unless (i) the organization's net income for the past year is sufficient to fully fund the dividends and (ii) the prospective rate of earnings retention appears consistent with the organization's capital needs, asset quality and overall financial condition.

         Moreover, regulatory authorities are authorized to prohibit banks and bank holding companies from paying dividends if payment of dividends would constitute an unsafe and unsound banking practice.

         The Bank Holding Company Act requires every bank holding company to obtain the prior approval of the Board of Governors before it may acquire substantially all the assets of any bank, or ownership or control of any voting shares of any bank, if, after such acquisition, it would own or control, directly or indirectly, more than 5% of the voting shares of such bank.

         In addition, a bank holding company is generally prohibited from itself engaging in, or acquiring direct or indirect control of voting shares of any company engaged in nonbanking activities. One of the principal exceptions to this prohibition is for activities found by the Board of Governors, by order or regulation, to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.

         The Company is an "affiliate" of the Bank within the meaning of the Federal Reserve Bank, which imposes restrictions upon (1) loans by the Bank to the Company; (2) investments by the Bank in the stock or the securities of the Company; and (3) the use of the Company common stock or securities of the Company as collateral for loans by the Bank to any borrower.

         Under current Federal Reserve guidelines, the Company will be required to maintain adequate capital at the Bank level. The Bank's allowance for loan losses will be included and intangible assets will be deducted in computing the level of the Bank's capital. The Bank is also subject to the capital adequacy regulations of the Federal Reserve. To be considered "adequately capitalized," the required "leverage capital ratio" is 4%, the "tier 1 risk-based capital ratio" is 4%, and the "total risk-based capital ratio" is 8%. To be "well capitalized," the foregoing requirements are 5%, 6%, and 10%, respectively. The Bank is considered to be "well capitalized" under the foregoing standards. See
Note 14 to the consolidated financial statements attached hereto as Exhibit B.

         The commercial banking business is affected not only by general economic conditions, but also by the monetary policies of the Federal Reserve. Changes in the discount rate on member bank borrowing, availability of borrowing at the "discount window," open market operations, the imposition of and changes in reserve requirements against member banks' deposits and assets of foreign branches, and the changes in reserve requirements against certain borrowings by banks and their affiliates are some of the instruments of monetary policy available to the Federal Reserve. These monetary policies influence to a significant extent the overall growth of bank loans, investments, and deposits and the interest rates charged on loans or paid on time and savings deposits.

         The Bank is also subject to federal regulation as to such matters as limitation as to the nature and amount of its loans and investments, regulatory approval of any merger or consolidation, issuance or retirement by the Bank of its own securities and other aspects of banking operations. In addition, the activities and operations of the Bank are subject to a number of additional detailed, complex and sometimes overlapping laws and regulations. These include state usury and consumer credit laws, state laws relating to fiduciaries, the Federal Truth in Lending Act and Regulation Z, the Federal Equal Credit Opportunity Act and Regulation B, the Fair Credit Reporting Act, the Truth in Savings Act, the Community Reinvestment Act, anti-redlining legislation and antitrust laws.

         The Bank is a nationally chartered bank and is subject to the direct supervision and regulation and is regularly examined by the Office of the Comptroller of the Currency. Additionally, the Bank is a member of the Federal Reserve System and its deposits are insured by the FDIC to applicable limits. Areas of operation subject to regulation by federal laws, regulations and regulatory agencies include terms on deposits, investments, loans, fiduciary activities, mergers, issuance of securities, payment of dividends, establishment of branches and other aspects of operations. The Bank is also subject to a variety of other laws that impose limitations on loans to a single borrower, to insiders, and to others, and to other laws which impose various requirements for certain types and classes of loans.

         The earnings of the Bank, as a lender of money, is affected by legislative changes and by policies of various regulatory authorities which are periodically reviewed and updated.

         Under Ohio law, the Merger Moratorium Act, enacted in 1990, prohibits certain Ohio corporations from engaging in specified types of transactions with an "interested shareholder" for a period of three years after the shareholder becomes an "interested shareholder" unless the shareholder receives the approval of the corporation's Board of Directors prior to the acquisition of shares or the consummation of the specified type of transaction. The anticipated effect of the Merger Moratorium Act is to encourage a potential acquiror to negotiate with a target corporation's Board of Directors prior to obtaining a 10 percent or greater block of shares in the corporation.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

DIRECTORS

         The Board of Directors for the Company presently consists of seventeen elected members. The maximum number of directors of the Company has been fixed at twenty-five. The directors of the Company are divided into three classes with each class elected for terms of three years so that at each Annual Meeting of the Shareholders of the Company the term of office of one class of directors expires. The members of the Board of Directors of the Bank are chosen by the Company as the Bank's sole shareholder on an annual basis. All directors listed serve on the boards of the Company and the Bank, except as noted. The following information provides a summary of the composition of the Boards of Directors of the Company and the Bank as of September 30, 1998. The following table sets forth the names, ages (as of September 30, 1998) and positions with the Company and the Bank, the year they first became a director and the year their current term expires. A summary of the background and experience of each of these individuals is set forth after the table.


--------------------------- ---------- -------------------------------- ------------------- -------------------

                                                                                                 CURRENT
NAME                           AGE     POSITION                           DIRECTOR SINCE      TERM TO EXPIRE
----                           ---     --------                           --------------      --------------
--------------------------- ---------- -------------------------------- ------------------- -------------------
Thomas D. McAuliffe            49      Chairman of the Board,                  1990                1999
                                       President  and Chief  Executive
                                       Officer, Director
--------------------------- ---------- -------------------------------- ------------------- -------------------
Loreto (Larry) V. Canini       35      Director                                1996                1999
--------------------------- ---------- -------------------------------- ------------------- -------------------
Mark S. Corna                  49      Director                                1990                2001
--------------------------- ---------- -------------------------------- ------------------- -------------------
Jameson Crane, Jr.             49      Director                                1991                1999
--------------------------- ---------- -------------------------------- ------------------- -------------------
Judith A. DeVillers            62      Director                                1991                2001
--------------------------- ---------- -------------------------------- ------------------- -------------------
George A. Gummer               56      Director                                1990                1999
--------------------------- ---------- -------------------------------- ------------------- -------------------
William L. Hoy                 49      Director                                1990                1999
--------------------------- ---------- -------------------------------- ------------------- -------------------
Douglas W. James (1)           56      Director                                1990                2001
--------------------------- ---------- -------------------------------- ------------------- -------------------
Donald R. Kenney               55      Director                                1991                2001
--------------------------- ---------- -------------------------------- ------------------- -------------------
Daniel M. Mahoney              45      Vice President,  Senior Lending         1996                2001
                                       Officer, Director
--------------------------- ---------- -------------------------------- ------------------- -------------------
Samuel E. McDaniel             53      Director                                1990                1999
--------------------------- ---------- -------------------------------- ------------------- -------------------
Kent K. Rinker (2)             50      Non-elected Advisory Director           1990                N/A
--------------------------- ---------- -------------------------------- ------------------- -------------------
Richard F. Ruhl                61      Director                                1991                2000
--------------------------- ---------- -------------------------------- ------------------- -------------------
David J. Ryan                  56      Director                                1990                2001
--------------------------- ---------- -------------------------------- ------------------- -------------------
Peter C. Taub (1)              55      Director                                1990                2000
--------------------------- ---------- -------------------------------- ------------------- -------------------
John A. Tonti                  53      Director                                1990                2000
--------------------------- ---------- -------------------------------- ------------------- -------------------
Alan R. Weiler                 65      Director                                1990                2000
--------------------------- ---------- -------------------------------- ------------------- -------------------
Michael Wren (1)               56      Director                                1990                2000
--------------------------- ---------- -------------------------------- ------------------- -------------------

(1)  Serve as Company directors only.
(2)  Serves as a non-elected advisory director of Company only.

         THOMAS D. MCAULIFFE (49), Director (1990), is the chairman, president and chief executive officer of the Bank. Mr. McAuliffe has significant involvement in lending and client development in addition to his administrative duties. Mr. McAuliffe began organizing Commerce National Bank in January, 1990. Mr. McAuliffe has over 20 years of banking experience and is a founding organizer of the Bank.

         LORETO (LARRY) V. CANINI (35), Director (1996), is president of Canini and Pellecchia, Inc., a residential construction and development company.

         MARK S. CORNA (49), Director (1990), is president of Corna/Kokosing Construction Company, a commercial construction company. Mr. Corna is chairman of the Bank's compensation committee and is a founding organizer of the Bank.

         JAMESON CRANE, JR. (49), Director (1991), is vice president of investments for Fairwood Investments Co., an affiliate of Crane Plastics Co., a manufacturer of thermo plastic extrusions, where he has been employed since 1974.

         JUDITH A. DEVILLERS (62), Director (1991), is the chief executive officer of the EXCO Company, a site development and excavating contractor founded in 1981. Ms. DeVillers is also president of INDEC, Inc., an interior design firm.

         GEORGE A. GUMMER (56), Director (1990), is the owner of G. A. Gummer
& Assoc., a registered investment advisor to banks, savings and loan associations and other businesses, which he founded in 1981. Mr. Gummer is chairman of the Bank's funds management committee and is a founding organizer of the Bank.

         WILLIAM L. HOY (49), Director (1990), is the chief executive officer of Columbus Sign Company, a business now in its third generation of operation by the Hoy family and Treasurer of Innocom Corp., a marketing graphics servicer. Mr. Hoy is chairman of the Bank's Audit Committee and a founding organizer of the Bank.

         DOUGLAS W. JAMES (56), Director (1990), retired from Danka Industries, Inc., a business equipment sales company in 1996. Previously, Mr. James was owner and President of American Business Equipment, Inc., which was sold to Danka in 1995. Mr. James is a founding organizer of the Bank.

         DONALD R. KENNEY (55), Director (1991), is chairman of Triangle Real Estate Services, Inc. and the owner of Cross Country Inn Motels, Concourse Hotel, The Sawmill and Westerville Athletic Clubs, Donald R. Kenney & Co. Realtors and Millennium, Inc.

         DANIEL M. MAHONEY (45), Director (1996), is a senior lending officer with the Bank. Mr. Mahoney joined the Bank in September, 1990, and has primary responsibility for lending and client development. Mr. Mahoney has over 20 years of banking experience.

         SAMUEL E. MCDANIEL (53), Director (1990), is president of McDaniel's Painting and Construction, Inc., a general contractor, and owner of Redwood Development Center, a small business incubator, and McDaniel's Property Management. Mr. McDaniel is a founding organizer of the Bank.

         KENT K. RINKER (50), Non-elected Advisory Director (1990), is an investment broker of Financial Assets Corp., an investment management firm. From 1981 through 1989, Mr. Rinker was a partner with the regional investment firm Meuse, Rinker, Chapman, Endres & Brooks, of which he was a founder. Mr. Rinker is a founding organizer of the Bank.

         RICHARD F. RUHL (61), Director (1991), is the owner of Dick Ruhl Ford Sales, Inc. Mr. Ruhl is currently the national president of the Ford Dealers Alumni Association and the current chairman of the Ford Dealers Advertising Association for Ohio.

         DAVID J. RYAN (56), Director (1990), is president of Rimrock Corporation, a manufacturer of industrial automation equipment. Mr. Ryan is a founding organizer of the Bank.

         PETER C. TAUB (55), Director (1990), is president of Atlas Industrial Contractors, Inc., an industrial construction company. Mr. Taub is a founding organizer of the Bank.

         JOHN A. TONTI (53), Director (1990), is president of West Penn Foods, Inc., a Wendy's restaurant franchisee. Mr. Tonti is a founding organizer of the Bank.

         ALAN R. WEILER (65), Director (1990), is chief executive officer of Archer-Meek-Weiler Agency, Inc., an insurance agency. Mr. Weiler is a founding organizer of the Bank.

         MICHAEL WREN (56), Director (1990), is a professional engineer and owner of Michael Wren and Associates, an engineering consulting firm. Mr. Wren is a founding organizer of the Bank.

OFFICERS AND SIGNIFICANT EMPLOYEES

         Set forth below is information about the executive officers and significant employees of the Company and Bank who do not serve on the Boards of Directors of the Company or Bank.

         JOHN A. ROMELFANGER (38), Vice President, Secretary and Treasurer of the Company and Chief Financial Officer and Chief Operating Officer of the Bank, is a certified public accountant. Mr. Romelfanger was employed by Crowe, Chizek & Company, a public accounting firm, from 1982 until he joined the Bank in June, 1990.

         PAMELA S. MILLER (36), Principal Loan Review Officer and Controller, is a certified public accountant. Ms. Miller's responsibilities include supervision of the Bank's credit and loan operations department and significant involvement in the Bank's accounting, regulatory reporting, tax and audit functions. Ms. Miller was employed by Crowe, Chizek & Company, a public accounting firm, from 1984 until she joined the Bank in June, 1991.

         WILLIAM G. HUDDLE (42), Principal and Senior Lending Officer, is an attorney and supervises the Bank's real estate lending department. Mr. Huddle joined the Bank in September, 1990 and has 12 years of banking experience. Prior to working in the banking industry, Mr. Huddle was a practicing attorney for several law firms in Columbus.

                             EXECUTIVE COMPENSATION

         The following table summarizes all annual and long-term compensation paid during the fiscal years ended December 31, 1997, 1996 and 1995 to the Company's Chief Executive Officer and the other most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000 during the fiscal year ended December 31, 1997 (collectively, the "Named Executive Officers") for services rendered in all capacities to the Company and the Bank.

                               ANNUAL COMPENSATION

                                                                                                             Common
                                                                                        Other Annual         Shares
          Name and                 Year Ended           Salary           Bonus          Compensation        Underlying
     Principal Position           December 31,           ($)              ($)              ($)(1)            Options
------------------------           ----------           ------           -----          ------------        ----------
Thomas D. McAuliffe,                  1997             $125,000         $37,500            $9,500             1,720
Chairman and President of
the Company and Chairman,             1996             $120,000         $30,000            $9,023             1,920
President and Chief
Executive Officer of the              1995             $110,000         $25,000            $8,123             4,400
Bank

John Romelfanger, Vice                1997              $83,250         $25,000           $11,080               580
President, Secretary and
Treasurer of the Company;             1996              $80,000         $20,000            $9,514             1,060
Chief Financial Officer and
Chief Operating Officer of            1995              $75,000         $20,000            $7,959             3,300
the Bank

Daniel M. Mahoney, Vice               1997              $76,500         $20,000            $5,808               520
President of the Company
and Senior Lending Officer            1996              $73,500         $17,500            $5,477               980
of the Bank
                                      1995              $70,000         $15,000            $5,116             3,300


(1) Amounts contributed to the 401(k) savings plan by the Bank and amounts accrued under deferred compensation plans.

EMPLOYMENT AGREEMENT

         Thomas D. McAuliffe, the Company and the Bank entered into an employment agreement ("Employment Agreement") on March 1, 1998 pursuant to which Mr. McAuliffe serves as the President and CEO of the Company and of the Bank. The Employment Agreement expires on February 28, 2003, subject to extension by mutual agreement of the parties. The Employment Agreement provides for an annual base salary of $140,000 per annum, subject to annual percentage increases based upon increases in the diluted earnings per common share of the Company, and bonuses, which may be awarded in the sole discretion of the Boards of Directors of the Company and the Bank. In addition, the Bank contributes $25,000 per year to a certain trust (the "Trust") established by the Bank as a supplemental retirement benefit for Mr. McAuliffe's benefit. The Employment Agreement also grants Mr. McAuliffe options to purchase Company common shares, on an annual basis, in an amount equal to 20% of his annual base salary for the immediately preceding year, subject to certain adjustments.

         Mr. McAuliffe is eligible to participate in all retirement, welfare and other benefit plans or programs of the Bank to the same extent as other Bank executive officers. In addition to any group life coverage, the Employment Agreement provides for the Bank to keep in place and pay premiums on a life insurance policy on Mr. McAuliffe's life in the face amount of $2,000,000, with respect to which Mr. McAuliffe may designate the beneficiary. The Bank also agrees to reimburse Mr. McAuliffe annually for any premiums paid by him to maintain in force an individual disability income policy.

         The Employment Agreement terminates automatically upon Mr. McAuliffe's death and at the Bank's option, in the event of his disability (as defined in the Employment Agreement). The Employment Agreement is also terminable by the Bank "with" or "without cause" and Mr. McAuliffe may terminate the Employment Agreement "for good reason" or "without good reason" or upon a "change in control" (as such terms are defined in the Employment Agreement). If Mr. McAuliffe elects to terminate his employment following a "change in control," he is entitled to his unpaid cash compensation through the date of termination, any previously deferred compensation, accrued but unpaid vacation pay and severance payments and benefit continuation over a one-hundred twenty (120) month period based upon an agreed-upon formula. In addition, for five (5) years from his termination date, Mr. McAuliffe may elect to sell all or some of his Company common shares back to the Company based upon an agreed-upon price or if no agreement can be reached, a purchase price based upon the average of two (2) appraisals (the "Purchase Option"). In the event Mr. McAuliffe's employment is terminated by the Bank "without cause" or by Mr. McAuliffe for "good reason," he will be entitled to receive, in addition to accrued but unpaid compensation and vacation pay, one year's worth of base salary and benefits plus the amount then held in the Trust. In addition, in the case of a termination by the Bank "without cause," the Purchase Option will be available to Mr. McAuliffe. If Mr. McAuliffe's employment is terminated by the Bank "for cause" or by Mr. McAuliffe "without good reason," he will only be entitled to receive his accrued (but unpaid) compensation and vacation pay, along with any compensation previously deferred by him.

         The Employment Agreement provides that during a two (2) year period following the termination of his employment with the Bank (except by reason of a termination by the Bank in the event of a disability), Mr. McAuliffe may not compete or become associated with any entity that competes with the business of the Company or any of its subsidiaries in any geographic area where the Company or any of its subsidiaries operates an office. In addition, during the two (2) year period referred to above (except by reason of a termination by the Bank in the event of a disability), Mr. McAuliffe may not directly or indirectly, encourage or solicit, or assist any other person or firm in encouraging or soliciting anyone having a business relationship with the Bank or any of its subsidiaries within the two (2) years preceding his termination of employment to terminate a business relationship with the Bank or engage in a business relationship with a competitor.

EMPLOYEE STOCK OPTION PLANS

         In April, 1996, the shareholders of the Bank adopted the 1996 Non-Qualified Stock Option Plan (the "Plan") providing for the grant of non-qualified stock options to certain directors and key employees of the Bank and consolidating prior stock option plans. The exercise price of the options granted under the Plan will not be less than the fair market value per share of the common stock on the date of the grant.

         The options will be exercisable in whole or in part upon such terms and conditions as may be determined by the Board of Directors but, in no event, will options be exercisable later than 20 years after the date of grant. A total of 180,000 shares are approved for grant under the Plan.

         During 1997, the Bank granted 10,120 stock options to employees. Of this amount, executive officers received the following grants, all subject to a 3-year vesting period: Thomas D. McAuliffe-1,720; John A. Romelfanger-580 and Daniel M. Mahoney-520. All options granted to executive officers had an exercise price of $20.00 per share and a 10-year expiration.


OPTION GRANTS IN LAST FISCAL YEAR

                                                                                          Potential Realized Value at
                                                                                            Assumed Annual Rates of
                                                                                            Stock Price Appreciation
                                  Individual Grants(1)                                          for Option Term
----------------------------------------------------------------------------------------- -----------------------------
                              Number of       % of Total
                              Securities        Options
                              Underlying      Granted to
                               Options       Employees in      Exercise      Expiration
           Name                Granted        Fiscal Year    Price ($/Sh)       Date        5% ($)         10% ($)
--------------------------- --------------- ---------------- -------------- ------------- ------------ ----------------
Thomas D. McAuliffe             1,720            17.0%           $20.00       12/31/07      $21,638       $54,834
John A. Romelfanger               580             5.7%           $20.00       12/31/07       $7,296       $18,490
Daniel M. Mahoney                 520             5.1%           $20.00       12/31/07       $6,542       $16,578

(1) Grants vest 33-1/3% per year, beginning on December 31, 1998.



         The following table summarizes the total outstanding options to executive officers at December 31, 1997. No options were exercised by executive officers in 1997.

                                                      Number of Securities                  Value of Unexercised
                                                Underlying Unexercised Options at          In-the-Money Options at
                                                        December 31, 1997                     December 31, 1997

                                                          Exercisable/                          Exercisable/
            Name                                          Unexercisable                         Unexercisable
----------------------------------------- ---------------------------------------------- ----------------------------
     Thomas D. McAuliffe                                  30,780/3,000                         $395,160/$2,957
     John A. Romelfanger                                  20,923/1,287                         $265,262/$1,632
     Daniel M. Mahoney                                    20,897/1,173                         $265,015/$1,509

COMMERCE NATIONAL BANK DEFERRED COMPENSATION PLANS

         The Bank has a non-qualified deferred compensation plan for directors. This plan permits the deferral of compensation earned until the participant's retirement. The participant's election to defer compensation must be made prior to the date the compensation is earned and all amounts deferred earn interest.

         In addition to the plan for Mr. McAuliffe, described under "Employment Agreement," the Bank has non-qualified compensation plans for three of its senior officers. A plan for Mr. Romelfanger was effective on December 31, 1994. Plans for Mr. Mahoney and Ms. Miller were effective December 31, 1997. All plans require the officers to remain in the employ of the Bank for 10 years from the effective date to receive any benefits and are funded by life insurance policies. Deferred compensation expense under Mr. Romelfanger's plan in 1997 was $4,500.

401(K) PLAN

         The Bank has a trusteed 401(k) savings plan covering all employees who have attained the age of 20 1/2 and work a minimum of 1,000 hours per calendar year. Salary redirection or "401(k)" contributions are made to the plan pursuant to a salary redirection agreement between each participant and the Bank. The Bank makes a contribution for each participant equal to three percent of the participant's compensation. In addition, a fifty (50) percent match, on contributions up to a maximum of six (6) percent of the participant's compensation, is made by the Bank for those participants who elect to make salary redirection contributions.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors of the Bank has established four committees. These committees meet with management on a regularly scheduled basis to review the Bank's policies, procedures and operating performance on particular functional areas. The activities of all committees are reviewed by the Board of Directors. These committees are established in accordance with the Bylaws of the Bank, which may be changed from time to time by a majority vote of the Board of Directors.

         The Loan Committee is comprised of three directors, none of whom are officers of the Bank, and Mr. McAuliffe. The primary responsibilities of the Committee are to review and approve loans over particular limits and review and approve changes to the Bank's lending policies and procedures. All board members serve on the loan committee on a rotating basis. The Committee met 27 times in 1997.

         The Funds Management Committee is comprised of not less than four outside directors, Mr. McAuliffe, Mr. Romelfanger and Ms. Miller. The directors currently serving on this committee include Mr. Gummer, Mr. Weiler, Mr. Ryan and Mr. Canini. The Committee meets at least quarterly, and its primary responsibilities include reviewing the Bank's asset/liability interest rate sensitivity, reviewing and approving investment policies and practices and reviewing the operating performance of the Bank. In 1997, the Committee met 6 times.

         The Compensation Committee is comprised of at least five directors and Mr. McAuliffe, who is a non-voting member, with its primary responsibility being the review of personnel policies and practices and evaluation of senior management. The directors currently serving on the committee include Mr. Corna, Mr. Ryan, Mr. Tonti, Mr. Ruhl, Mr. Crane and Mr. McDaniel. The Committee met 4 times in 1997.

         The Audit Committee is comprised of at least four directors, none of whom are officers of the Bank. The Committee's primary responsibilities are the review of internal and external auditors' reports, the review of internal loan review reports, evaluation of the internal auditor and external audit firm, and the review of regulatory examination results. The directors currently serving on this committee include Mr. Canini, Mr. Hoy, Mr. Kenney and Ms. DeVillers. The Committee met 3 times in 1997.

         Each outside director is paid an attendance fee of $250 per Board of Directors meeting and $100 per committee meeting.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Directors and officers of the Company and their associates are customers of, and have had transactions with, the Bank in the ordinary course of business. All outstanding loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of management, did not involve more than the normal risk of collectibility or present other unfavorable features.

         At September 30, 1998, the aggregate amount of extensions of credit from the Bank to directors and executive officers of the Company and their respective associates is as follows:

                                                                                          Percent of
                                                                                          Bank Capital
                                                                                         --------------
         Amounts outstanding at September 30.........         $5,613,000                      57%
         Unadvanced commitments and lines of credit..          3,484,000                      36%
                                                              ----------                     ----
                  Total..............................         $9,097,000                      93%


Additionally, the directors and executive officers maintained deposit account relationships totaling $4,242,000 with the Bank. The loan and deposit balances are more substantial than other financial institutions of similar size due to the fact that many of the directors are founding organizers of the Bank and the Company's board is approximately twice the size of most similar sized financial institutions. See Note 5 to the Consolidated Financial Statements attached hereto.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The table on the following page sets forth, as of September 30, 1998, information concerning the number of Common Shares beneficially owned, including warrants and options, directly or indirectly, by each director individually, and by all executive officers and directors of the Company as a group. No executive officer or director owns more than ten percent (10%) of the outstanding Common Shares.

------------------------------------ -------------------------- -------------------------- ==============================
                                        Amount and Nature of             Amount of             Percent of Class as of
                                        --------------------             ---------             ----------------------
Name of Beneficial Owner               Beneficial Ownership(a)       Common Stock Only          September 30, 1998(a)
------------------------               -----------------------       -----------------          ---------------------

------------------------------------ -------------------------- -------------------------- ==============================
Thomas D. McAuliffe                           88,912                     54,612                        7.74%
Loreto V. Canini                               1,840                      1,840                         .17%
Mark S. Corna                                  7,638                      5,020                         .68%
Jameson Crane, Jr. (b)                        57,640                     54,780                        5.16%
Judith A. DeVillers                           10,124                      7,880                        0.91%
George A. Gummer                              28,842                     23,788                        2.58%
William L. Hoy                                12,132                      8,514                        1.09%
Douglas W. James (e)                          33,660                     26,400                        3.00%
Donald R. Kenney                              71,060                     63,800                        6.34%
Daniel M. Mahoney                             30,136                      9,240                        2.65%
Samuel E. McDaniel                             7,260                      4,400                         .65%
Kent K. Rinker                                50,038                     48,960                        4.49%
Richard F. Ruhl                               17,275                     15,075                        1.55%
David J. Ryan                                 34,324                     30,232                        3.07%
Peter C. Taub                                 24,334                     18,482                        2.17%
John A. Tonti (c)                             18,712                     15,840                        1.67%
Alan R. Weiler                                40,648                     35,624                        3.63%
Michael Wren (d)                              66,500                     54,620                        5.90%
------------------------------------ -------------------------- ---------------------------------------------------------
All directors and executive                  623,113                    480,177                      51.30%
officers as a group (19 persons)
------------------------------------ -------------------------- ---------------------------------------------------------

(a) Reflects all Common Shares (including warrants and vested stock options) "beneficially owned" as of September 30, 1998, by each individual and group, determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission. Accordingly, the shares shown may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who has the same name as such individual, as well as other shares as to which the individual has voting or investment power. An individual is deemed to be the beneficial owner of shares registered in his name or as to which he exercises sole or shared voting or investment power. Beneficial ownership may be disclaimed as to certain of the shares.
(b) Includes 31,900 shares owned by Fairwood Investment Company and 18,480 shares and warrants owned by Crane Plastics Company Pension Plan, as to which Mr. Crane exercises shared voting and investment power.
(c) Includes 3,970 shares owned by West Penn Foods, Inc. and 1,100 shares owned by Cambridge Leasing Company, as to which Mr. Tonti exercises voting and investment power.
(d) Includes 660 shares owned by M-E Engineering, Inc., as to which Mr. Wren exercises voting and investment power.
(e) Includes 1,692 warrants owned by American Business Equipment Pension Plan, to which Mr. James exercises investment power.

                            DESCRIPTION OF SECURITIES

GENERAL

         The authorized capital stock of the Company consists of 2,000,000 Common Shares, no par value, of which 1,114,636 shares were outstanding as of September 30, 1998 and beneficially owned by approximately 400 shareholders. Upon completion of this Offering, the Company will have up to 1,239,636 Common Shares outstanding. The authorized capital stock of the Company also consists of 200,000 shares of Serial Preferred Stock, par value $10.00. No shares of Serial Preferred Stock are issued and outstanding.

VOTING RIGHTS

         The holders of Common Shares are entitled to one vote per share on all matters submitted to a vote of shareholders, except in the election of directors, for which the Common Shares have cumulative voting rights.

DIVIDENDS

         The Company's current policy is to declare dividends semi-annually in June and December. Although the Company intends to continue to pay cash dividends on its Common Shares in the future based upon its net income and available cash flow, there can be no assurance that the Company will have earnings sufficient to pay a dividend on its Common Shares or that, even if there are sufficient earnings, dividends will be permitted under applicable laws or regulatory requirements.

COMMON SHARES FULLY PAID AND NONASSESSABLE

         All of the outstanding Common Shares of the Company are, and the Common Shares to be sold by the Company pursuant to this offering when issued will be, fully paid and nonassessable.

PREEMPTIVE RIGHTS/REPURCHASE AND REDEMPTION

         Shareholders of the Company do not have preemptive rights to purchase or subscribe to any shares or other securities of the Company. The Board of Directors may authorize the Company at any time to purchase or redeem shares issued by the Company to the extent of available surplus.

SPECIAL VOTE FOR CONTROL SHARE ACQUISITIONS

         The Company is an Ohio corporation. Currently, the Company has approximately 400 shareholders. Since the Company has in excess of 50 shareholders, it is deemed to be an "issuing public corporation" under the law of the State of Ohio and is subject to the provisions of the Ohio Control Share Acquisition Statute (the "Statute"). As an alternative, the Statute provides that an Ohio corporation may include in its articles of incorporation or regulations restrictions on the transfer of its shares in connection with a "control share acquisition," including procedures for obtaining the consent of shareholders and for the screening by directors of proposals for such acquisitions. As drafted, the Amended and Restated Articles of Incorporation of the Company provide that the Statute does not apply to the Company. Specifically, Article Sixth sets forth a procedure for obtaining shareholder consent that is consistent with the Statute, subject to the right of the directors to screen out proposals that do not meet certain standards set forth in Article Sixth. The right of the Board of Directors to screen control share acquisitions is the principal difference between Article Sixth and the requirements of Ohio law that would otherwise be applicable to the Company.

TRANSFER AGENT AND REGISTRAR

         The Company acts as its own transfer agent and registrar.

CERTAIN PROVISIONS OF THE COMPANY'S ARTICLES OF INCORPORATION AND CODE OF REGULATIONS

         The Company's Articles of Incorporation provide for a classified Board of Directors. The directors are divided into three classes as nearly equal in number as possible, and each class is elected for a staggered three-year term of office at each annual shareholders meeting. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and his successor shall be elected and shall qualify; subject, however, to prior death, resignation, or removal from office.

         Article Fourth of the Company's Articles authorizes 200,000 Serial Preferred Shares ("Serial Shares"), all with a par value of Ten Dollars ($10.00), which may be issued in one or more series by the Board of Directors. The Board of Directors is authorized by the Articles to establish, among other things, dividend rates, cumulative rights, redemption rights or prices, sinking fund provisions, and conversion rights of the Serial Shares. The holders of Serial Shares are entitled to be paid dividends when and as declared in preference to the holders of the Common Shares. In liquidation or dissolution, the holders of Serial Shares are entitled to be paid for their shares, plus the amount of any dividends in arrears, before any amounts are paid to the holders of the Common Shares in respect of such Shares. The holders of the Serial Shares are entitled to one vote per share on all matters presented to the shareholders. Except as indicated below, the holders of Serial Shares vote with the holders of the Common Shares on matters presented to the shareholders. If there is a default in respect of six quarterly dividends, the holders of the Serial Shares are entitled to elect two directors to the Board of Directors until such default is cured. The affirmative vote of the holders of two-thirds of the outstanding Serial Shares, voting separately as a class, is required to adopt any amendment to the Articles or Regulations (i) to authorize any class of stock ranking on a parity with outstanding Serial Shares or to increase the authorized number of Serial Shares or (ii) to authorize the sale of substantially all of the assets of the Company or certain mergers.

         In the event of a tender offer or other attempt to gain control of the Company that the Board of Directors does not approve, it would be possible for the Board of Directors to authorize the issuance of a series of Serial Shares with rights and preferences that could impede the completion of such a transaction. The flexibility of the Board of Directors to take such action will be increased by virtue of the denial of preemptive rights. However, the Company does not at present have any plans, arrangements, commitments or understandings to issue any Serial Shares. Any Serial Shares issued in the future will be on terms which the Board of Directors deems to be in the best interests of the Company and its shareholders.

         Under the Company's Regulations, a special meeting of shareholders may be called by the President, a Vice President or a majority of the Board of Directors, and by shareholders holding a requisite percentage of the shares entitled to vote. With respect to special meetings called by shareholders, the Regulations provide that the requisite percentage for calling such meetings is fifty percent (50%). This provision is consistent with the maximum permissible requirement under Ohio law.

         The Regulations establish a requirement that advance notification of nominations of directors by shareholders be given to the Secretary of the Company, as a general rule, not less than sixty (60) nor more than ninety (90) days prior to the date of any shareholders' meeting (as initially called, in the case of adjourned meetings) held for the purpose of electing directors. If less than seventy-five (75) days notice or prior public disclosure of a meeting date is given or made to the shareholders, in order to be timely, the shareholders' notice must be received by the close of business on the fifteenth day following the earlier of the day the meeting notice was mailed or public disclosure of the meeting was made. The notice of nomination must set forth certain information regarding each nominee who is not an incumbent director and must be accompanied by the written consent of the proposed nominee to serve as a director if elected. Nominations which the chairman of the meeting determines not to have been made in accordance with the Regulations are to be disregarded.

         A similar provision applies to business that may be brought before a meeting of shareholders by a shareholder. The Company Regulations provide that a shareholder must give the Secretary written notice that a matter is to be brought before such a meeting, as a general rule, not less than sixty (60) nor more than ninety (90) days prior to the date of the meeting (as initially called, in the case of adjourned meetings). If less than seventy-five (75) days notice or prior public disclosure of a meeting date is given or made to the shareholders, in order to be timely, the shareholders' notice must be received by the close of business on the fifteenth day following the earlier of the day the meeting notice was mailed or public disclosure of the meeting was made. The notice must contain, among other things, a brief description of the business the shareholder desires to bring before the meeting, the reasons thereof and any material interest of such shareholder in such business.

         The purpose of these nomination and shareholder proposal procedures is to avoid the possibility of nominations or proposals being made in a way that would preclude the Board from investigating and the shareholders from adequately assessing the competence, experience, integrity and other relevant factors concerning the qualifications of a proposed nominee or any relevant factors concerning shareholder proposals. The Board of Directors believes that matters should be brought before a meeting in an orderly fashion and in sufficient time before a meeting so that shareholders may be provided adequate information in order to vote on a fully-informed basis.

         The provisions described above could deter a shareholder from gaining control of the Company by means of making nominations for directors or proposing shareholder actions from the floor of a meeting or by means of a proxy contest instituted so close to the date of a shareholders' meeting that adequate information might not be available to shareholders.

         A possible adverse effect of the nomination and shareholder proposal provisions may be that persons otherwise qualified to serve as directors and who are proposed for nomination and election by holders of a majority of the outstanding voting shares may not be nominated or elected due to inadvertence or otherwise. Also, this provision may make it easier for incumbent directors to solicit proxies to resist a dissident slate of directors and thus retain their status as directors, even when the dissident nominations might be in the best interests of the Company and its shareholders. In this sense, the provisions can be viewed as advantageous to incumbent directors and executive officers and may discourage takeover attempts.


                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Section 1701.13 of the Ohio Revised Code provides for the indemnification of officers and directors against liability and certain expenses that may be incurred by them in the event of an action against them as a result of their service for or on behalf of the Company. The Code of Regulations of the Company contains specific provisions in regard to indemnification of officers and directors of the Company and its subsidiaries to implement the general provisions of such section. Furthermore, to enable the Company to continue to attract and retain qualified directors and officers, the Company has entered into indemnification agreements with each director and officer of the Company that specify the types of matters for which indemnification by the Company is available and the extent of indemnification afforded and provide for advancement of defense expenses under certain conditions.


                         SHARES ELIGIBLE FOR FUTURE SALE

         The market price of the Common Shares could drop as a result of sales of a large number of Common Shares in the market after the Offering, or the perception that such sales could occur. These factors could also make it more difficult for the Company to raise funds through future offerings. As a result of the Offering, there will be an additional 125,000 Company common shares outstanding. All of these shares will be freely transferable without restriction of future registration, except for any Common Shares purchased by "affiliates" of the Company, as defined in Rule 144 under the Securities Act. The remaining 1,114,636 outstanding common shares of the Company, which have been issued in private offerings or are issuable upon the exercise of warrants, are "restricted securities" as defined in Rule 144 and may be resold without restriction to the extent permitted by Rule 144 or an exemption under the Securities Act. It should be noted that the holding period restrictions on the majority of the 1,114,636 shares have lapsed. Assuming the Offering is fully subscribed for, the Company will have 522,415 authorized but unissued shares which may be issued without further approval of its shareholders.


                                LEGAL PROCEEDINGS

         Neither the Company nor the Bank is a party to any material pending legal proceedings.

                                     EXPERTS

         The consolidated financial statements as of December 31, 1997 and 1996 and for the years then ended included in this Prospectus and in the Registration Statement have been audited by Crowe, Chizek and Company LLP, independent public accountants, as set forth in their report thereon dated February 5, 1998, which appears elsewhere herein and in the Registration Statement. All such financial statements have been included herein in reliance upon such reports given upon the authority of such firm as experts in auditing and accounting.

         The validity of the Common Shares offered hereby has been passed upon for the Company by the law firm of Squire, Sanders & Dempsey L.L.P., Cleveland, Ohio.

                              FINANCIAL STATEMENTS

         Consolidated Financial Statements for the nine month period ended September 30, 1998 (unaudited) and the years ended December 31, 1997 and 1996.

Independent Auditors' Report.....................................................................      F-1
Consolidated Financial Statements:
         Balance Sheet Statements................................................................      F-2
         Income Statements.......................................................................      F-3
         Comprehensive Income Statements.........................................................      F-4
         Statements of Changes in Shareholders' Equity...........................................      F-5
         Statements of Cash Flows................................................................      F-6
         Notes to Consolidated Financial Statements..............................................      F-7

REPORT OF INDEPENDENT AUDITORS



TO THE BOARD OF DIRECTORS AND THE SHAREHOLDERS OF CNBC BANCORP:

We have audited the accompanying consolidated balance sheets of CNBC Bancorp as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of CNBC Bancorp's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CNBC Bancorp as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



CROWE, CHIZEK AND COMPANY, LLP

Columbus, Ohio
February 5, 1998

                                  CNBC BANCORP
                           CONSOLIDATED BALANCE SHEETS
                       SEPTEMBER 30, 1998 (unaudited) AND
                           DECEMBER 31, 1997 AND 1996


                                                                 September 30                     December 31
                                                                         1998               1997                1996
                                                                         ----               ----                ----
ASSETS                                                            (unaudited)

Cash and Non Interest-Bearing Balances.....................    $    7,873,346     $    5,084,869      $    4,248,421
Interest Bearing Balances...................................        3,302,169            794,592           2,360,741
Federal Funds Sold..........................................        4,800,000          4,000,000           3,600,000
Money Market Funds..........................................        8,395,344          5,180,572           4,530,654
                                                               --------------     --------------      --------------
Total Cash and Cash Equivalents.............................       24,370,859         15,060,033          14,739,816

Securities Available for Sale...............................        4,921,021          4,050,988           3,130,253
Loans, Net of Allowance for Loan Losses.....................      134,558,639        117,078,439          85,086,853
Premises and Equipment......................................        1,842,606          1,863,380             281,202
Accrued Interest Receivable.................................          820,354            641,591             505,266
Deferred Federal Income Taxes...............................          564,000            434,000             326,000
Other Assets................................................          246,211            196,350             137,377
                                                               --------------     --------------      --------------

Total Assets................................................    $ 167,323,690     $  139,324,781      $  104,206,767
                                                               ==============     ==============      ==============


LIABILITIES

Deposits:
         Non Interest-Bearing Deposits......................   $   19,164,630    $    16,891,426     $    13,772,234
         Interest-Bearing Deposits..........................      124,832,744        102,213,987          76,604,307
                                                               --------------     --------------      --------------
                  Total Deposits............................      143,997,374        119,105,413          90,376,541

Borrowings..................................................       10,823,826          8,860,482           4,884,049
Other Liabilities...........................................          842,730            877,222             648,930
                                                               --------------     --------------      --------------

Total Liabilities...........................................      155,663,930        128,843,117          95,909,520


SHAREHOLDERS' EQUITY

Common Stock:  No Par Value;
         Authorized Shares -2,000,000
         Issued and Outstanding - 1,114,636 in 1998,
         555,890  in 1997 and 526,827 in 1996...............        8,365,273          8,349,051           7,297,557
Retained Earnings...........................................        3,271,487          2,133,913           1,010,790
Unrealized Gain/(Loss) on Securities Available for Sale.....           23,000             (1,300)            (11,100)
                                                               --------------     --------------      --------------

Total Shareholders' Equity..................................       11,659,760         10,481,664           8,297,247
                                                               --------------     --------------      --------------

Total Liabilities and Shareholders' Equity..................   $  167,323,690     $  139,324,781      $  104,206,767
                                                               ==============     ==============      ==============







                 See Notes to Consolidated Financial Statements

                                  CNBC BANCORP
                         CONSOLIDATED INCOME STATEMENTS
          NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (unaudited) AND
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                   For the Nine Months               For the Years
                                                                   Ended September 30              Ended December 31
                                                                  1998            1997             1997          1996
                                                                  ----            ----             ----          ----
                                                                         (unaudited)
INTEREST INCOME

         Loans, including Fees.........................      $ 8,625,342     $ 6,506,663      $ 9,160,044   $ 7,041,088
         Taxable Securities............................          226,447         151,285          212,621       222,625
         Money Market Funds............................          238,482         169,189          219,432       278,392
         Federal Funds Sold............................          141,414          72,618           75,490       110,815
         Deposits with Banks...........................          149,055          41,514           62,761        26,305
                                                             -----------     -----------      -----------   -----------
Total Interest Income..................................        9,380,740       6,941,269        9,730,348     7,679,225
                                                             -----------     -----------      -----------   -----------

INTEREST EXPENSE

         Deposits .....................................        4,201,602       2,944,160        4,137,289     3,390,599
         Borrowings....................................          440,926         340,496          487,178       313,949
                                                             -----------     -----------      -----------   -----------

Total Interest Expense.................................        4,642,528       3,284,656        4,624,467     3,704,548
                                                             -----------     -----------      -----------   -----------

Net Interest Income....................................        4,738,212       3,656,613        5,105,881     3,974,677
Provision for Loan Losses..............................          384,800         257,700          385,600       254,400
                                                             -----------     -----------      -----------   -----------

Net Interest Income After Provision for Loan Losses....        4,353,412       3,398,913        4,720,281     3,720,277

OTHER INCOME

         Service Charges on Deposits...................           95,331          87,370          118,580        95,877
         Other Income..................................           74,230          50,797           69,879        65,026
                                                             -----------     -----------      -----------   -----------

Total Other Income.....................................          169,561         138,167          188,459       160,903
                                                             -----------     -----------      -----------   -----------

OPERATING EXPENSES

         Salaries and Benefits.........................        1,473,790       1,098,897        1,529,582     1,205,966
         Occupancy and Equipment.......................           75,622         140,274          166,780       180,286
         Data Processing...............................          196,030         174,681          228,830       199,062
         Customer Courier..............................          132,000         105,500          146,750       115,550
         Professional Services.........................          124,307          69,349          133,699        75,394
         State Franchise Tax...........................           97,301          88,346          117,723       111,064
         Other Expenses................................          395,364         321,646          445,507       358,437
                                                             -----------     -----------      -----------   -----------

Total Operating Expenses...............................        2,494,414       1,998,693        2,768,871     2,245,759
                                                             -----------     -----------      -----------   -----------

Income Before Income Taxes.............................        2,028,559       1,538,387        2,139,869     1,635,421

Income Tax Expense.....................................          701,600         535,850          745,200       572,648
                                                             -----------     -----------      -----------   -----------

Net Income.............................................     $  1,326,959    $  1,002,537    $   1,394,669  $  1,062,773
                                                            ============    ============    =============  ============

EARNINGS PER COMMON SHARE

    Basic    ..........................................     $       1.19    $        .95    $        1.31  $       1.02
                                                            ============    ============    =============  ============

    Diluted  ..........................................     $       1.08    $        .86    $        1.21  $        .95
                                                            ============    ============    =============  ============

                 See Notes to Consolidated Financial Statements

                                  CNBC BANCORP
                  CONSOLIDATED COMPREHENSIVE INCOME STATEMENTS
          NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (unaudited) AND
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                     For the Nine Months               For the Years
                                                                     Ended September 30              Ended December 31
                                                                    1998            1997             1997          1996
                                                                    ----            ----             ----          ----
                                                                         (unaudited)

Net Income................................................    $1,326,959      $1,002,537        $1,394,669   $1,062,773

Other Comprehensive Income, net of tax:
Unrealized Gain/(Loss) on Securities Available for Sale...        24,300           9,800             9,800      (27,600)
                                                              ----------      ----------        ----------    ---------


Comprehensive Income......................................    $1,351,259      $1,012,337        $1,404,469   $1,035,173
                                                              ==========      ==========        ==========   ==========

                                  CNBC BANCORP
                             CONSOLIDATED STATEMENTS
                       OF CHANGES IN SHAREHOLDERS' EQUITY
              NINE MONTHS ENDED SEPTEMBER 30, 1998 (unaudited) AND
                      YEARS ENDED DECEMBER 31, 997 AND 1996

                                                                                                      Unrealized
                                                                                                  Gain/(Loss) on
                                                                   Additional                         Securities
                                                        Common        Paid-In          Retained        Available
                                                         Stock        Capital          Earnings         for Sale          Total
                                                  ------------   ------------      ------------    -------------   ------------

BALANCES AT JANUARY 1, 1996...................... $  2,615,481   $  4,639,866      $    132,407    $      16,500   $  7,404,254

Reclassification from
Reorganization...................................    4,639,866     (4,639,866)

Proceeds from Exercise of 3,740 Warrants.........       42,486                                                           42,486

Redemption of 9.2 Fractional Shares..............         (276)                                                            (276)

Net Income.......................................                                     1,062,773                       1,062,773

Change in Unrealized Gain/(Loss) on
Securities Available for Sale....................                                                        (27,600)       (27,600)

Cash Dividends Declared ($.175 per share)........                                      (184,390)                       (184,390)
                                                  ------------   ------------      ------------    -------------   ------------

BALANCES AT DECEMBER 31, 1996....................    7,297,557              0         1,010,790          (11,100)     8,297,247

Offering Proceeds from
Sale of 25,000 Shares............................    1,000,000                                                        1,000,000

Offering Costs...................................       (8,193)                                                          (8,193)

Proceeds from Exercise of 2,633 Warrants.........       29,911                                                           29,911

Proceeds and Tax Benefit from Exercise
of 1,430 Stock Options...........................       29,776                                                           29,776

Net Income.......................................                                     1,394,669                       1,394,669

Cash Dividends Declared ($.25 per Share).........                                      (271,546)                       (271,546)

Change in Unrealized Gain/(Loss) on
Securities Available for Sale....................                                                          9,800          9,800
                                                  ------------   ------------      ------------    -------------   ------------

BALANCES AT DECEMBER 31, 1997....................    8,349,051              0         2,133,913           (1,300)    10,481,664


Proceeds from Exercise of 2,856 Warrants.........       16,222                                                           16,222

Net Income.......................................                                     1,326,959                       1,326,959

Cash Dividends Declared  ($.17 per Share)........                                      (189,385)                       (189,385)

Change in Unrealized Gain/(Loss) on
Securities Available for Sale....................                                                         24,300         24,300
                                                  ------------   ------------      ------------    -------------   ------------

BALANCES AT SEPTEMBER 30, 1998 (UNAUDITED)....... $  8,365,273   $          0      $  3,271,487    $      23,000    $11,659,760
                                                  ============   ============      ============    =============    ===========

                 See Notes to Consolidated Financial Statements

                                  CNBC BANCORP
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
          NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (unaudited) AND
                     YEARS ENDED DECEMBER 31, 1997 AND 1996



                                                               For the Nine Months Ended             For the Years Ended
                                                                      September 30,                     December 31,
                                                                   1998           1997                1997          1996
                                                                   ----           ----                ----          ----
                                                                       (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income................................................ $  1,326,959    $   1,002,537     $   1,394,669 $   1,062,773
Adjustments to Reconcile Net Income to Net Cash
         Provided by Operating Activities:
                  Provision for Loan Losses...............      384,800          257,700           385,600       254,400
                  Depreciation............................      111,975           85,328           121,237        81,276
                  Deferred Income Taxes...................     (142,000)        (104,000)         (113,000)      (31,800)
                  Net Amortization/Accretion on Securities        4,448           (2,118)           (3,027)      (14,719)
                  Federal Home Loan Bank Stock Dividend...      (59,400)         (36,500)          (69,300)      (45,500)
                  Changes in:
                           Interest Receivable............     (178,763)        (156,779)         (136,325)      (75,676)
                           Other Assets...................      (50,353)         (62,757)          (58,973)      (97,359)
                           Other Liabilities..............      104,478          177,165           273,712       (27,634)
                                                           ------------    -------------     ------------- -------------

         Net Cash Provided by Operating Activities........    1,502,144        1,160,576         1,794,593     1,105,761
                                                           ------------    -------------     ------------- -------------

CASH FLOWS FROM INVESTING ACTIVITIES

Purchases of Securities...................................   (2,028,289)      (1,168,008)       (1,333,608)   (1,747,637)
Maturities of Securities..................................    1,250,000          500,000           500,000     2,000,000
Net Increase in Loans.....................................  (17,865,000)     (23,179,540)      (32,377,186)  (17,433,761)
Purchase of Premises and Equipment........................      (91,201)      (1,617,430)       (1,703,415)      (70,921)
                                                           ------------    -------------     ------------- -------------

         Net Cash Flows Used in Investing Activities......  (18,734,490)     (25,464,978)      (34,914,209)  (17,252,319)
                                                           ------------    -------------     ------------- -------------

CASH FLOWS FROM FINANCING ACTIVITIES

Net Increase in Deposits..................................   24,891,961       16,697,625        28,728,872    21,328,811
Net Proceeds from Issuance of Common Stock................       16,222           53,018         1,051,494        42,486
Stock Subscriptions Received..............................                       261,600
Maturities of Federal Home Loan Bank Advances.............   (1,250,000)      (1,250,000)       (1,250,000)     (500,000)
Advances from Federal Home Loan Bank......................    3,500,000        3,550,000         3,550,000       500,000
Principal Payments on Federal Home Loan Bank Advances.....     (286,656)        (204,738)         (323,567)     (265,230)
Net Proceeds from Loan Payable............................                     2,000,000         2,000,000
Dividends Paid............................................     (328,355)        (316,966)         (316,966)     (130,774)
                                                           ------------    -------------     ------------- -------------

         Net Cash Flows Provided by Financing Activities..   26,543,172       20,790,539        33,439,833    20,975,293
                                                           ------------    -------------     ------------- -------------

         Net Change in Cash and Cash Equivalents..........    9,310,826       (3,513,863)          320,217     4,828,735
Cash and Cash Equivalents at Beginning of Year............   15,060,033       14,739,816        14,739,816     9,911,081
                                                           ------------    -------------     ------------- -------------
Cash and Cash Equivalents at End of Year..................  $24,370,859      $11,225,953     $  15,060,033 $  14,739,816
                                                            ===========      ===========     ============= =============

Cash  Paid During the Year for
         Interest......................................... $  4,642,994     $  3,218,129    $    4,570,182 $   3,689,948
         Income Taxes.....................................      851,955          622,593           857,000       758,288


                 See Notes to Consolidated Financial Statements

                                  CNBC BANCORP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                  SEPTEMBER 30, 1998 AND 1997 (unaudited) AND
                           DECEMBER 31, 1997 AND 1996

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of the significant accounting policies followed in the preparation of the financial statements.

BASIS OF PRESENTATION: The consolidated financial statements include the accounts of CNBC Bancorp ("Bancorp") and its wholly owned subsidiary, Commerce National Bank ("Bank"). All significant intercompany balances and transactions have been eliminated in consolidation. All information as of September 30, 1998 and 1997 and for the nine months then ended is unaudited.

At a special shareholder meeting held October 22, 1996, the Bank's shareholders approved a plan of reorganization whereby they would exchange each share of Bank $5 par value common stock for no par value common stock of Bancorp. The reorganization was consummated November 30, 1996. The transaction represented an internal reorganization and the historical basis of assets and liabilities were carried forward without change.

NATURE OF OPERATIONS: Revenues and assets are derived from the banking industry, serving primarily small business customers in the central Ohio region. Banking deposit products include checking and savings accounts and certificates of deposit. Business loans are secured by real estate, accounts receivable, inventory, equipment and other types of collateral and personal loans are secured by real estate, stocks and other collateral. A small portion of loans are unsecured.

USE OF ESTIMATES: To prepare financial statements in conformity with generally accepted accounting principles, management makes certain estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided. Future results could differ from these estimates. The collectibility of loans, fair values of financial instruments and status of contingencies are more susceptible to change.

SECURITIES: Securities can be classified into held to maturity, available for sale, and trading categories. Held to maturity securities are those which management has the positive intent and ability to hold to maturity, and are reported at amortized cost. Available for sale securities are those which may be sold prior to maturity for liquidity, asset-liability management, or other reasons. Available for sale securities are reported at fair value, with unrealized gains or losses included as a separate component of shareholders' equity, net of tax. Trading securities are bought principally for sale in the near term and are reported at fair value with unrealized gains or losses included in earnings. Realized gains or losses are determined based on the amortized cost of the specific security sold. Interest income includes amortization of purchase premium or discount.

LOANS: Loans are reported at the principal balance outstanding, net of deferred loan fees and costs and the allowance for loan losses. Interest income on loans is recognized on the interest method. The accrual of interest on loans will be suspended when, in management's opinion, the collection of all or a portion of interest has become doubtful. When a loan is placed on nonaccrual status, accrued and unpaid interest at risk is charged against income. Payments received on nonaccrual loans will be applied against principal until recovery of the remaining balance is reasonably assured. Loan fees and direct costs associated with originating or acquiring loans are deferred and recognized over the life of the loan as an adjustment of the yield.

ALLOWANCE FOR LOAN LOSSES: The allowance for loan losses is increased by recording a provision for loan losses, which is charged to current expense, and receiving recoveries on loans previously charged off. The allowance for loan losses is decreased by loan charge-offs. Management's periodic evaluation of the adequacy of the allowance is based on known and inherent risks in the loan portfolio, assessment of individual borrower's ability to repay their loans including the value of any collateral, current economic conditions, and past loan loss experience. Many of these factors are subjective and may change over time. A loan is classified as impaired when full payment under the loan terms is not expected. Impairment is evaluated in total for smaller balance loans or loans of a similar nature such as residential mortgage and credit card loans, and on an individual basis for other loans. Loans considered to be impaired are reduced to the present value of expected future cash flows, or the fair value of collateral securing the loan, by allocating a portion of the allowance for loan losses to such loans. Loans are evaluated for impaired status when payments are past due 90 days or more or when management's grading system indicates a doubtful classification. Interest received on impaired loans that are not on nonaccrual status is recorded as interest income.

                                  CNBC BANCORP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                  SEPTEMBER 30, 1998 AND 1997 (unaudited) AND
                           DECEMBER 31, 1997 AND 1996

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

CONCENTRATION OF CREDIT RISK: Business and real estate investment loans comprised approximately 78 percent (unaudited), 75 and 70 percent of total loans at September 30, 1998, December 31, 1997 and 1996, respectively.

PREMISES AND EQUIPMENT: Asset cost is reported net of accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful life of the asset. Maintenance and repairs are charged to expense as incurred, and major improvements are capitalized. Assets are reviewed for impairment when events indicate the carrying amount may not be recoverable.

EMPLOYEE BENEFITS: A trusteed 401(k) savings plan covers all employees who have attained the age of 20-1/2 and work a minimum of 1,000 hours per calendar year. An employer contribution for each participant equal to three percent of the participant's compensation is made annually. The plan also allows employee contributions, with contributions up to six percent of the participant's compensation matched 50 percent by the employer. Expense related to the plan was $59,500 and $39,400 for the nine months ended September 30, 1998 and 1997 (unaudited), and $60,400 and $47,900 in 1997 and 1996. No post-retirement benefits other than the 401(k) plan are provided to employees.

In March 1998, an employment contract was executed between Thomas D. McAuliffe, Bancorp and the Bank. The terms of the contract include Mr. McAuliffe maintaining his duties as the Bancorp's and Bank's president for a term of 5 years subject to certain terms and conditions.

STOCK COMPENSATION: Expense for employee compensation under the stock option plan is recorded only if options are granted below the market value of the stock on the grant date. Pro forma disclosures of net income and earnings per share are provided as if the fair value accounting method were used for stock-based compensation.

INCOME TAXES: Income tax expense is the sum of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

EARNINGS PER SHARE: Bancorp adopted Statement of Financial Accounting Standards ("SFAS") No. 128 on December 31, 1997 which requires dual presentation of basic and diluted earnings per share ("EPS"). All prior EPS data has been restated. Basic EPS is based on net income divided by the weighted-average number of common shares outstanding. Diluted EPS is based on the weighted-average number of common shares outstanding during the year and the assumed exercise of dilutive stock options and warrants less the number of treasury shares assumed to be purchased from the proceeds using the average market price of Bancorp's common stock. The calculation for weighted average shares is as follows:

                                                                      September 30                December 31
                                                                   1998          1997          1997          1996
                                                                   ----          ----          ----          ----
                                                                      (unaudited)
          Weighted average shares for basic EPS ............    1,113,220     1,058,090     1,067,216     1,046,708
          Add dilutive effect of:
               Exercise of warrants.........................       49,251        42,061        43,196        39,499
               Exercise of stock options....................       71,122        59,093        43,214        30,793
                                                                ---------     ---------     ---------     ---------

          Weighted average shares for diluted EPS...........    1,233,593     1,159,244     1,153,626     1,117,000
                                                                =========     =========     =========     =========

The weighted-average shares outstanding and earnings per share and dividends per share information has been adjusted to reflect the 2-for-1 stock split declared by Bancorp in January, 1998.

STATEMENTS OF CASH FLOWS: Cash flows are reported net for customer loan and deposit transactions. Cash and cash equivalents are defined as those amounts included in the balance sheet captions, "Cash and Non Interest-Bearing Balances," "Interest Bearing Balances," "Federal Funds Sold," and "Money Market Funds."

                                  CNBC BANCORP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                  SEPTEMBER 30, 1998 AND 1997 (unaudited) AND
                           DECEMBER 31, 1997 AND 1996



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

COMPREHENSIVE INCOME: Under a new accounting standard, comprehensive income is now reported for all periods. Comprehensive income includes both net income and other comprehensive income. Currently, other comprehensive income components material to Bancorp include the change in unrealized gains and losses on securities available for sale.

RECLASSIFICATIONS: Certain items in the financial statements have been reclassified to conform with the current presentation.


NOTE 2 - MONEY MARKET FUNDS

Money market funds consist of investments in money market mutual funds that buy and sell at a constant $1 per share value; therefore, cost and fair value are the same. Balances in the funds are summarized as follows:

                                                            September 30,             December 31,
                                                                    1998         1997              1996
                                                                    ----         ----              ----
                                                            (unaudited)

Liquid Cash Trust (LCT)..........................            $3,645,759       $3,000,343        $2,898,156
Automated Government Money Trust (AGMT)..........             4,192,336        1,491,191         1,135,986
Money Market Flex Fund...........................               557,249          689,038           496,512
                                                             ----------       ----------        ----------

Total............................................            $8,395,344       $5,180,572        $4,530,654
                                                             ==========       ==========        ==========

LCT has approximately $500 million in assets which consist of federal funds sold to banks and repurchase agreements secured by U.S. Treasury securities which are held in safekeeping by a third-party custodian.

AGMT has approximately $2.4 billion in assets which consist of short term U.S. Treasury obligations and repurchase agreements secured by U.S. Treasury securities which are held in safekeeping by a third-party custodian.

The Flex Fund has approximately $834 million in assets which consist of commercial paper, corporate bonds, and U.S. Treasury securities.

                                  CNBC BANCORP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                    SEPTEMBER 30, 1998 AND 1997 (unaudited)
                         AND DECEMBER 31, 1997 AND 1996


NOTE 3 - SECURITIES AVAILABLE FOR SALE

The amortized cost and approximate fair value of securities available for sale are summarized as follows:

                                                     Amortized        Unrealized       Unrealized              Fair
                                                          Cost       Gross Gains     Gross Losses             Value
                                                    ----------       -----------       ----------        ----------
September 30, 1998 (unaudited)

U.S. Treasury Securities.........................   $3,520,321       $   34,800       $    -             $3,555,121
Federal Reserve Bank Stock.......................      217,700                                              217,700
Federal Home Loan Bank Stock.....................    1,148,200                                            1,148,200
                                                    ----------       ----------        ---------        ----------

Total............................................   $4,886,221       $   34,800       $    -             $4,921,021
                                                    ==========       ==========       ==========         ==========


December 31, 1997

U.S. Treasury Securities.........................   $2,746,480       $    4,200      $    (6,192)       $ 2,744,488
Federal Reserve Bank Stock.......................      217,700                                              217,700
Federal Home Loan Bank Stock.....................    1,088,800                                            1,088,800
                                                    ----------       ----------       ----------        -----------

Total............................................   $4,052,980       $    4,200      $    (6,192)       $ 4,050,988
                                                    ==========       ==========       ==========        ===========


December 31, 1996

U.S. Treasury Securities.........................   $2,247,953        $   1,500       $  (18,300)       $ 2,231,153
Federal Reserve Bank Stock.......................      217,700                                              217,700
Federal Home Loan Bank Stock.....................      681,400                                              681,400
                                                    ----------       ----------       ----------        -----------

Total............................................   $3,147,053       $    1,500       $  (18,300)       $ 3,130,253
                                                    ==========       ==========       ==========        ===========

The amortized cost and approximate fair value of debt securities by contractual maturity are shown below.

                                                         September 30, 1998                December 31, 1997
                                                      ----------------------               -----------------
                                                             (unaudited)
                                                      Amortized          Fair          Amortized          Fair
                                                          Cost          Value              Cost           Value
                                                      ---------      ----------       ----------       ----------
Due Within One Year............................      $1,499,205      $1,504,375       $1,998,663       $1,992,770
Due in One to Five Years.......................       2,021,116       2,050,746          747,817          751,718
                                                     ----------      ----------       ----------       ----------
Total Debt Securities..........................      $3,520,321      $3,555,121       $2,746,480       $2,744,488
                                                     ==========      ==========       ==========       ==========

No sales of securities occurred in 1998, 1997 or 1996.

At September 30, 1998 and December 31, 1997 and 1996, there were no holdings of securities of any one issuer, other than the U.S. Government or U.S. Government agencies, in an amount greater than 10 percent of shareholders' equity.

At September 30, 1998 and December 31, 1997 and 1996, $2,261,000, $962,000 and
$249,760, respectively, in amortized cost of U.S. Treasury securities were pledged to secure public funds or other obligations.

                                  CNBC BANCORP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                   SEPTEMBER 30, 1998 AND 1997 (unaudited) AND
                           DECEMBER 31, 1997 AND 1996

NOTE 4 - LOANS

Loans are comprised of the following:

                                                                          September 30,                    December 31,
                                                                                  1998                1997                1996
                                                                                  ----                ----                ----
                                                                           (unaudited)

Residential Real Estate Loans....................                        $  20,155,963       $  19,931,398        $ 18,256,655
Real Estate Investment Loans.....................                           57,609,790          46,697,339          30,496,226
Business Loans...................................                           48,536,040          42,456,456          29,894,855
Personal Loans...................................                           10,439,370           9,771,403           7,882,229
                                                                          ------------        ------------        ------------
         Subtotal................................                          136,741,163         118,856,596          86,529,965
Allowance for Loan Losses........................                           (1,984,800)         (1,600,000)         (1,264,400)
Net Deferred Fees and Costs......................                             (197,724)           (178,157)           (178,712)
                                                                          ------------        ------------        ------------
Net Loans........................................                         $134,558,639        $117,078,439        $ 85,086,853
                                                                          ============        ============        ============

Activity in the allowance for loan losses for the nine months ended September 30, and the years ended December 31, is summarized as follows:

                                                                 September 30,                           December 31,
                                                                 -------------                           ------------
                                                           1998               1997                1997                1996
                                                           ----               ----                ----                ----
                                                                     (unaudited)
Beginning Balance................................     $   1,600,000      $   1,264,400      $    1,264,400       $   1,010,000
Loan Loss Provision..............................           384,800            257,700             385,600             254,400
Loans Charged Off................................                                                  (50,000)
                                                      -------------      -------------      --------------       -------------
Ending Balance...................................     $   1,984,800      $   1,522,100      $    1,600,000       $   1,264,400
                                                      =============      =============      ==============       =============


Information regarding impaired loans is as follows for the nine months ended September 30, 1998 and 1997, and the years ended December 31:

                                                                   September 30,                            December 31,
                                                               1998               1997                1997                1996
                                                               ----               -----               ----                ----
                                                          (unaudited)
Average Investment in
Impaired Loans...................................    $      205,000           $119,000          $  150,806           $       -
Interest Income Recognized
During Impairment................................             7,661              6,590               9,412                   -
Cash Basis Interest Income
Recognized on Impaired Loans.....................          -                      -                    -                     -

Information regarding impaired loans at September 30 and at December 31 is as follows:

                                                                       September 30,                      December 31,
                                                                          1998                      1997               1996
                                                                          ----                      ----               ----
                                                                       (unaudited)
Impaired Loans with No Allowance
for Losses Allocated.............................                  $           -             $     100,000       $      -
Impaired Loans with Allowance
for Loan Losses Allocated........................                         194,000                  101,894              -
Amount of Allowance for Loan Losses
Allocated to Impaired Loan Balance...............                         100,000                   50,000              -

                                  CNBC BANCORP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                  SEPTEMBER 30, 1998 AND 1997 (unaudited) AND
                           DECEMBER 31, 1997 AND 1996


NOTE 5 - RELATED PARTY TRANSACTIONS

In the ordinary course of business, certain of the executive officers and directors of Bancorp and the Bank have loan and deposit relationships with the Bank. The aggregate dollar amount of loans outstanding was $5,613,000, $5,511,000 and $4,814,000 at September 30, 1998 (unaudited), December 31, 1997 and 1996. These amounts are net of portions sold to other financial institutions of $238,000, $214,000 and $622,000 at September 30, 1998 (unaudited), December
31, 1997 and 1996. Total deposit balances were $4,242,000, $8,203,000 and
$6,679,000 at September 30, 1998 (unaudited), December 31, 1997 and 1996.

Activity for related party loans is as follows:

                                                              September 30,        December 31,
                                                                       1998                1997
                                                                       ----                ----
                                                                (unaudited)
Beginning of Period..............................                $5,511,000          $4,814,000
New Loans........................................                 1,583,000           2,304,000
Repayments.......................................                (1,481,000)         (1,607,000)
                                                                 ----------          ----------
End of Period....................................                $5,613,000          $5,511,000
                                                                 ==========          ==========


NOTE 6 - PREMISES AND EQUIPMENT

Premises and equipment is summarized as follows:

                                                              September 30,                     December 31,
                                                                       1998                1997                1996
                                                                       ----                ----                ----
                                                                (unaudited)

Land and Building................................                $1,624,435          $1,599,639
Leasehold Improvements...........................                                                       $   102,831
Equipment, Software and Furniture................                   726,486             660,081             489,088
                                                                 ----------          ----------         -----------
                                                                  2,350,921           2,259,720             591,919

Less Accumulated Depreciation....................                  (508,315)           (396,340)           (310,717)
                                                                 ----------          ----------         -----------

Premises and Equipment, Net......................                $1,842,606          $1,863,380         $   281,202
                                                                 ==========          ==========         ===========

On June 1, 1997, the Bank purchased the building in which its office is located. The Bank occupies approximately 40 percent of the building, with the remaining space leased to other businesses. Occupancy expense for September 30, 1998 and 1997 (unaudited) is shown net of rental income received of $160,801 and $62,869. Rental income received during the year ended December 31, 1997 totaled $113,386. Prior to June 1, 1997, the Bank leased its office space. Lease expense for 1997 and 1996 was $54,791 and $97,582, respectively.

                                  CNBC BANCORP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                  SEPTEMBER 30, 1998 AND 1997 (unaudited) AND
                           DECEMBER 31, 1997 AND 1996



NOTE 7 - DEPOSITS

Total interest bearing deposits are comprised of the following classifications:

                                                               September 30,                   December 31,
                                                                       1998                1997                1996
                                                                       ----                ----                ----
                                                                (unaudited)

Interest Bearing Demand..........................             $  14,493,420       $   9,169,345        $ 10,547,348
Savings..........................................                49,225,257          39,483,320          24,075,924
Time, Balances Under $100,000....................                31,488,308          27,646,361          20,173,140
Time, Balances $100,000 and Over.................                29,625,759          25,914,961          21,807,895
                                                               ------------        ------------        ------------
Total Interest Bearing Deposits..................              $124,832,744        $102,213,987        $ 76,604,307
                                                               ============        ============        ============

Total deposit accounts with balances of $100,000 and over, including non interest-bearing demand accounts, totaled $83,821,000, $66,559,000 and $49,694,000 at September 30, 1998 (unaudited), and December 31, 1997 and 1996. The Bank accepts time deposits from customers outside its primary market area, which are primarily solicited through a national rate-listing network. The total balances of these time deposits were $32,385,000, $27,952,000 and $17,720,000 at September 30, 1998 (unaudited), December 31, 1997 and 1996. At September 30, 1998 (unaudited) and December 31, 1997, the average weighted remaining maturity of these deposits was 11 months and 14.5 months and the weighted average interest rate paid was 5.99 percent and 6.17 percent.

Stated maturities of time deposits were as follows:

                          September 30, 1998                 December 31, 1997
                          ------------------                 -----------------
                             (unaudited)
1998                         $17,593,000                      $  35,871,000
1999                          30,935,000                         12,681,000
2000                          11,342,000                          4,902,000
2001                           1,131,000                            107,000
2002                             113,000
                             -----------                      -------------
Total                        $61,114,000                      $  53,561,000
                             ===========                      =============

NOTE 8 - BORROWINGS

Borrowings consisted of the following:
                                                               September 30,                 December 31,
                                                                       1998            1997                1996
                                                                       ----            ----                ----
                                                                (unaudited)
FHLB Term Advances...............................              $  4,500,000        $  2,282,609        $  3,065,217
FHLB Mortgage Matched Advances...................                 4,323,826           4,577,873           1,818,832
Loan Payable.....................................                 2,000,000           2,000,000
                                                                -----------        ------------        ------------

Total............................................               $10,823,826        $  8,860,482        $  4,884,049
                                                                ===========        ============        ============

                                  CNBC BANCORP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                  SEPTEMBER 30, 1998 AND 1997 (unaudited) AND
                           DECEMBER 31, 1997 AND 1996


NOTE 8 - BORROWINGS (Continued)

Term advances and mortgage matched advances from The Federal Home Loan Bank ("FHLB") are used as a longer term funding source. Mortgage matched advances with maturities ranging from 10 to 20 years are utilized to fund specific fixed rate loans with certain prepayment of principal permitted without penalty. Term advances cannot be prepaid without penalty. At September 30, 1998 (unaudited) and December 31, 1997, required principal payments are as follows:

                                           Principal                                 Weighted Average
                                           Payments                                    Interest Rate
                                           --------                                    -------------
                           September 30, 1998     December 31, 1997      September 30, 1998      December 31, 1997
                           ------------------     -----------------      ------------------      -----------------
                              (unaudited)                                   (unaudited)
     1998                  $       89,581           $  1,747,198               6.25%                   5.84%
     1999                         729,143                712,234               6.21%                   6.22%
     2000                       1,204,103              1,186,182               6.22%                   6.22%
     2001                       1,502,997                495,127               5.70%                   6.36%
     2002                       1,415,888                395,524               5.65%                   6.32%
     2003 & thereafter          3,882,114              2,324,217               6.45%                   6.54%
                             ------------           ------------
     Total                   $  8,823,826           $  6,860,482
                             ============           ============

On May 1, 1997, Bancorp borrowed $2,000,000 from another financial institution. The proceeds were utilized to purchase subordinated notes of Commerce National Bank. The interest rate on the loan adjusts every 90 days for the first two years at 2.50 percent over the 90-day U.S. Treasury bill rate. Only interest payments are required for the first two years. On May 1, 1999, the rate will adjust to a fixed interest rate of 2.50 percent over the 5-year U.S. Treasury note rate and Bancorp will be required to make equal monthly principal and interest payments calculated on a 96-month amortization. The loan is unsecured; however, Bancorp has agreed not to pledge its ownership interest in Commerce National Bank stock during the term of the loan.

Additionally, a $4 million cash management advance revolving line of credit was approved with the FHLB. At September 30, 1998 (unaudited), December 31, 1997 and 1996, no advances were outstanding on the line. Available collateral for all FHLB advances totaled $37,366,000 at September 30, 1998 (unaudited), and $33,953,000 at December 31, 1997 and consists of a blanket pledge of all first mortgage loans secured by 1-4 family residential properties and all FHLB stock.


NOTE 9 - INCOME TAXES

The components of the provision for income taxes are as follows:

                                                                        September 30,                     December 31,
                                                                   1998             1997              1997             1996
                                                                   ----             ----              ----             ----
                                                            (unaudited)      (unaudited)

Current  ........................................          $    843,600     $    639,850      $    858,200      $   604,448
Deferred ........................................              (142,000)        (104,000)         (113,000)         (31,800)
                                                           ------------     ------------      ------------      -----------
Total Income Tax Expense.........................          $    701,600     $    535,850      $    745,200      $   572,648
                                                           ============     ============      ============      ===========

                                  CNBC BANCORP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                  SEPTEMBER 30, 1998 AND 1997 (unaudited) AND
                           DECEMBER 31, 1997 AND 1996



NOTE 9 - INCOME TAXES (Continued)

Total income tax expense differed from the amounts computed by applying the U.S. Federal income tax rate of 34 percent to income before income taxes as a result of the following:

                                                                        September 30,                     December 31,
                                                                   1998             1997              1997             1996
                                                                   ----             ----              ----             ----
                                                            (unaudited)

Tax Expense at Statutory Rate of 34%.............           $   689,710      $   523,051       $   727,555      $   556,043
         Increase in Taxes Resulting from
            Nondeductible Expenses...............                11,890           12,799            17,645           16,605
                                                            -----------      -----------       -----------      -----------
                Income Tax Expense...............           $   701,600      $   535,850       $   745,200      $   572,648
                                                            ===========      ===========       ===========      ===========

Deferred tax assets and liabilities at September 30, 1998 (unaudited), and December 31, 1997 and 1996 are comprised of the following:

                                                          September 30,                December 31,
                                                                   1998             1997              1996
                                                                   ----             ----              ----
                                                            (unaudited)
Deferred Tax Assets
         Allowance for Loan Losses...............           $   666,000      $   535,000       $   413,000
         Deferred Compensation Expense...........                86,000           65,000            59,000
         Deferred Loan Fees......................                15,000           22,000            33,000
         Other...................................                 3,000            1,000             6,000
                                                            -----------      -----------       -----------
                Total............................               770,000          623,000           511,000

Deferred Tax Liabilities
         Cash Basis Reporting....................               (55,000)         (73,000)         (101,000)
         Nontaxable Stock Dividend...............               (89,000)         (71,000)          (47,000)
         Accumulated Depreciation................               (28,000)         (29,000)          (23,000)
         Other...................................               (34,000)         (16,000)          (14,000)
                                                            -----------      -----------       -----------
                Total............................              (206,000)        (189,000)         (185,000)
                                                            -----------      -----------       -----------
                Total, Net.......................           $   564,000      $   434,000       $   326,000
                                                            ===========      ===========       ===========


NOTE 10 - COMMON STOCK WARRANTS

In connection with the initial stock offering in 1991, warrants were issued to all shareholders. Each warrant is freely transferable and entitles the holder to purchase a share of common stock at $5.68 per share. The warrants will expire on October 10, 2000, and are subject to adjustment for stock splits, stock dividends, and similar transactions. At September 30, 1998 (unaudited), December 31, 1997 and 1996, 61,754, 64,612 and 69,878 warrants were issued and outstanding. In 1998 (unaudited), 1997 and 1996, 2,856, 5,266 and 7,480 warrants were exercised. In connection with the formation of CNBC Bancorp, all fractional warrants were rounded up to the nearest whole warrant resulting in the issuance of an additional 14.8 warrants.

                                  CNBC BANCORP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                  SEPTEMBER 30, 1998 AND 1997 (unaudited) AND
                           DECEMBER 31, 1997 AND 1996

NOTE 11 - STOCK OPTION PLANS

Stock option plans are used to reward employees and directors and provide them with an additional equity interest in Bancorp. Options granted prior to 1996 have a 20 year expiration and were 100 percent vested on the grant date. Options granted in 1996 and later were issued with a 10 year expiration with vesting occurring over either a 3- or 5-year period, depending on the employee's years of service. At September 30, 1998 (unaudited) and December 31, 1997, 18,265 and 19,280 shares were authorized for future grants. Information about option grants follows. Amounts have been adjusted to reflect the 2-for-1 stock split declared by Bancorp in January, 1998.

                                                        Number          Weighted-average
                                                      of Options         Exercise Price
                                                      ----------         --------------

Outstanding, Beginning of 1996...................     141,260                $ 7.56
Granted  ........................................       8,460                 15.38
                                                       -------               ------
Outstanding, End of 1996.........................     149,720                  8.00
Granted..........................................      10,120                 18.71
Exercised........................................      (2,860)                 7.76
                                                      -------                ------
Outstanding, End of 1997.........................     156,980                  8.70
Granted (unaudited)..............................         950                 25.11
                                                      -------                ------
Outstanding, September 30, 1998 (unaudited)           157,930                  8.81
                                                      =======                ======

Options exercisable totaled 140,930, 140,930 and 141,260 at September 30, 1998 (unaudited), and December 31, 1997 and 1996.

SFAS No. 123, which became effective for 1996, requires pro forma disclosures for companies that do not adopt its fair value accounting method for stock-based employee compensation. Accordingly, the following pro forma information presents net income and earnings per share had the Standard's fair value method been used to measure compensation cost for stock option plans. No compensation cost was recognized for stock option plans for 1998 (unaudited), 1997 or 1996. All information has been adjusted to reflect the 2-for-1 stock split.

                                                             September 30,                       December 31,
                                                          1998              1997             1997              1996
                                                          ----              ----             ----              ----
                                                   (unaudited)       (unaudited)
Net Income as Reported     .................       $1,326,959         $1,002,537          $1,394,669        $1,062,773
Pro Forma Net Income       .................       $1,305,589         $  995,568          $1,385,377        $1,062,773

Basic Earnings per Share as Reported........       $     1.19         $      .95          $     1.31        $     1.02
Pro Forma Basic Earnings Per Share..........       $     1.17         $      .94          $     1.30        $     1.02

Diluted Earnings per Share as Reported......       $     1.08         $      .86          $     1.21        $      .95
Pro Forma Diluted Earnings per Share........       $     1.06         $      .86          $     1.20        $      .95

All options are granted at the market price of the stock on the date of grant. For options granted during 1998 (unaudited), 1997 and 1996, the weighted-average fair values at grant date were calculated to be $6.72, $5.85 and $5.56. Options granted in 1997 and 1996 were awarded as of December 31. Thus, no pro forma compensation cost is disclosed in the year of the grant due to the vesting schedule discussed above.

The fair value of options granted during 1998 (unaudited), 1997 and 1996 is estimated using the following weighted-average information: risk-free interest rate of 4.77%, 5.75% and 6%, expected life of 10 years, no expected volatility of stock price, and an expected dividend yield of 1% per year.

                                  CNBC BANCORP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                    SEPTEMBER 30, 1998 AND 1997 (unaudited)
                         AND DECEMBER 31, 1997 AND 1996

NOTE 11 - STOCK OPTION PLANS (Continued)

The following table summarizes information about stock options outstanding at December 31, 1997:

                                                                       Weighted-Average
   Range of                                                                    Remaining         Weighted-Average
   Exercise Prices              Outstanding         Exercisable          Contractual Life          Exercise Price
   ---------------              -----------         -----------          ----------------          --------------
    $ 5.68 - $  7.28              80,630                80,630               14.4 Years                  $ 6.74
    $ 8.18 - $ 10.75              57,770                57,770               16.6 Years                  $ 8.67
    $15.38 - $ 20.00              18,580                 2,530                9.5 Years                  $17.19

NOTE 12 - COMMITMENTS AND CONTINGENCIES

There are various contingent liabilities that are not reflected in the financial statements, including claims and legal actions arising in the ordinary course of business. In the opinion of management, after consultation with legal counsel, the ultimate disposition of these matters is not expected to have a material effect on financial condition or results of operations.

At September 30, 1998 (unaudited), and December 31, 1997 and 1996, reserves of $995,000, $915,000 and $814,000 were required as deposits with the Federal Reserve or as cash on hand. These reserves do not earn interest.

Some financial instruments are used in the normal course of business to meet the financing needs of customers and to reduce exposure to interest rate changes. These financial instruments include commitments to extend credit and standby letters of credit. These involve, to varying degrees, credit and interest-rate risk in excess of the amount reported in the financial statements.

Exposure to credit loss if the other party does not perform is represented by the contractual amount for commitments to extend credit, standby letters of credit, and financial guarantees written. The same credit policies are used for commitments and conditional obligations as are used for loans.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the commitment. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Some of the commitments are expected to expire without being used; therefore, the total commitments do not necessarily represent future cash requirements. Standby letters of credit and financial guarantees written are conditional commitments to guarantee a customer's performance to a third party.

A summary of the notional or contractual amounts of financial instruments with off-balance-sheet risk is as follows:

                                                          September 30,                December 31,
                                                                   1998          1997              1996
                                                                   ----          ----              ----
                                                            (unaudited)

Approved, Unadvanced Lines of  Credit............           $30,544,000      $22,415,000       $19,920,000
Unadvanced Draw Notes............................             7,816,000        5,403,000         4,824,000
New Loan Commitments:
         Secured by Real Estate..................             8,757,000        8,026,000         1,911,000
         Other...................................             4,041,000        3,136,000         4,222,000
Letters of Credit................................             1,329,000          532,000           177,000
Available Lines for Credit Cards.................             1,052,000          941,000

                                  CNBC BANCORP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                  SEPTEMBER 30, 1998 AND 1997 (unaudited) AND
                           DECEMBER 31, 1997 AND 1996

NOTE 13 - FAIR VALUES OF FINANCIAL INSTRUMENTS

The following table shows the estimated fair value of financial instruments and the related carrying values. Items that are not financial instruments are not included. These would include, among others, such items as property and equipment, and intangible value of the Bank's customer base and profit potential.

                                                       September 30,                           December 31,
                                                            1998                      1997                       1996
                                                            ----                      ----                       ----
                                                  Carrying         Fair     Carrying         Fair     Carrying         Fair
                                                     Value        Value        Value        Value        Value        Value
                                                     -----        -----        -----        -----        -----        -----
                                               (unaudited)  (unaudited)
Financial Assets                                                             (In Thousands)
----------------
Cash and Equivalents........................     $  24,371    $  24,371    $  15,060    $  15,060     $ 14,740     $ 14,740
Securities Available for Sale...............         4,921        4,921        4,051        4,051        3,130        3,130
Loans, Net of Allowance for Loan Losses.....       134,559      137,606      117,078      117,493       85,087       85,068
Accrued Interest Receivable.................           820          820          642          642          505          505

Financial Liabilities
---------------------
Demand and Savings Deposits.................     $ (82,883)   $ (82,883)   $ (65,544)   $ (65,544)   $ (48,395)  $  (48,395)
Time Deposits...............................       (61,114)     (61,675)     (53,561)     (53,734)     (41,981)     (42,102)
Borrowings..................................       (10,824)     (10,855)      (8,860)      (8,953)      (4,884)      (4,813)
Accrued Interest Payable....................          (210)        (210)        (192)        (192)        (151)        (151)

For purposes of the above disclosures of estimated fair value, the following assumptions were used. The estimated fair value for cash and cash equivalents is considered to approximate cost. The estimated fair value for securities is based on quoted market values for the individual securities or for equivalent securities. Carrying value is considered to approximate fair value for accrued interest receivable, for deposit liabilities subject to immediate withdrawal, and for accrued interest payable. The fair values of loans, time deposits, and borrowings are approximated by calculating the sum of the carrying value for amounts that contractually reprice at intervals less than six months and the present value of cash flows using an estimated market discount interest rate for amounts that reprice less frequently than every six months. The fair values of unrecorded commitments at September 30, 1998 (unaudited), and December 31, 1997 and 1996 are not material.

While these estimates are based on management's judgment of the appropriate evaluation factors, there is no assurance that were such items liquidated the estimated fair values would necessarily have been realized. The estimated fair values should not be considered to apply at subsequent dates.

NOTE 14 - REGULATORY MATTERS

Payment of dividends is subject to various regulatory restrictions. The Office of the Comptroller of the Currency ("OCC") must approve the declaration of any dividends for the Bank in excess of available retained earnings and in excess of the sum of profits for the year combined with the Bank's retained earnings from the two preceding years, less any required transfer to surplus.

The Bank is subject to regulatory capital requirements administered by the OCC. Capital adequacy guidelines and prompt corrective action regulations involve quantitative measures of assets, liabilities, capital and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators about components, risk weightings, and other factors, and the regulators can lower classifications in certain cases. Failure to meet adequately capitalized requirements could result in regulatory action that could have a direct material effect on the financial statements.

                                  CNBC BANCORP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                  SEPTEMBER 30, 1998 AND 1997 (unaudited) AND
                           DECEMBER 31, 1997 AND 1996


NOTE 14 - REGULATORY MATTERS (Continued)

The prompt corrective action regulations provide five regulatory capital classifications. Each classification has established minimum guidelines for three different capital ratios which must all be met to enable the Bank to qualify for that classification. The minimum requirements for these classifications, which are not intended to represent overall financial condition, are as follows:

                                         Capital
                                      Weighted Assets
                                      ---------------       Tier 1 Capital
                                        Total    Tier 1    to Average Assets
                                        -----    ------    -----------------
Well capitalized                          10%      6%              5%
Adequately capitalized                     8%      4%              4%
Undercapitalized                           6%      3%              3%
Significantly capitalized                  *       *               *
Critically undercapitalized                *       *               *

*The significantly undercapitalized category fails to meet any one of the three minimums specified for undercapitalized, but has tangible equity above 2% of total assets. The critically undercapitalized category fails to maintain tangible equity equal to or exceeding 2% of total assets.

The Bank met the requirements of a well capitalized institution as defined above, at September 30, 1998 (unaudited), December 31, 1997 and 1996. If the Bank's capital classification were to change to adequately capitalized, it would need to obtain regulatory approval to continue to accept brokered deposits.

At September 30, 1998 (unaudited), and December 31, 1997 and 1996 actual capital levels (in millions) and minimum required levels were as follows:

                                                                                        Minimum Required
                                                                                            To Be Well
                                                 Actual                                     Capitalized
                                                 Amount              Ratio          Amount              Ratio
                                                 ------              -----          ------              -----
September 30, 1998 (unaudited)
Total capital to risk weighted assets...          $14.9              10.9%           $13.7              10.0%
Tier 1 capital to risk weighted assets..           $9.7               7.1%            $8.2               6.0%
Tier 1 capital to average assets........           $9.7               6.1%            $8.0               5.0%

December 31, 1997
Total capital to risk weighted assets...          $13.7              12.1%           $11.3              10.0%
Tier 1 capital to risk weighted assets..           $8.6               7.6%            $6.8               6.0%
Tier 1 capital to average assets........           $8.6               6.5%            $6.6               5.0%

December 31, 1996
Total capital to risk weighted assets...           $8.4              10.8%            $7.8              10.0%
Tier 1 capital to risk weighted assets..           $7.5               9.6%            $4.7               6.0%
Tier 1 capital to average assets........           $7.5               7.5%            $5.0               5.0%

During 1998, Bancorp's consolidated assets surpassed $150 million for the first time. As a result, the Federal Reserve will monitor the consolidated capital position of Bancorp in addition to the capital position of the Bank. At September 30, 1998 (unaudited), Bancorp qualified as adequately capitalized, with a total capital to risk weighted assets ratio of 9.7%, tier 1 capital to risk weighted assets of 8.5% and a tier 1 capital to average assets ratio of 7.3%.

                                  CNBC BANCORP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                  SEPTEMBER 30, 1998 AND 1997 (unaudited) AND
                           DECEMBER 31, 1997 AND 1996


NOTE 15 - PARENT COMPANY FINANCIAL STATEMENTS

The following are condensed parent company only financial statements for CNBC Bancorp. The statements of income and cash flows for 1996 represent the period from the date Bancorp was formed through December 31, 1996.

BALANCE SHEETS

                                                          September 30,                December 31,
                                                                   1998             1997              1996
                                                                   ----             ----              ----
                                                            (unaudited)
ASSETS
Cash and Cash Equivalents with Subsidiary........         $     145,360    $     182,635    $       91,344
Short Term Investments...........................                                                  900,125
                                                            -----------      -----------       -----------
Total Cash and Cash Equivalents..................               145,360          182,635           991,469
Investment in subsidiary:
     Equity......................................             9,744,256        8,648,134         7,456,556
     Subordinated Notes..........................             3,700,000        3,700,000
Other Assets.....................................                86,344          128,748            39,447
                                                            -----------      -----------       -----------
     Total Assets................................           $13,675,960      $12,659,517       $ 8,487,472
                                                            ===========      ===========       ===========

LIABILITIES
Loan Payable.....................................          $  2,000,000     $  2,000,000       $      -
Other Liabilities................................                16,200          177,853           190,225
                                                            -----------      -----------       -----------
     Total Liabilities...........................          $  2,016,200     $  2,177,853       $   190,225
                                                           ============     ============       ===========

SHAREHOLDERS' EQUITY
Common Stock.....................................             8,365,273        8,349,051         7,297,557
Retained Earnings................................             3,271,487        2,133,913         1,010,790
Unrealized Gain/(Loss) on Securities
Available for Sale...............................                23,000           (1,300)          (11,100)
                                                            -----------      -----------       -----------
     Total Liabilities and Shareholders' Equity..           $13,675,960      $12,659,517       $ 8,487,472
                                                            ===========      ===========       ===========

INCOME STATEMENTS
                                                                   Nine Months Ended                      Years Ended
                                                                       September 30,                      December 31,
                                                                   1998             1997              1997             1996
                                                                   ----             ----              ----             ----
                                                            (unaudited)      (unaudited)
Income
     Dividends from Subsidiary...................          $    200,000     $    133,000      $    183,000      $ 1,107,884
     Interest Income.............................               204,649          105,855           167,050              806
                                                            -----------      -----------       -----------      -----------
         Total Income............................               404,649          238,855           350,050        1,108,690
Expenses
     Interest Expense............................               114,311           66,371           105,292            -
     Other Expense...............................                16,801           12,619            16,417            2,724
                                                            -----------      -----------       -----------      -----------
Income Before Income Taxes and Equity in
Undistributed Net Income of Subsidiary...........               273,537          159,865           228,341        1,105,966
Income Tax Expense...............................                18,400            9,100            15,450             (652)
                                                            -----------      -----------       -----------      -----------
Income Before Equity in Undistributed Net
Income of Subsidiary.............................               255,137          150,765           212,891        1,106,618
Undistributed Net Income of Subsidiary...........             1,071,822          851,772         1,181,778       (1,005,810)
                                                            -----------      -----------       -----------      -----------
Net Income.......................................             1,326,959        1,002,537         1,394,669          100,808
Change in Unrealized Gains/(Losses) on
Securities Held for Sale.........................                24,300            9,800             9,800            2,800
                                                            -----------      -----------       -----------      -----------
Comprehensive Income.............................            $1,351,259       $1,012,337        $1,404,469     $    103,608
                                                             ==========       ==========        ==========     ============

                                  CNBC BANCORP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                  SEPTEMBER 30, 1998 AND 1997 (unaudited) AND
                           DECEMBER 31, 1997 AND 1996


NOTE 15 - PARENT COMPANY FINANCIAL STATEMENTS (Continued)

STATEMENTS OF CASH FLOWS

                                                                    Nine Months Ended                     Years Ended
                                                                       September 30,                       December 31,
                                                                   1998             1997              1997             1996
                                                                   ----             ----              ----             ----
                                                               (unaudited)      (unaudited)

Cash Flows from Operating Activities
     Net Income..................................            $1,326,959       $1,002,537        $1,394,669       $  100,808
     Adjustments to Reconcile Net Income to
     Net Cash from Operating Activities
     Undistributed Net Income of Subsidiary......            (1,071,822)        (851,772)       (1,181,778)         885,810
     Amortization................................                 6,030            6,030             8,040              658
     Change in Other Assets and Liabilities......                13,691          (30,904)          (64,293)         (34,389)
                                                            -----------       ----------       -----------       ----------
         Net Cash Provided by
         Operating Activities....................               274,858          125,891           156,638          952,887

Cash Flows from Investing Activities
     Purchase of Subordinated Notes..............                             (2,700,000)       (3,700,000)
                                                            -----------       ----------       -----------       ----------
     Net Cash Used for Investing Activities......                     -       (2,700,000)       (3,700,000)               -

Cash Flows from Financing Activities
     Cash Dividends Paid to Shareholders.........              (328,355)        (316,966)         (316,966)
     Proceeds from Loan Payable..................                              2,000,000         2,000,000          160,000
     Loan Principal Payments.....................                                                                  (160,000)
     Proceeds from Stock Sales...................                16,222           53,018         1,051,494           38,582
     Stock Subscriptions Received................                                261,600
                                                            -----------       ----------       -----------       ----------
     Net Cash (Used for) Provided By
         Financing Activities....................              (312,133)       1,997,652         2,734,528           38,582
                                                            -----------       ----------       -----------       ----------

Net Change in Cash and Cash Equivalents                         (37,275)        (576,457)         (808,834)         991,469

Cash and Cash Equivalents
     Beginning of Year...........................               182,635          991,469           991,469                -
                                                            -----------       ----------       -----------       ----------
     End of Year.................................           $   145,360       $  415,012       $   182,635       $  991,469
                                                            ===========       ==========       ===========       ==========

                                   APPENDIX A
                                   ----------

                         STOCK SUBSCRIPTION APPLICATION

                                  CNBC BANCORP

BY EXECUTING THIS STOCK SUBSCRIPTION APPLICATION, THE UNDERSIGNED ACKNOWLEDGES HAVING RECEIVED, READ AND UNDERSTOOD THE CNBC BANCORP PROSPECTUS DATED DECEMBER ___, 1998 TOGETHER WITH ALL APPENDICES (THE "PROSPECTUS"), AND THE UNDERSIGNED AGREES TO THE TERMS OF THE SUBSCRIPTION AGREEMENT, APPENDIX B TO THE PROSPECTUS, WHICH IS INCORPORATED HEREIN BY REFERENCE.

         The undersigned is aware that the purchase of the Common Shares involves a high degree of risk.

         The undersigned hereby subscribes for and offers to purchase the number of Common Shares, no par value, of CNBC Bancorp ("Common Shares"), set forth below, upon the terms and conditions specified in the Prospectus and Subscription Agreement at a purchase price of $28 per share. All subscriptions must be for a minimum of 100 shares. NO FRACTIONAL SHARES WILL BE ISSUED.

         The undersigned acknowledges and agrees that this Application constitutes an irrevocable offer and may not be withdrawn without the consent of CNBC Bancorp. If any subscription is accepted only in part, any portion of funds not required for partial subscription will be returned to the subscriber together with interest actually earned on such portion. If any subscription is declined, subscription funds will be returned upon declination, with any interest actually earned thereon.

         If this offering of Common Shares by CNBC Bancorp is canceled in its entirety or the Company rejects the Application, this offer to purchase and subscribe shall become void and any payments received from the subscriber will be returned in full plus any actual interest earned on the amount returned. All such refunds will be mailed immediately upon termination of the offering or rejection of the Application.

         SUBSCRIPTIONS MAY BE MADE BY COMPLETING AND SIGNING THIS STOCK SUBSCRIPTION APPLICATION IN TRIPLICATE AND DELIVERING ALL THREE COPIES TO: CNBC BANCORP, 100 EAST WILSON BRIDGE ROAD, WORTHINGTON, OHIO 43085, BY 5:00 P.M., EASTERN STANDARD TIME, WITHIN 90 DAYS OF THE DATE OF THE OFFERING, UNLESS THIS DATE IS EXTENDED OR SHORTENED BY CNBC BANCORP, IN ITS DISCRETION. THE STOCK SUBSCRIPTION APPLICATION MUST BE DELIVERED TOGETHER WITH A COMPLETED FORM W-9 AND THE FULL AMOUNT OF THE PURCHASE PRICE FOR THE SHARES SUBSCRIBED, IN UNITED STATES DOLLARS, BY CHECK, BANK DRAFT, OR MONEY ORDER, MADE PAYABLE TO "CNBC BANCORP".

         SHARE REGISTRATION. PLEASE CHECK AS APPROPRIATE AND WRITE OUT THE WAY IN WHICH SHARES ARE TO BE REGISTERED:

                  [ ]  INDIVIDUAL

                  [ ] JT TEN -- as joint tenants with right of survivorship and not as tenants in common

                  [ ]  TEN COM -- as tenants in common

                  [ ]  TEN ENT -- as tenants by the entireties

Registration Name:_____________________________________________________________

CHECK AS APPROPRIATE AND, IF CHECKED, COMPLETE AS INDICATED:

                  [ ] Uniform Gifts to Minors Act

                           -        Name of custodian:_________________________

                           - Custodian for _____________ under Uniform Gifts to Minors Act, State of ____________.

                   [ ] IRA, SEPP or Keogh Account #

                           -        Brokerage Firm:____________________________

                           -        Broker:____________________________________

                           -        Broker's Phone #:__________________________

                           -        Custodian Firm

                           -        Mailing Address of Broker or Custodian

                                    -------------------------------------------
                                    -------------------------------------------

                                    -------------------------------------------


Date of Subscription:  ___________________________________

Number of Shares:  ________________________________________

Amount of Subscription $: __________________________________

Social Security Number or Tax ID Number or Registered owner(s):______________

Address of Registered Owner

------------------------------------

------------------------------------

------------------------------------

Telephone Numbers

         Day:     ________________________________

         Evening: ________________________________


Funds Received from:  __________________________________________________

Check or Money Order number:____________________________________________

         UPON CLOSING, ALL FUNDS RECEIVED FOR SUBSCRIPTIONS, WHICH ARE ACCEPTED BY CNBC BANCORP, SHALL BECOME CAPITAL OF CNBC BANCORP TOGETHER WITH INTEREST THEREON. THESE SECURITIES ARE NOT DEPOSITS AND ARE NOT INSURED BY THE FDIC.

         I have read and hereby agree to the terms of this Application and of the Subscription Agreement (Appendix B of the Prospectus), which is incorporated herein by reference.

                                      Signature of Purchaser

                                      _______________________________________

                                   APPENDIX B
                                   ----------
                                  CNBC BANCORP

                       COMMON STOCK SUBSCRIPTION AGREEMENT

         This Common Stock Subscription Agreement (the "Agreement") is entered into by CNBC Bancorp, an Ohio corporation ("the Company"), and each signatory (the "Purchaser") to a Subscription Application (the "Application"), which has been accepted by the Company in whole or in part.

SECTION 1.  THE TERM OF THE OFFERING

         The Prospectus is dated December ___, 1998. The Offering commences this date and shall remain open for up to 90 days except as follows: At the discretion of the Company, this Offering may be terminated early at any time, or may be extended by up to 30 days. Any extension or early termination of this Offering is at the discretion of the Company.

SECTION 2.  AUTHORIZATION AND SALE OF COMMON STOCK

         2.1 AUTHORIZATION. The Company will authorize the issuance of up to 125,000 shares of its no par value Common Stock (the "Shares") for sale and issuance to investors including Purchaser. Subject to the terms and conditions hereof and to acceptance by the Company, the Company will issue and sell to Purchaser a portion of the Shares, as hereinafter provided, and Purchaser will purchase the same from the Company at a purchase price of $28.00 per share.

         2.2 SUBSCRIPTION. Purchaser shall subscribe to purchase ____ Shares hereunder by executing and delivering an Application to the Company together with a check payable to "CNBC Bancorp," in the amount of the purchase price, together with a completed IRS Form W-9, Request for Taxpayer Identification Number and Certification. The Company's address is:

                  CNBC Bancorp
                  100 East Wilson Bridge Road
                  Worthington, Ohio 43085

SECTION 3.  ACCEPTANCE BY THE COMPANY

         3.1 IRREVOCABLE OFFER. Purchaser acknowledges that his/her/its execution of the Application constitutes an irrevocable offer to purchase Shares as herein indicated and that the Company may accept such offer in whole or in part of may reject it in its entirety.

         3.2 NOTICE OF ACCEPTANCE OR REJECTION. The Company shall notify Purchaser in writing as to the extent to which Purchaser's offer is accepted, not later than thirty days after the closing of the Offering. To the extent Purchaser's offer is not accepted by the Company, concurrently with such declination, Commerce National Bank as Impound Agent will return Purchaser's unaccepted funds together with interest actually earned thereon.

SECTION 4.  PAYMENT INTO IMPOUND ACCOUNT; CLOSING

         4.1 COMMERCE NATIONAL BANK AS IMPOUND AGENT. All funds received from Subscribers for the Company's Shares, which meet the conditions of the Application and of this Agreement, will be deposited in a Commerce National Bank Savings Account (the "Impound Account"). The Impound Account will be maintained by the Bank as Impound Agent in the manner provided in this Agreement ("the Bank as Impound Agent").

         4.2 CLOSING. At the address noted above, the Company will close the Offering at its discretion within 90 days of the date of the Offering, unless it chooses to extend the Offering by 30 days, in which case it will close the offering within 120 days of the date of the Offering. On the closing date, subscription purchase monies in the Impound Account (including any interest earned thereon) relating to Applications accepted by the Company shall be released to the Company in full.

         4.3 DELIVERY OF STOCK CERTIFICATES. The Company will mail to Purchaser, within 30 business days after closing date, a stock certificate, registered in Purchaser's name, representing the respective Shares subscribed, against delivery of the purchase price and any interest thereon.

SECTION 5.  REPRESENTATION AND WARRANTIES OF THE PURCHASER

         By signing the Application, the Purchaser represents and warrants to the Company, with respect to the purchase of the Shares, as follows:

         5.1 INVESTMENT. Purchaser is acquiring Shares for investment for Purchaser's own account, not as a nominee or agent except as indicated in the Application, and not with the view to, or for resale in connection with, any distribution thereof.

         5.2 LIMITED PUBLIC MARKET. Purchaser understands that only a limited public market now exists for any Shares to be issued by the Company, and that the Company has made no assurances that a ready public market will ever exist for the Shares.

         5.3 ACCESS TO DATA. Purchaser acknowledges receipt of and has read the Company's Prospectus dated December ___, 1998 to which this Agreement is appended.

         5.4 TAX CONSEQUENCES. Purchaser has reviewed with his/her/its own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents, and understands that Purchaser (and not the Company) shall be responsible for Purchaser's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

SECTION 6.  CONDITIONS TO THE COMPANY'S OBLIGATION TO CLOSE

The Company's obligation to close the purchase and sale of Shares hereunder shall be subject to the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Purchaser in Section 3 hereof shall be true and correct in all respects when made, and shall continue to be true and correct in all respects on the closing date.

                  (b) MINIMUM PURCHASE. The Company shall have received and accepted from Purchaser a subscription to purchase at least 100 Shares.

                  (c) GOOD FUNDS ON DEPOSIT. The Company as Impound Agent shall be holding on deposit funds equal to at least the purchase price of the Shares to be issued.

                  (d) COMPLIANCE WITH SECURITIES LAWS. The Company and its counsel shall have determined to their satisfaction, for the benefit of the Company and not of Purchaser, that the sale of the Shares to each Purchaser complies with all applicable securities laws.

                  (e) APPROVALS AND PERMITS. The Company shall have received any approval or permit that is deemed necessary or advisable by the Company or its counsel.

SECTION 7.  RETURN OF THE SUBSCRIPTION FUNDS

         7.1 DECLINED SUBSCRIPTION. See 3.2 (Notice of Acceptance or Rejection). If the Company does not accept an Application for any reason, then the Company shall, within one business day of its decision to decline, return to the subscriber the subscription amount, plus any interest actually earned by the respective subscription amount. Such refunds shall be mailed to the attention of the subscriber at the address shown on the subscription application.

         7.2 TERMINATION OF OFFERING. If for any reason whatsoever, the Offering does not close by 90 days from the date of the Offering (or by 30 days thereafter, if the Company elects to extend the Offering), the Company will deliver written notice of such determination to Purchaser, and will immediately return to Purchaser the amount of his/her/its deposit plus any interest actually earned thereon.

         7.3 TAX REPORTING. In the event that the Impound Account is distributed pursuant to Section 5b, above, the Bank as Impound Agent shall, as to each Subscriber, file Forms 599 and 1099 with the State of Ohio and the Internal Revenue Service, respectively.

SECTION 8.  UNPAID CHECKS

         In the event that any check received by the Bank as Impound Agent is returned unpaid by the drawee bank, the Bank as Impound Agent may return the check with the related Application and a notice declining the subscription.

SECTION 9.  RIGHTS OF THE BANK AS IMPOUND AGENT

         9.1 CONFLICTING DEMANDS. If conflicting demands are made or notices served upon the Bank as Impound Agent with respect to the Impound Account, the Bank as Impound Agent shall be entitled to refuse to comply with any such claim or demand and to suspend performance of this Agreement so long as such disagreement shall continue; in so doing the Bank as Impound Agent shall not be or become liable for damages or interest to any person (including but not limited to Subscribers) for failure to comply with such conflicting or adverse demands. The Bank as Impound Agent shall be entitled to continue so to refrain and refuse so to act until:

                  (i) The rights of the adverse claimants have been finally adjudicated in a court assuming and having jurisdiction of the parties and/or the money, papers, and property involved in the claim or demand; and/or

                  (ii) All differences have been settled by mutual agreement and the Bank as Impound Agent has been notified of the settlement in writing, signed by all of the interested persons.

         9.2 DEPOSITORY. The Bank as Impound Agent shall act as a depository only and is not responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of any instrument deposited with it pursuant to this Agreement, or with respect to the form or execution of any such instrument, or the identity, authority, or rights of any person executing or depositing any such instrument.

         9.3 WRITTEN NOTICE. No notice, demand or change of instructions shall be of any effect unless made in a writing signed by all parties to the Application and mailed or delivered to an authorized officer of the Bank as Impound Agent at its office in Worthington, Ohio.

         9.4 ENTITLEMENTS. The Bank as Impound Agent:

                  (i) shall be entitled to consult with legal counsel and shall not be liable for any action taken or omitted by that counsel;.

                  (ii) shall not, by act, delay, omission or otherwise, be deemed to have waived any rights or remedies under this Agreement unless such waiver is in a writing signed by the Bank as Impound Agent; a waiver by the Bank as Impound Agent of any right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any future occasion.

         9.5 GOOD FAITH. The Bank as Impound Agent shall not be liable for any action taken or omitted to be taken in good faith, and shall be liable only for its own gross negligence or willful misconduct;

         9.6 RELIANCE. The Bank as Impound Agent shall be entitled to rely on any paper, request, certificate, schedule, notice or other document which it in good faith believes to be genuine and to have been signed or adopted by the proper party or parties;

         9.7 RISK. The Bank as Impound Agent shall under no circumstances be required to risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

         9.8 DUTY. The Bank as Impound Agent shall have no duties or responsibilities except those expressly set forth in this Agreement, and the permissive right of the Bank as Impound Agent to do things or omit to do things as set forth in this Agreement shall not be construed as a duty.

SECTION 10.  MISCELLANEOUS

         10.1 NOTICE. Any notice, report, demand, waiver or consent required or permitted to this Agreement shall be in writing and shall be given by prepaid first class mail, addressed as follows:

                  CNBC Bancorp
                  100 East Wilson Bridge Road
                  Worthington, Ohio 43085

         10.2 GOVERNING LAW. Any disputes arising under this Agreement shall be governed in all respects by the laws of the State of Ohio.

         10.3 SURVIVAL. The representatives, warranties, covenants and agreements made herein and in the Subscription Application shall survive the closing of the transactions contemplated hereby.

         10.4 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         10.5 ENTIRE AGREEMENT; AMENDMENT. This Agreement, its attachments and the other documents, including particularly the Application, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

         10.6 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand, messenger or facsimile, addressed (a) if to a Purchaser, at such Purchaser's address set forth on the signature page of the Application, or at such other address as such Purchaser shall have furnished to the Company in writing, or (b) if to the Company, to its address set forth in Section 11.1 of this Agreement and addressed to the attention of the President, or at such other address as the Company shall have furnished to the Purchasers, with copy sent to M. Patricia Oliver, Squire, Sanders & Dempsey L.L.P., 4900 Key Tower, 127 Public Square, Cleveland, Ohio 44114.

         10.7 EXPENSES. The Company and the Purchaser shall each bear its own expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

         10.8 COUNTERPARTS. The Application may be executed in counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

         10.9 SEVERABILITY. In the event that any provision of this Agreement or the Application becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

         10.10 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         10.11 FINDER'S FEE. The Company and each Purchaser agree to indemnify and hold each other harmless from and liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or such Purchaser or any of their respective officers, agents, representatives or employees is responsible in connection with this transaction.

         10.12 FORM W-9. Purchaser will complete, execute and deliver to Impound Agent, Form W-9, Request for Taxpayer Identification Number and Certification.

Form W-9

(Rev. December 1996)                           REQUEST FOR TAXPAYER                     Give form to the
                                      IDENTIFICATION NUMBER AND CERTIFICATION           requester. Do NOT
Department of the Treasury                                                              send to the IRS.
Internal Revenue Service
-----------------------------------------------------------------------------------------------------------------------
PLEASE PRINT OR TYPE

Name (if a joint account or you changed your name, see SPECIFIC INSTRUCTIONS on page 2.)


-----------------------------------------------------------------------------------------------------------------------
Business name, if different from above. (See SPECIFIC INSTRUCTIONS on page 2.)


-----------------------------------------------------------------------------------------------------------------------
CHECK appropriate BOX:    [ ] Individual/Sole proprietor   [ ] Corporation   [ ] Partnership  [ ] Other - ..........
-----------------------------------------------------------------------------------------------------------------------
Address (number, street, and apt. or suite no.)


-----------------------------------------------------------------------------------------------------------------------

City, State, And ZIP Code


-----------------------------------------------------------------------------------------------------------------------
Requester's name and address (optional)




-----------------------------------------------------------------------------------------------------------------------
TAXPAYER IDENTIFICATION NUMBER (TIN)
-----------------------------------------------------------------------------------------------------------------------

Enter your TIN in the appropriate box. For individuals, this is your social        Social Security number
security number (SSN). However, if you are a resident alien OR a sole              -------------------------------
proprietor, see the instructions on page 2. For other entities, it is your                   -     -
employer identification number (EIN). If you do not have a number, see HOW TO      -------------------------------
GET A TIN on page 2.
                                                                                            OR
NOTE: IF the account is in more than one name, see the chart on page 2 for
guidelines on whose number to enter.                                               Employer identification number


                                                                                   -------------------------------
                                                                                         -
                                                                                   -------------------------------

-----------------------------------------------------------------------------------------------------------------------

List account number(s) here (optional)



-----------------------------------------------------------------------------------------------------------------------

FOR PAYEES EXEMPT FROM BACKUP WITHHOLDING (See the instructions on page 2.)

-----------------------------------------------------------------------------------------------------------------------
-
-----------------------------------------------------------------------------------------------------------------------
CERTIFICATION
-----------------------------------------------------------------------------------------------------------------------
Under penalties of perjury, I certify that:

1.    The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me) and

2.    I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, (c) the IRS has notified me that I am no longer subject to backup withholding.

CERTIFICATION INSTRUCTIONS.- You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. (See the instructions on page 2.)

-----------------------------------------------------------------------------------------------------------------------
Sign  |
Here  |   Signature -                                                      Date -
-----------------------------------------------------------------------------------------------------------------------

PURPOSE OF FORM.-A person who is required to file an information return with the IRS must get your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

     Use Form W-9 to give your correct TIN to the person requesting it (the requester) and, when applicable, to:

     1. Certify the TIN you are giving is correct (or you are waiting for a number to be issued),

     2. Certify you are not subject to backup withholding, or

     3. Claim exemption from backup withholding if you are an exempt payee.

NOTE: If a requester gives you a form other than a W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

WHAT IS BACKUP WITHHOLDING?--PERSONS making certain payments to you must withhold and pay to the IRS 31% of such payments under certain conditions. This is called "backup withholding." Payments that may be subject to backup withholding include interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

     If you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return, payments you receive will not be Subject to backup withholding. Payments you receive
WILL be subject to backup withholding if:

     1. You do not furnish your TIN to the requester, or

     2. The IRS tells the requester that you furnished an incorrect TIN, or

     3. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

     4. You do not certify to the requester that you are not subject to backup withholding under 3 above (for reportable interest and dividend accounts opened after 1983 only), or


     5. You do not certify your TIN when required. See the Part III instructions on page 2 for details.

     Certain payees and payments are exempt from backup withholding. See the Part II instructions and the separate
INSTRUCTIONS FOR THE REQUESTER OF FORM W-9.


PENALTIES

FAILURE TO FURNISH TIN. -- IF you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

MISUSE OF TINS.-If the requester discloses or uses TINs in violation of Federal law, the requester may be subject to civil and criminal penalties.


-----------------------------------------------------------------------------------------------------------------------

                              Cat. No. 10231X                                               Form W-9   (Rev. 12-96)

Form W-9 (Rev. 12-96)                                                    Page 2
--------------------------------------------------------------------------------

SPECIFIC INSTRUCTIONS

NAME. -- If you are an individual, you must generally enter the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security
Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

If the account is in joint names, list first and then circle the name of the person or entity whose number you enter in Part I of the form.

Sole Proprietor.-You must enter your INDIVIDUAL name as shown on your social security card. You may enter your business, trade, or "doing business as" name on the BUSINESS NAME line.

Other Entities. -- Enter the business name as shown on required Federal tax documents. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or "doing business as" name on the business name line.

PART I-TAXPAYER IDENTIFICATION NUMBER (TIN)

You must enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see HOW TO GET A TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, using your EIN may result in unnecessary notices to the requester.

NOTE: See the chart on this page for further clarification of name and TIN combinations.

HOW TO GET A TIN.- IF you do not have a TIN, apply for one immediately. To apply for an SSN, get FORM SS-5 from your local Social Security Administration office. Get FORM W-7 to apply for an ITIN or FORM SS-4 to apply for an EIN. You can get Forms W-7 and SS-4 from the IRS by calling 1-800-TAX-FORM (1-800-829-3676).

IF you do not have a TIN, write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, you will generally have 60 days to get a TIN and give it to the requester. Other payments are subject to backup withholding.

NOTE: Writing "Applied For" means that you have already applied for a TIN OR that you intend to apply for one soon.



PART II - FOR PAYEES EXEMPT FROM BACKUP WITHHOLDING

Individuals (including sole proprietors) are NOT exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. For more information on exempt payees, see the separate Instructions for the Requester of Form W-9.

     If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding. Enter your correct TIN in
Part I, write "Exempt" in Part II, and sign and date the form.

     IF you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester a completed FORM W-8, Certificate of Foreign Status.



PART III - CERTIFICATION

For a joint account, only the person whose TIN is shown in Part I should sign (when required).

     1. INTEREST, DIVIDEND, AND BARTER EXCHANGE ACCOUNTS OPENED BEFORE 1984 AND BROKER ACCOUNTS CONSIDERED Active DURING 1983. You must give your correct TIN, but you do not have to sign the certification.

     2. INTEREST, DIVIDEND, BROKER, AND BARTER EXCHANGE ACCOUNTS OPENED AFTER 1983 AND BROKER ACCOUNTS CONSIDERED INACTIVE DURING 1983. You must sign the certification or backup withholding will apply. IF you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

     3. REAL ESTATE TRANSACTIONS. You must sign the certification. You may cross out item 2 of the certification.

     4. OTHER PAYMENTS. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. "Other payments" include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services (including attorney and accounting fees), and payments to certain fishing boat crew members.

     5. MORTGAGE INTEREST PAID BY YOU, ACQUISITION OR ABANDONMENT OF SECURED PROPERTY, CANCELLATION OF DEBT, OR IRA CONTRIBUTIONS. You must give your correct TIN, but you do not have to sign the certification.

PRIVACY ACT NOTICE

Section 6109 of the Internal Revenue Code requires you to give your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states, and the District of Columbia to carry out their tax laws.

You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.



WHAT NAME AND NUMBER TO
GIVE THE REQUESTER


---------------------------------------------------------------------------
For this type of account:                     Give name and SSN of:
---------------------------------------------------------------------------

  1.  Individual                              The individual

  2.  Two or more                             The actual owner of the
      individuals (joint                      account or, if combined
      account)                                funds, the first individual
                                              on the account (1)

  3.  Custodian account of                    The minor (2)
      a minor (Uniform
      Gift to Minors Act)

  4.  a. The usual revocable                  The grantor-trustee (1)
         savings trust
         (grantor is also
         trustee)

      b. So-called trust                      The actual owner (1)
         account that is not
         a legal or valid trust
         under state law

  5.  Sole proprietorship                     The owner (3)


---------------------------------------------------------------------------
For this type of account:                     Give name and EIN of:
---------------------------------------------------------------------------

  6.  Sole proprietorship                     The owner (3)

  7.  A valid trust, estate, or               Legal entity (4)
      pension trust

  8.  Corporate                               The corporation

  9.  Association, club,                      The organization
      religious, charitable,
      educational, or other
      tax-exempt
      organization

10.   Partnership                             The partnership

11.   A broker or registered                  The broker or nominee
      nominee

12.   Account with the                        The public entity
      Department of Agriculture
      in the name of a public
      entity (such as a state or
      local government, school
      district, or prison) that
      receives agricultural
      program payments
---------------------------------------------------------------------------



(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

(2) Circle the minor's name and furnish the minor's SSN.

(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your SSN or EIN (if you have one).

(4) List first and circle the name of the legal trust, estate, or pension trust (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

                              PART II TO FORM SB-2
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As authorized by Section 1701.13(E) of the Ohio Revised Code, Section 33 of the Company's Code of Regulations ("Section 33") provides that directors and officers of the Company may, under certain circumstances, be indemnified against expenses (including attorneys' fees) and from other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 33 also provides that directors and officers may also be indemnified against expenses (including attorneys' fees) incurred by them in connection with a derivative suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

         The Company has purchased director and officer liability insurance in the amount of $5 million covering its current executive officers and directors.

RECENT SALES OF UNREGISTERED SECURITIES

         In October 1997, the Company sold 50,000 Common Shares at an adjusted price of $20.00 per share to various individuals and companies, including some directors, totaling $1,000,000, in an offering exempt from registration under Rule 504 of Regulation D and Section 3(b) of the Securities Act. No underwriters were involved in the sale and no underwriting discounts or commissions were paid.

         During 1997 the Bank issued $3,700,000 of Subordinated Notes to the Company in 3 separate offerings exempt from registration under Rule 506 of Regulation D and Section 4(2) of the Securities Act. No underwriters were involved in the sale and no underwriting discounts on commissions were paid.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the estimated costs and expenses of the Company in connection with the Offering other than underwriting discounts.

         SEC Registration Fee                                  $  1,043
         Legal Fees and Expenses                                 30,000
         Accounting Fees and Expenses                             5,000
         Printing and Engraving Expenses                          2,500
         Blue Sky Fees and Expenses                               1,000
         Miscellaneous                                            4,457
                                                                -------
              Total                                             $44,000
                                                                =======


EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) EXHIBITS

         The information required by this Item 21(a) is set forth in the Index to Exhibits accompanying this Registration Statement and is incorporated herein by reference.

(b) FINANCIAL STATEMENT SCHEDULES

         The financial statement schedules listed below follow:

                                  UNDERTAKINGS

1. The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and,

    (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

5. The undersigned Registrant hereby undertakes that:

    (a) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (b) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Worthington and State of Ohio on December 11, 1998.

                              CNBC BANCORP,
                              an Ohio corporation


                              By:  /s/ Thomas D. McAuliffe
                                 ---------------------------------------
                                       Thomas D. McAuliffe
                                       Chief Executive Officer and
                                       President


                              By:   /s/ John Romelfanger
                                 ---------------------------------------
                                       John Romelfanger
                                       Vice President, Secretary and
                                       Treasurer (Principal Accounting
                                       Officer)

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned, constitutes and appoints THOMAS D. MCAULIFFE and JOHN ROMELFANGER, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form SB-2 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all such attorneys-in-fact and agents, or each of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                     TITLE                                      DATE
---------                                     -----                                      ----
/s/ Thomas D. McAuliffe
----------------------------------            Chairman of the Board of Directors,        November 17, 1998
Thomas D. McAuliffe                           President and Chief Executive Officer
                                              (Principal Executive Officer)

/s/ John Romelfanger
----------------------------------            Vice President, Secretary and Treasurer    November 17, 1998
John Romelfanger                              (Principal Financial and Accounting
                                              Officer)

/s/ Daniel M. Mahoney
---------------------------------             Director, Vice President and Senior        November 17, 1998
Daniel M. Mahoney                             Lending Officer

/s/ Loretto (Larry) V. Canini
---------------------------------             Director                                   November 17, 1998
Loretto (Larry) V. Canini

/s/ Mark S. Corna
---------------------------------             Director                                   November 17, 1998
Mark S. Corna

/s/ Jameson Crane, Jr.
---------------------------------             Director                                   November 17, 1998
Jameson Crane, Jr.

/s/ Judith A. DeVillers
---------------------------------             Director                                   November 17, 1998
Judith A. DeVillers

/s/ George A. Gummer
---------------------------------             Director                                   November 17, 1998
George A. Gummer

/s/ William L. Hoy
---------------------------------             Director                                   November 17, 1998
William L. Hoy



---------------------------------             Director                                   November __, 1998
Douglas W. James

/s/ Donald R. Kenney
--------------------------------              Director                                   November 17, 1998
Donald R. Kenney

/s/ Samuel E. McDaniel
--------------------------------              Director                                   November 17, 1998
Samuel E. McDaniel

/s/ Richard F. Ruhl
--------------------------------              Director                                   November 17, 1998
Richard F. Ruhl

/s/ David J. Ryan
--------------------------------              Director                                   November 17, 1998
David J. Ryan


--------------------------------              Director                                   November __, 1998
Peter C. Taub

/s/ John A. Tonti
--------------------------------              Director                                   November 17, 1998
John A. Tonti

/s/ Alan R. Weiler
--------------------------------              Director                                   November 17, 1998
Alan R. Weiler

/s/ Michael Wren
--------------------------------              Director                                   November 17, 1998
Michael Wren

                                  EXHIBIT INDEX




EXHIBIT #           DESCRIPTION
---------           -----------
3.1                 Articles of Incorporation of CNBC Bancorp

3.2                 Regulations of CNBC Bancorp

4.1                 Form of CNBC Bancorp Common Share Certificate

5 Opinion of Squire, Sanders & Dempsey L.L.P. as to the legality of the Common Shares being registered (including consents)

10.1 Employment Agreement dated as of March 1, 1998 by and between and among Commerce National Bank, CNBC Bancorp and Thomas D. McAuliffe

10.2 Form of Indemnification Agreement between CNBC Bancorp and its directors, officers and certain representatives

10.3                Non-Qualified Stock Option Plan

10.4                Form of Deferred Compensation Agreement

21                  Subsidiaries of CNBC Bancorp

23.1                Consent of Squire, Sanders & Dempsey L.L.P. (see Exhibit 5)

23.2                Consent of Crowe, Chizek and Company L.L.P.

24                  Power of Attorney (included in Part II of the Registration
                    Statement)

27                  Financial Data Schedule